QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WILLIAMS CONTROLS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

WILLIAMS CONTROLS, INC.
14100 SW 72nd Avenue
Portland, Oregon 97224

Dear Stockholder:

        The Board of Directors of Williams Controls, Inc. ("Williams") is soliciting your written consent to amend our certificate of incorporation. The amendments are being proposed in connection with a proposed restructuring of our capitalization. If all of the proposed amendments are approved, the proposed restructuring will result in the redemption or conversion into common stock of all of our outstanding shares of preferred stock, and a restriction on our ability to issue preferred stock in the future.

        The proposed amendments are set forth in three separate proposals. Proposal 1 consists of amendments to our Series B Preferred Stock, 15% Redeemable Convertible Series (the "Series B Preferred"). These amendments would, among other things, require the redemption of up to 98,114 shares of the Series B Preferred at the option of the holders of the Series B Preferred, at a price of $265.00 per share (the "Redemption"), and automatically convert each share of Series B Preferred remaining outstanding after the Redemption into 212.1635 shares of our common stock on the date on which less than 10,000 shares of our Series A-1 Preferred Stock, Non-Redeemable Convertible Series ("Series A-1 Preferred") remain outstanding. Proposal 2 consists of an amendment to the Series A-1 Preferred. This amendment would automatically convert each outstanding share of our Series A-1 Preferred into 152.7884 shares of our common stock on the date on which fewer than 100,000 shares of Series B Preferred remain outstanding. Proposal 3 would amend our certificate of incorporation to eliminate the "blank check" authority of our Board, which authorizes our Board to define the rights, powers, designations, preferences and qualifications of preferred stock prior to issuance. The elimination of the "blank check" preferred stock would require a shareholder vote to amend our certificate of incorporation to authorize preferred stock before Williams would be permitted to issue any additional shares of preferred stock.

        If all of the proposed amendments are approved by our stockholders, no shares of Series B or Series A-1 Preferred would remain outstanding following the Redemption. We would no longer be required to pay dividends on the Series B Preferred, and the holders of Series B Preferred would no longer be entitled to elect a majority of our Board of Directors, although immediately following the completion of the transaction the Series B Preferred Holders will still hold a majority of the Board positions. The proposed restructuring, including each of the proposed amendments, and other related matters are more fully described in the accompanying consent solicitation statement and the appendices thereto.

        Please take the time to complete the enclosed written consent form, sign it, date it and return it in the enclosed postage-paid envelope as soon as possible. The proposed amendments to our certificate of incorporation will not be approved, and we will not be able to complete the proposed restructuring, unless we obtain the requisite approvals by our stockholders.

                      By Order of the Board of Directors,

                      Dennis E. Bunday
                      Executive Vice President, Chief Financial Officer and Secretary

September 16, 2004
Portland, Oregon

        This consent solicitation statement is dated September 16, 2004, and is first being mailed to stockholders on or about September 16, 2004.

CONSENT SOLICITATION STATEMENT

TABLE OF CONTENTS

Summary	1
Questions and Answers about This Consent Solicitation	5
Forward Looking Statements	8
The Consent Solicitation	8
Special Factors	11
Background of the proposed restructuring	11
Interests of certain persons in the proposed restructuring	15
Recommendation of the Special Committee and of our Board of Directors	15
Fairness opinion of Baird	19
Solvency opinion of Emory	26
The Proposed Restructuring	28
General	28
Proposal 1: Amendments to the Series B Preferred	28
Proposal 2: Amendment to the Series A-1 Preferred	31
Proposal 3: Amendment to our certificate of incorporation to eliminate the "blank check" preferred	32
Conditions to the proposed restructuring	33
Effect of the proposed restructuring	33
Pro forma comparison of ownership of our common stock	34
Other Elements of the Proposed Restructuring	35
Sources of funds for redemption of Series B Preferred and the proposed restructuring	35
Amendments to Management Services Agreement	37
Put/Call Option Agreement	38
Voting Agreement	40
Reconstitution of our Board of Directors	40
Registration Rights Agreements	40
Tax Consequences of the Proposed Restructuring	41
Securities Ownership of Certain Beneficial Owners and Management	43
Future Stockholder Proposals	46
Incorporation by Reference	47

i

APPENDIX A	—	Certificate of Amendment to the Series A-1 Designation
APPENDIX B	—	Certificate of Amendment to the Series B Designation
APPENDIX C	—	Certificate of Amendment to the Certificate of Incorporation
APPENDIX D	—	Fairness Opinion of Robert W. Baird & Co. Incorporated
APPENDIX E	—	Solvency Opinion of Emory Business Advisors, LLC
APPENDIX F	—	Form of Put and Call Agreement
APPENDIX G	—	Form of Designation of Series C Preferred
APPENDIX H-1	—	Form of Amended and Restated Management Services Agreement
APPENDIX H-2	—	Form of First Amendment to the Management Services Agreement (Option 1)
APPENDIX H-3	—	Form of First Amendment to the Management Services Agreement (Option 2)
APPENDIX I	—	Form of Waiver and Amendment related to the Series B Registration Rights Agreement
APPENDIX J	—	Form of Waiver related to the Series A-1 Registration Rights Agreement

ii

SUMMARY

        This summary, together with the question and answer section, highlights important information discussed in greater detail elsewhere in this consent solicitation statement. This summary may not contain all the information that is important to you. For a more complete description of the terms of the proposed restructuring, you should read carefully this entire consent solicitation statement and all of its appendices.

Williams Controls

        We are a Delaware corporation formed in 1988 and currently operate solely in the vehicle components product lines. Our product lines consist of electronic throttle control systems for the heavy truck, transit bus and off-highway markets. We also manufacture and sell pneumatic and hydraulic controls which are used primarily in trucks, utility and off-highway equipment, transit busses and underground mining machines.

        We have a significant portion of the United States market for electronic throttle control systems for heavy trucks and busses and a minor portion of the international markets for the same products. We sell the majority of our products directly to large original equipment manufacturers such as Freightliner, Volvo, Navistar and Paccar. We also sell our products through a network of independent distributors who sell to smaller original equipment manufacturers and to truck and bus owners as replacement parts.

        As used in this consent solicitation statement, unless we indicate otherwise or the context otherwise requires, the words "Williams," "the Company," "our," "we" and "us" refer to Williams Controls, Inc., a Delaware corporation, and its consolidated subsidiaries.

        Our principal corporate office is at 14100 SW 72nd Avenue, Portland, Oregon 97224, and our telephone number is (503) 684-8600.

Summary of the proposed restructuring (see page 28)

        Amendments to our certificate of incorporation are being proposed in connection with a proposed restructuring of our capitalization. If fully adopted, the proposed restructuring would result in the redemption or conversion into our common stock of all of our outstanding shares of preferred stock. The proposed amendments are set forth in three separate proposals:

  •
  Proposal 1 consists of amendments to the Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred Stock, 15% Redeemable Convertible Series (the "Series B Designation"). These amendments would require the redemption of up to 98,114 of the 153,550 shares of our Series B Preferred Stock, 15% Redeemable Convertible Series (the "Series B Preferred") currently outstanding at the option of the holders of the Series B Preferred, at a price of $265.00 per share (the "Redemption"), and automatically convert each share of Series B Preferred remaining outstanding after the Redemption into 212.1635 shares of our common stock on the date on which less than 10,000 shares of our Series A-1 Preferred Stock, Non-Redeemable Convertible Series ("Series A-1 Preferred") remain outstanding. In addition, among other things, the amendments to the Series B Preferred would eliminate the right of the holders of the Series B Preferred, voting as a separate class, to elect a majority of the members of our Board of Directors, and to receive compounding 15% dividends (payable in common stock at the option of the holder) on their shares of Series B Preferred;

  •
  Proposal 2 consists of an amendment to the Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series A-1

    Preferred Stock, Non-Redeemable Convertible Series (the "Series A-1 Designation"). This amendment would automatically convert each outstanding share of our Series A-1 Preferred Stock into 152.7884 shares of our common stock on the date that fewer than 100,000 shares of Series B Preferred remain outstanding; and

  •
  Proposal 3 would amend our certificate of incorporation to eliminate the "blank check" authority of our Board, which authorizes our Board of Directors to define the rights, powers, designations, preferences and qualifications of preferred stock prior to issuance. The elimination of the "blank check" preferred stock would require a shareholder vote to amend our certificate of incorporation to authorize preferred stock before Williams would be permitted to issue any additional shares of preferred stock.

Background of the proposed restructuring (see page 11)

        For a description of the events leading to the approval of the proposed restructuring, including the proposed amendments, by our Board of Directors and the reasons for such approval, you should refer to "Special Factors—Background of the Proposed Restructuring."

Interests of certain persons in the proposed restructuring (see page 15)

        In considering the proposed amendments, you should be aware that some of the members of our Board of Directors and executive officers may be deemed to have interests in the proposed restructuring that are different from, or in addition to, the interests of our stockholders. The members of our Board of Directors knew of these additional interests, and considered them when they approved the proposed restructuring. For a more detailed description of these interests, see "Special Factors—Interests of Certain Persons in the Proposed Restructuring."

The Special Committee (see page 15)

        Due to the interests of some of the members of our Board of Directors and executive officers in the proposed restructuring, our Board of Directors established a Special Committee, consisting of its three independent directors. The Special Committee was given responsibility for investigating and, if appropriate, negotiating the terms of a potential restructuring of the capitalization of Williams with two of our largest stockholders, American Industrial Partners Capital Fund III, L.P. ("AIP") and Dolphin Offshore Partners, L.P. ("Dolphin"). AIP, a private investment fund formed and managed by American Industrial Partners, and Dolphin together own approximately 98% of our outstanding Series B Preferred.

Recommendation of the Special Committee (see page 15)

        Based on a number of factors, including the fairness opinion received from Robert W. Baird & Co. Incorporated ("Baird") and the solvency opinion received from Emory Business Advisors, LLC ("Emory"), and the other factors set forth in the selection entitled "Special Factors—Recommendation of the Special Committee and of our Board of Directors," the Special Committee unanimously concluded that the proposed restructuring, including the proposed amendments, is fair to and in the best interests of Williams and our stockholders and recommended that our Board of Directors adopt the proposed restructuring and recommend approval of the proposed restructuring by our stockholders.

Recommendation of our Board of Directors (see page 17)

        Our Board of Directors recommends that you consent to each of the proposed amendments. In the opinion of our Board of Directors, the proposed amendments are fair to and in the best interests of Williams and its stockholders. See the section entitled "Special Factors—Recommendation of the

Special Committee and of our Board of Directors" for a more detailed discussion of the recommendation of our Board of Directors.

Opinions of Baird and Emory (see pages 19 and 26)

        The Special Committee retained Baird to render its opinion as to whether the consideration payable upon the redemption of the Series B Preferred under the proposed amendments is fair from a financial point of view to Williams. Baird delivered to the Special Committee its written opinion dated as of August 18, 2004 to the effect that, based upon and subject to the assumptions and considerations set forth in its opinion, as of the date of its opinion, that the consideration payable upon the redemption of the Series B Preferred under the proposed amendments is fair from a financial point of view to Williams.

        The Special Committee also retained Emory to render its opinion as to whether Williams would remain solvent following the completion of the proposed restructuring. Emory delivered to the Special Committee its written opinion dated as of August 18, 2004 to the effect that, based upon and subject to the assumptions and considerations set forth in its opinion, as of the date of its opinion:

  •
  The fair value of our assets exceeds our liabilities.

  •
  We will be able to pay our debts as they become due in the ordinary course of business.

  •
  We will not have unreasonably small capital for the business in which we are and will be engaged.

  •
  The fair value of our assets would exceed our total liabilities if Williams were to be dissolved immediately after the consummation of the proposed restructuring.

  •
  The funds used by Williams in the proposed restructuring will not exceed the amount by which our net assets are greater than the par value of our issued stock.

        The full text of the written opinions of Baird and Emory are attached as Appendix D and Appendix E to this consent solicitation statement, respectively, and the full text of the written options are incorporated by reference in this consent solicitation statement. You are encouraged to read the opinions in their entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Baird and Emory in connection with delivering their respective opinions. See "Special Factors—Fairness Opinion of Baird" and "—Solvency Opinion of Emory."

Conditions to the proposed restructuring (see page 33)

        In addition to stockholder approval, the proposed amendments are subject to the following conditions:

  •
  As a condition to each of the proposed amendments, we must reach agreement with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. ("Merrill Lynch"), on the terms of a new senior loan facility. The proceeds of the senior loan facility will be used to fund a portion of the redemption price for the Series B Preferred and to pay a portion of the costs incurred by Williams in connection with the proposed restructuring;

  •
  Proposals 1 and 2 are each conditioned upon the approval of Proposal 3 by our stockholders;

  •
  Proposals 2 and 3 are each conditioned upon the approval of Proposal 1 by our stockholders;

  •
  As a condition to the consent of AIP to each of the proposed amendments, we must enter into an option agreement with AIP. Under the option agreement, Williams will grant AIP an option to require Williams to repurchase up to 7 million shares of our common stock held by AIP, and

    AIP will grant Williams an option to elect to purchase shares of our common stock held by AIP. See "Other Elements of the Proposed Restructuring—Put/Call Option Agreement" for a description of the option agreement; and

  •
  As a condition to the completion of the proposed restructuring, we must amend an existing management services agreement with AIP to add Dolphin as a party to the agreement and to the management fees currently paid by the Company. See "Other Elements of the Proposed Restructuring—Amendments to Management Services Agreement" for a description of the amendments.

        If any of the conditions to a proposed amendment is not satisfied or waived, the proposed amendment will not be filed by our Board of Directors with the Delaware Secretary of State and, thus, will not become effective. If either Proposal 1 or 3 do not become effective, then the proposed restructuring will not occur. Proposals 1 and 3 may become effective if Proposal 2 is not approved as long as the other conditions outlined above are satisfied.

Effect of the proposed restructuring (see page 33)

        If all of the proposed amendments are approved, we will be required to offer to redeem up to 98,114 shares of the Series B Preferred at the price of $265 per share on the date which is three days after the date of filing of the amendment to the Series B Preferred (the "Redemption Date"). The holders of the Series B Preferred will have the option whether to accept our offer to redeem the Series B Preferred shares or to continue to hold their shares of Series B Preferred until converted into shares of our common stock. However, all of the Series B Preferred shareholders have entered into a Voting Agreement whereby they have agreed to vote their shares in favor of the proposed amendment, so that AIP will be the only Series B Preferred stockholder to redeem its shares. If the maximum number of shares of Series B Preferred are redeemed, we will be required to pay $26,000,210 for the shares redeemed.

        If at least 53,551 shares of Series B Preferred are redeemed on the Redemption Date, each share of Series A-1 Preferred will be automatically converted into 152.7884 shares of our common stock as fewer than 100,000 shares of Series B Preferred would remain outstanding. Approximately 11,848,740 shares of common stock will be issued upon conversion of the 77,550 shares of Series A-1 Preferred that are currently outstanding.

        Following conversion of the Series A-1 Preferred, each share of Series B Preferred not redeemed on the Redemption Date will be automatically converted into 212.1635 shares of our common stock as fewer than 10,000 shares of Series A-1 Preferred would remain outstanding. Assuming the redemption of 98,114 shares of Series B Preferred are redeemed on the Redemption Date, approximately 11,761,495 shares of common stock will be issued upon conversion of the shares of Series B Preferred.

        After the Redemption Date, our Board of Directors' authority to issue shares of "blank check" preferred stock will be eliminated. "Blank check" preferred authorizes our Board to define the rights, powers, designations, preferences and qualifications of the preferred stock without obtaining separate stockholder approvals that would otherwise be required under Delaware law. Thus, the elimination of the "blank check" preferred stock would require us to amend our certificate of incorporation prior to creating a new series of preferred stock. Our Board of Directors would remain authorized to issue shares of any series of preferred stock that exists at the time of filing of the proposed amendments, including the Series C Preferred (see "Other Elements of the Proposed Restructuring—Put/Call Option Agreement" for a description of the Series C Preferred) and any additional shares of preferred stock authorized by a vote of our stockholders.

        To pay the redemption price for the Series B Preferred, we expect to use approximately $6.5 million of our current working capital and borrow approximately $21 million under a new senior loan facility we expect to receive from Merrill Lynch in connection with the proposed restructuring. See "Other Elements of the Proposed Restructuring—Sources and Uses of Funds."

QUESTIONS AND ANSWERS ABOUT
THIS CONSENT SOLICITATION

Q:
What am I being asked to approve?

A:
You are being asked by our Board of Directors to approve proposed amendments to our certificate of incorporation, including separate proposals to amend the terms of our Series B Preferred, amend the terms of our Series A-1 Preferred and amend our certificate of incorporation to eliminate the "blank check" authority of our Board to issue preferred stock without the approval of our stockholders.

Q:
What vote is required to approve each of the proposed amendments?

A:
Only holders of record of our outstanding common stock, Series A-1 Preferred and Series B Preferred on September 1, 2004, the record date, are entitled to vote on the proposed amendments. Each proposed amendment will be voted on separately.

  Under Delaware law and our certificate of incorporation, each of the proposed amendments requires written, unrevoked consents from the holders as of the record date of a majority of the outstanding shares of common stock, Series A-1 Preferred and Series B Preferred, voting together as a single class. In addition, Proposal 1 requires written, unrevoked consents from the holders of a majority of the outstanding shares of Series B Preferred as of the record date, voting as a separate class, and Proposal 2 requires written, unrevoked consents from the holders of a majority of the outstanding shares of Series A-1 Preferred as of the record date, voting as a separate class.

Q:
How many votes do I have?

A:
Each of our stockholders will have the following number of votes:

•
One vote for each share of common stock held by the stockholder on the record date;

•
One vote for each share of common stock issuable upon conversion of the shares of Series A-1 Preferred held by the stockholder on the record date; and

•
One vote for each share of common stock issuable upon conversion of the shares of Series B Preferred held by the stockholder on the record date.

  The total number of votes that may be cast on the proposed amendments is 23,019,176 votes by the holders of common stock, 11,750,000 votes by the holders of Series A-1 Preferred and 24,939,853 votes by the holders of Series B Preferred.

Q:
Have any stockholders already agreed to vote in favor of the proposed amendments?

A:
Yes. AIP, Dolphin, R. Eugene Goodson, Dennis E. Bunday, Thomas F. Dunlap and William Morris have entered into a voting agreement in which they have agreed with each other to vote in favor of each of the proposed amendments to our certificate of incorporation. AIP, Dolphin and Messrs. Goodson, Bunday, Dunlap and Morris collectively held on the record date:

•
2,595,160 shares of our outstanding common stock, or approximately 11% of the outstanding common stock;

•
12,750 shares of our outstanding Series A-1 Preferred, or approximately 16% of the outstanding Series A-1 Preferred; and

•
153,550 shares of our outstanding Series B Preferred, or all of the outstanding Series B Preferred.

  The shares of common stock, Series A-1 Preferred and Series B Preferred held by AIP, Dolphin and Messrs. Goodson, Bunday, Dunlap and Morris on the record date represent approximately

  49% of the total number of votes entitled to be cast by our stockholders on the proposed amendments.

Q:
How will the proposed amendments affect me?

A:
The proposed amendments are part of a proposed restructuring of our capitalization. The proposed restructuring would result in the redemption or conversion into common stock of all of our outstanding preferred stock. The holders of our common stock will continue to hold the same number of shares of common stock following the restructuring. However, the proposed restructuring will affect all of our stockholders in many ways, including the following:

•
We would no longer have an obligation to pay compounding 15% dividends to the holders of Series B Preferred;

•
The holders of Series B Preferred would no longer have the right to elect a majority of our Board of Directors;

•
If all of the proposed amendments are approved and at least 53,551 shares of Series B Preferred are redeemed, we would have a single class of shares (common stock) outstanding, simplifying our capital structure;

•
Our obligation to pay management fees under an existing management services agreement with American Industrial Partners, a Delaware general partnership ("AIP Advisor"), would be reduced by 50% per annum and the term would by shortened by 23 months;

•
The number of shares of our common stock outstanding will be increased significantly, which is expected to increase the shares available for trading by our common stockholders;

•
Our stockholders would be required to approve the issuance of any shares of any new series of preferred stock, other than the Series C Preferred (which will be designated prior to the completion of the proposed restructuring);

•
Assuming this transaction closes on September 30, 2004, we expect to use approximately $6.5 million of our current working capital and borrow approximately $21 million under a new senior loan facility we expect to receive from Merrill Lynch in connection with the proposed restructuring, thereby increasing our debt payment obligations significantly, to finance the redemption of Series B Preferred and the costs of the proposed restructuring; and

•
Under the option agreement, we will be subject to an obligation to repurchase up to a maximum of 7 million shares of our common stock held by AIP. See "Other Elements of the Proposed Restructuring—Put/Call Option Agreement" for a description of the option agreement and our repurchase obligations.

Q:
What should I do now?

A:
We ask that you read this consent solicitation statement carefully, including the proposed Certificate of Amendment to the Series A-1 Designation attached as Appendix A, the proposed Certificate of Amendment to the Series B Designation attached as Appendix B and the proposed Certificate of Amendment to the Certificate of Incorporation attached as Appendix C. Then, please mail your completed written consent form in the enclosed postage-paid envelope. Williams will not be holding a stockholders meeting to request approval of the amendments to our certificate of incorporation. In order to vote on the proposed amendments, you must sign and then submit the written consent form.

  If a written consent form is executed but no indication is made as to what action is to be taken, the written consent form will be deemed to constitute a consent to adoption of all of the proposed amendments.

Q:
May I revoke my written consent?

A:
A written consent form executed by a stockholder may be revoked by executing and delivering to Williams, at the address set forth above, a written, dated revocation prior to the time that we have received approval from the holders of the requisite number of our shares of common stock, Series A-1 Preferred and Series B Preferred to adopt the proposed amendments. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective.

Q:
What will happen if I abstain from voting or fail to send in my written consent form?

A:
An abstention or failure to send in your written consent form will have the same effect as a vote against the proposed amendments.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. Failure to instruct your broker to vote your shares will have the same effect as voting against approval of each of the proposed amendments.

Q:
What are the costs of soliciting these written consents?

A:
We will pay all of the costs of soliciting these written consents. Our Board of Directors, employees or agents may solicit written consents in person or by telephone, facsimile or e-mail. We will pay these employees, directors or agents no additional compensation for these services. We will ask banks, brokers and other institutions, custodians, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute written consents. We will then reimburse them for their expenses.

Q:
Do I have appraisal rights with respect to the adoption of the proposed amendments to the certificate of incorporation?

A:
No. Under Delaware law and our certificate of incorporation, our stockholders are not entitled to appraisal rights with respect to the proposed amendments.

Q:
When will the proposed amendments become effective?

A:
If approved by our stockholders, the proposed amendments will become effective when filed with the Secretary of State of the State of Delaware. Williams will file the proposed amendments following the adoption of the proposed amendments by our stockholders once the other conditions to the proposed amendments are satisfied.

FORWARD LOOKING STATEMENTS

        This consent solicitation statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this consent solicitation statement, other than a statement of historical fact, may be a forward-looking statement. With respect to all forward-looking statements, Williams claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by those forward-looking statements.

        You can identify forward-looking statements by looking for words such as "may," "will," "anticipate," "believe," "estimate," "intend," "plan," "pro forma," "projections," "business plan," "targets," "forecasts" and "expect" and similar expressions. Variations on those or similar words, or the negatives of those words, also may indicate forward-looking statements.

        Although we believe that statements regarding our expectations contained in this consent solicitation statement are reasonable, we cannot assure you that these expectations will be achieved. You are cautioned that any forward-looking statements, including statements regarding our intent, belief or current expectations, are not guarantees of our future performance and involve risks and uncertainties, and that our actual results may differ significantly from those in the forward-looking statements.

        The forward-looking statements in this consent solicitation statement are accurate only as of its date. If our expectations change, or if new events, conditions or circumstances arise, we are not required to, and may not, update or revise any forward-looking statement in this consent solicitation statement.

THE CONSENT SOLICITATION

General

        Our Board of Directors is soliciting your written consent to amend our certificate of incorporation. The amendments are being proposed in connection with a proposed restructuring of our capitalization. If the proposed amendments are approved, the proposed restructuring will result in the redemption or conversion into common stock of all of our outstanding shares of preferred stock.

        The proposed amendments are set forth in three separate proposals. Proposal 1 consists of amendments to our Series B Preferred. Proposal 2 consists of an amendment to our Series A-1 Preferred. Proposal 3 would amend our certificate of incorporation to eliminate the "blank check" authority of our Board to issue preferred stock without approval of our stockholders.

Record Date; Outstanding Shares

        Our Board of Directors has fixed September 1, 2004 as the record date for determining the holders of the common stock, Series A-1 Preferred and Series B Preferred entitled to give written consents on the proposed amendments. At the close of business on the record date, there were 23,019,176 shares of common stock, 77,550 shares of Series A-1 Preferred and 153,550 shares of Series B Preferred outstanding.

Voting Rights; Votes Required to Approve the Proposed Amendments

        Section 228 of the General Corporation Law of the State of Delaware and the bylaws of Williams state that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, and those consents are delivered to the corporation by delivery to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

        Under Delaware law and our certificate of incorporation, each of the proposed amendments requires written, unrevoked consents from the holders of a majority of the outstanding shares of common stock, Series A-1 Preferred and Series B Preferred as of the record date, voting together as a single class. In addition, Proposal 1 requires written, unrevoked consents from the holders of a majority of the outstanding shares of Series B Preferred as of the record date, voting as a separate class, and Proposal 2 requires written, unrevoked consents from the holders of a majority of the outstanding shares of Series A-1 Preferred as of the record date, voting as a separate class. Each proposed amendment will be voted on separately.

        Each of our stockholders will have the following number of votes:

  •
  One vote for each share of common stock held by the stockholder on the record date;

  •
  One vote for each share of common stock issuable upon conversion of the shares of Series A-1 Preferred held by the stockholder on the record date; and

  •
  One vote for each share of common stock issuable upon conversion of the shares of Series B Preferred held by the stockholder on the record date.

        The total number of votes that may be cast on the proposed amendments is 23,019,176 votes by the holders of common stock, 11,750,000 votes by the holders of Series A-1 Preferred and 24,393,853 votes by the holders of Series B Preferred.

        We expect that our directors and executive officers will vote all of their shares in favor of the proposed amendments. In addition, the holders of all of our outstanding Series B Preferred, AIP, Dolphin and Messrs. Goodson, Bunday, Dunlap and Morris, have signed a voting agreement agreeing to vote in favor of the proposed amendments. See "The Proposed Restructuring—Voting Agreement" below. Although these stockholders have agreed to vote a significant number of shares in favor of adoption of the proposed amendments, their affirmative votes alone are not sufficient to approve any of the proposed amendments.

        This is a request for stockholder approval by written consent. You are requested to indicate whether you approve adoption of the proposed amendments on the written consent form enclosed for that purpose and to sign and return that form in the enclosed postage-paid envelope.

        We will not be holding a stockholders meeting to request approval of the proposed amendments. In order to vote on the proposed amendments, you must sign and submit the written consent form.

Delivery of Written Consents; Effectiveness

        After you have read this consent solicitation statement carefully, including the proposed Certificate of Amendment of the Series A-1 Designation attached as Appendix A, the proposed Certificate of Amendment of the Series B Designation attached as Appendix B and the proposed Certificate of Amendment of the Certificate of Incorporation attached as Appendix C, please complete, sign, date and mail your completed written consent form in the enclosed postage-paid envelope. We will not be holding a stockholders meeting to request approval of the amendments to our certificate of incorporation. In order to vote on the proposed amendments, you must sign and submit the written consent form.

        There is no deadline for the delivery of written consents to Williams. However, for the written consent of stockholders to be effective under Delaware law, for each of the proposed amendments, we must receive written consents from the holders of shares having the required number of votes to approve the proposed amendment within 60 days of the date of the first written consent delivered to Williams pursuant to this consent solicitation, or the written consent will not be effective and the proposed amendment will not be approved. As required by Delaware law, we will promptly notify the stockholders who have not consented to the corporate actions taken pursuant to the approved proposals.

        If a written consent form is executed but no indication is made as to what action is to be taken, the written consent form will be deemed to constitute a consent to adoption of each of the proposed amendments.

Revocation of Written Consents

        Any stockholder giving written consent in response to this solicitation may revoke it at any time before the date on which we have received written consents from the holders of the minimum number of our shares of common stock, Series A-1 Preferred and Series B Preferred necessary to approve the proposed amendments. A stockholder may revoke a written consent by filing with our corporate secretary a written notice of revocation bearing a later date than the date of the written consent. A revocation may be in any written form validly signed by the stockholder as long as it clearly states that the consent previously given is no longer effective.

        Any written notice revoking a written consent should be sent to Williams Controls, Inc., 14100 SW 72nd Avenue, Portland, Oregon, 97224, Attention: Corporate Secretary.

Notice to Beneficial Owners of Voting Shares

        Brokers may not return a written consent form for shares held in street name in favor of the proposed amendments absent instructions from the beneficial owner of such shares. If your shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for the written consent form representing your shares to be marked, dated, signed and returned. Only that institution can execute the written consent form with respect to you shares held in the name of that institution and only upon receipt of specific instructions from you. Our Board of Directors urges you to confirm in writing your instructions to the person responsible for your account.

Abstentions and Failures to Return Written Consent

        As each of the proposed amendments require affirmative consent from the holders of a majority of the outstanding shares of common stock, Series A-1 Preferred and Series B Preferred, any abstention or failure to send in your written consent form will have the same effect as a vote against the proposed amendments.

Costs of Solicitation of Written Consents

        We will bear the entire cost of preparing, assembling, printing, and mailing consent materials furnished by our Board of Directors to stockholders, which may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. In addition to the solicitation of consents by use of the mail, some of the officers, directors, significant stockholders, employees, and agents of Williams may, without additional compensation, solicit written consents in person or by telephone, facsimile or e-mail, the cost of which we will also bear.

Appraisal Rights

        Under Delaware law and our certificate of incorporation, holders of our capital stock will not be entitled to appraisal rights with respect to the amendments to our certificate of incorporation.

SPECIAL FACTORS

Background of the proposed restructuring

        In the summer of 2002, we were facing a continuing liquidity crisis. Our accounts payable were overdue, and we were operating under a forbearance with our senior lender and on a cash in advance or cash on delivery basis with all of our suppliers. We were also in default on a bridge loan, and were facing the potential loss of one of our major customers as a result of these financial problems. In response to this crisis, we considered various financing alternatives in an effort to preserve as much value for our stockholders as possible. Our Board of Directors ultimately decided to pursue equity financing from new investors. Our efforts eventually resulted in the issuance of the Series B Preferred and an exchange of the shares of a then outstanding series of preferred stock for shares of the Series A-1 Preferred. However, due to our financial situation at that time, the Series B Preferred included certain terms that have proven to be onerous for Williams, such as cumulative dividends accruing at the rate of 15% per annum, growing conversion rights, a significant management fee paid to the largest holder of the Series B Preferred in exchange for advisory services, senior liquidation preferences, mandatory redemption by Williams in 2009, and ongoing dilution of the common stock caused by growing conversion rights of the Series B Preferred.

        Despite the onerous provisions of our Series B Preferred, by the first quarter of 2004, we had strengthened our business substantially and enjoyed a growing cash position. In addition, we sold our passenger car and light truck product lines for $7,000,000. This led to several discussions among our Board of Directors relating how to best deploy our excess cash and equity in a manner most beneficial to all of our stockholders. These discussions led to a special meeting of our Board on March 24, 2004, at which our Board appointed a Special Committee, consisting of all three of our independent directors, Douglas E. Hailey, H. Samuel Greenawalt and Donn J. Viola (none of whom own any Series B Preferred Stock which is the principal focus of the proposed restructuring, but one of whom owns 250 shares of Series A-1 Preferred Stock), and charged this Special Committee with the responsibility of investigating and, if appropriate, negotiating the terms of a potential restructuring of the capitalization in which all or a part of our outstanding preferred stock would be repurchased. Mr. Hailey was appointed Chairman of the Special Committee. See the section entitled "—Recommendation of the Special Committee and of our Board of Directors" for more information relating to the Special Committee.

        Following the March 24, 2004 Board meeting, the Special Committee began to solicit proposals from investment bankers to render a fairness opinion to the Special Committee. The Special Committee received expressions of interest from Piper Jaffray, Legg Mason, Baird, Duff & Phelps, and William Blair. During the week of March 29, 2004, the Special Committee considered the need to retain its own independent counsel. After considering several different law firms with experience in advising special committees about fiduciary duties, SEC filings, and Delaware corporate law, the Special Committee selected the Portland, Oregon law firm of Farleigh Wada & Witt PC.

        On April 5, 2004, the Special Committee met in Chicago, Illinois, with its independent counsel and our Chief Financial Officer ("CFO") in order to interview prospective investment banking firms in connection with a fairness opinion and a solvency opinion relating to any recapitalization or stock redemption. At that meeting, the Special Committee's legal advisor reviewed the fiduciary duties of the members of the Special Committee and discussed the need for independent, careful deliberations and business judgment in connection with any proposed reorganization or transaction involving our stockholders and/or a recapitalization.

        On April 15, 2004 the Special Committee, after discussing the advantages and disadvantages of the three finalists for investment bankers, selected Baird for purposes of rendering a proposed fairness opinion. The Special Committee also selected Emory to review the proposed transaction and to render a solvency opinion, if appropriate. Once again, the Special Committee conferred with its independent legal advisor about deliberations, business judgment and fiduciary duties. The Special Committee also engaged in discussions regarding specific changes to the proposed engagement letters by the two investment banking firms. The Special Committee established a consensus at this meeting to consider the entire capital structure of Williams, including the possible conversion of some or all of the preferred shares in order to simplify our capital structure, reduce the high cost of dividends of the Series B Preferred, and to eliminate the future uncertainties, growing dilution of our common stock, and financial pressures caused primarily by the terms of the Series B Preferred. Discussion at that meeting included our efforts to select a lender in order to finance a possible transaction. The Company considered expressions of interest from five prospective lenders.

        The Special Committee then received a stock redemption proposal dated April 27, 2004, from AIP, the majority holder of our Series B Preferred. That proposal included a premium to be paid to AIP to redeem a portion of its Series B Preferred, but it was silent on any conversion of the remaining portion of the Series B Preferred into shares of common stock. Nonetheless, the proposal was forwarded to Baird and Emory for their initial analysis. The Special Committee met on May 3, 2004 with its legal advisor and with our CFO in order to discuss negotiating strategy with AIP. The discussions included the possibility of investigating a sale of Williams in its entirety unless the holders of the Series B Preferred were willing to convert all shares of Series B Preferred not redeemed into shares of common stock. Other possibilities included reducing the amount of the dividend on the Series B Preferred, allowing the dividend to be paid in cash in lieu of stock, and reducing ongoing management fees payable to AIP. Our CFO reported on our efforts to obtain appropriate financing and flexibility for any contemplated transaction. Further discussions continued in executive session when our CFO was asked to leave the meeting.

        Negotiations continued during the second week in May, 2004, between the Special Committee's Chairman and representatives of AIP, focusing on the Special Committee's desire to eliminate all of the Series B Preferred Shares in any proposed redemption and conversion transaction.

        The Special Committee met again on May 19, 2004, with its legal advisors and Baird in order to discuss the status of pending negotiations with AIP which might lead to an acceptable term sheet. The Special Committee then considered whether or not to redeem the Series A-1 Preferred if AIP refused to convert its remaining Series B Preferred into common stock. Elimination of the Series B Preferred continued to be a primary objective of the Special Committee. The Special Committee considered the relative fairness of a redemption premium, the cost to Williams, and it considered the financial information and comparative analysis it had received from Baird prior to the meeting. The Special Committee members inquired about the impact of the proposed transaction costs, which would create a one-time loss similar to early extinguishment of debt. The Special Committee also considered continued availability of our tax loss carry-forward. The Special Committee discussed the added expense of any redemption of the Series A-1 Preferred, which would potentially stretch the limits of our ability to finance the recapitalization. The Special Committee also deliberated on the need to reduce or eliminate AIP's management fee in connection with the proposed transaction. The Special Committee also agreed to attempt to reduce or eliminate AIP's right to elect a majority of our Board of Directors. The Special Committee then authorized its Chairman to continue negotiations with the AIP representatives and to pass along the Special Committee's objectives to AIP.

        On May 20, 2004, the Special Committee's Chairman made progress in negotiations with AIP relating to a partial redemption of the Series B Preferred and converting all remaining Series B Preferred into common stock. AIP discussed the conversion with another holder of Series B Preferred, Dolphin. In those discussions, Dolphin expressed interest in participating at the Board level of the

Company and providing advisory services to the Company and requested participation in the annual management fee paid to AIP for doing so. In consultations with our CFO, as well as the lenders being considered, the Special Committee's Chairman determined that a complete redemption of all outstanding shares of Series B Preferred was not financially feasible.

        Following these discussions among our primary Series B Preferred stockholders and the Special Committee, the Special Committee received a proposed term sheet dated May 21, 2004, which called for the redemption of up to 73% of the outstanding shares of Series B Preferred at a total redemption price of $26,000,000 to Williams, plus the conversion of the remaining shares of Series B Preferred into common. The proposal also included the creation of a new series of preferred stock, to be designated Series B-1, which would have had limited economic value but would have been entitled to elect a majority of our Board of Directors. The holders of Series B Preferred would receive shares of Series B-1 preferred upon conversion of their shares of Series B Preferred into common stock. This would have given the holders of Series B Preferred continued control over our Board following the restructuring. In addition, the entire transaction was contingent upon acceptance by the holders of 100% of the outstanding Series B Preferred, acceptable debt financing for Williams, and conversion of not less than 80% of the outstanding Series A-1 Preferred into common stock. This term sheet was considered by the Special Committee at its meeting on May 24, 2004, and the Special Committee authorized its Chairman to proceed with further negotiations substantially in accordance with the proposed term sheet. Baird participated in the meeting and answered questions by Special Committee members and commented on the potential fairness to our stockholders. The Special Committee discussions included an ongoing concern about reducing the management fees and the need to obtain agreement from all holders of Series B Preferred to convert any shares not redeemed into common stock, terminating their control over our Board.

        Negotiations continued on May 25, 2004 between the Special Committee and representatives of AIP and Dolphin. Negotiations focused on adjusting the number of shares of common stock to be issued upon conversion of the Series B Preferred in order to obtain approval from all Series B Preferred stockholders. The Special Committee considered offering a 15% conversion premium to the holders of the Series B Preferred who converted shares of Series B Preferred into Common Stock. For the next several weeks, discussions continued primarily between the primary Series B stockholders themselves relating to the redemption price, the conversion of the remaining Series B shares, the management fee, and Board representation issues.

        On June 22, 2004, the Special Committee met again with its legal advisors, Baird, Emory and our CFO in order to discuss a revised term sheet and a financial analysis of the proposed transactions. The Chairman explained at the meeting that the latest term sheet was based upon extensive negotiations between AIP and Dolphin and limitations and objectives imposed by the Special Committee. Under this latest proposal, the redemption of the Series B Preferred was capped at $27,115,400, of which $23,500,000 was to be paid to AIP and the remaining $3,600,000 would be paid to the other holders of Series B Preferred who elected to redeem. The remaining 25% of the Series B Preferred would then be converted into common stock. Special Committee members discussed the proposal extensively, and a consensus was established to attempt to reduce further the management fee and to eliminate AIP's voting control of our Board of Directors. The Special Committee queried our CFO about the cost of the transaction and the financial impact to Williams and the status of negotiations with our potential lender, now Merrill Lynch. The Special Committee authorized its Chairman to continue negotiations substantially in accordance with the revised term sheet and to receive input from Baird and Emory on the fairness and solvency issues.

        On June 25, 2004, the Chairman of the Special Committee met with representatives of AIP and Dolphin at AIP's New York offices, primarily to discuss a mechanism that would compel AIP and Dolphin to commit to converting the remainder of their Series B Preferred shares to common stock. That meeting concluded with all the parties agreeing that a put option would be granted by Williams in favor of AIP for any shares of common stock acquired by AIP upon conversion of its Series B Preferred. The next few weeks were spent discussing various put options, and consulting with our auditors, KPMG, as to the proper accounting treatment of the various put options.

        On July 8, 2004, the full Board of Directors met. They received an update on the status of the negotiations between the Special Committee and the principal Series B holders.

        On July 19, 2004, the Special Committee met with its legal advisors, Baird, Emory and our CFO to discuss a revised term sheet dated July 16, 2004. Discussion followed at that meeting relating to the addition of a "put" and "call" element, and AIP's insistence that it have a put right in exchange for giving up rights to control our Board of Directors and its liquidation preference and dividends. The Special Committee then considered the history of the negotiations, its original objectives, the fairness and benefit to our stockholders in general, and agreed to recommend to the board of directors a transaction whereby Williams would purchase up to 98,114 shares of Series B Preferred at a price of $265 per share, with each share of Series B Preferred not redeemed being converted automatically into 212.1635 shares of common stock, with any fractional shares redeemed in cash at $0.85 per common share. The Special Committee discussed that each amount is based on the number of shares of our common stock that would be issuable upon conversion of the Series B Preferred upon a change in control of Williams after taking into account the three years of accrued dividends and a 15% conversion premium to which the holders of Series B Preferred would be entitled. The Special Committee emphasized that the amendments to the Series B Preferred would be contingent upon approval by the stockholders, receipt by Williams of acceptable debt financing, filing with the SEC of an appropriate consent solicitation statement and resolution of any objections or comments by the SEC, the expiration of certain warrants to purchase common stock of Williams on July 21, 2004, the Special Committee's review and approval of the proxy statement and definitive documents, and appropriate opinions as to the fairness of the transaction and to post-closing solvency of Williams.

        On August 18, 2004, the Special Committee met to review and approve the proposed transactions based upon their review of the draft consent solicitation statement to be filed with the SEC and the underlying documents, the opinion from Baird as to the fairness, from a financial point of view, of the consideration proposed to be paid to Williams for the Series B Preferred stock, and the solvency opinion from Emory. See "—Fairness Opinion of Baird" for discussion of the fairness opinion and see "—Solvency Opinion of Emory" for a discussion of the solvency opinion. The Special Committee discussed the principal changes to the proposed transactions since its prior meeting on July 19, 2004, including the proposed amendment to the certification of incorporation to eliminate Williams' right to issue additional "blank check" preferred shares. The Special Committee determined that this change requested by one of the Series B Preferred stockholders was consistent with basic principles of corporate democracy, since any additional preferred shares would only be issued if approved by a majority vote of the common stockholders. The Special Committee then considered the need to provide additional incentive for the A-1 Preferred stockholders to convert their shares into common stock and concluded that it was appropriate to condition the mandatory conversion of the unredeemed Series B Preferred into common only if substantially all of the Series A-1 Preferred shares convert their shares into common. The Special Committee confirmed during the meeting that the per share price to be paid for redemption of the Series B Preferred is based upon conversion of each share of Series B Preferred into 212.1635 shares of common stock, which includes three years of dividends and a 15% conversion premium. For a detailed summary of the proposed transaction, see "The Proposed Restructuring." The Special Committee then carefully reviewed all of the relevant factors, including its objectives relating to the information provided by Baird and Emory, and by Williams, and it then recommended that Williams proceed with the transaction as proposed.

        On August 25, 2004, our Board of Directors met to discuss the proposed restructuring and the recommendation of the Special Committee to approve the proposed restructuring and submit the proposed amendments to our stockholders. All of the members of our Board were present, except for

Mr. Goodson, who delivered his opinion of the proposed restructuring through a written statement that was read aloud at the meeting. After a discussion of the recommendation of the Special Committee and the terms of the proposed restructuring, the members of our Board present at the meeting unanimously voted to approve the proposed restructuring and to submit the proposed amendments to our stockholders for approval.

Interests of certain persons in the proposed restructuring

        You should be aware that the directors and executive officers of Williams may have interests in the proposed restructuring that are different from or in addition to, or that might conflict with, the interests of other stockholders of Williams.

        W. Richard Bingham, a director, is the controlling stockholder of American Industrial Partners III Corporation ("AIP Corporation"), which is the general partner of American Industrial Partners III, L.P. ("AIP LP"). AIP LP is the general partner of AIP, which holds approximately 85% of the outstanding shares of our Series B Preferred. Two additional directors, Kirk R. Ferguson and Nathan L. Belden, are partners of American Industrial Partners, which formed and manages AIP. If the proposed amendments are approved, we expect that all of the shares of Series B Preferred to be redeemed by Williams following adoption of the proposed amendments will be shares of Series B Preferred held by AIP.

        In addition, three of our executive officers, Messrs. Goodson (who is also a director), Bunday and Dunlap, hold shares of our Series B Preferred. We expect the shares of Series B Preferred held by each of our executive officers to be converted into shares of our common stock if the proposed amendments are approved.

        For a description of the stock ownership of Williams, see "Securities Ownership of Certain Beneficial Owners and Management."

Recommendation of the Special Committee and of our Board of Directors

The Special Committee

        In order to consider, negotiate, deliberate and act upon the terms of potential transactions involving the partial cash redemption and conversion of our preferred shares to shares of our common stock and related issues including registration rights, voting control of the Board of Directors, and management fees, our Board of Directors established a Special Committee, consisting of its three independent directors. The Special Committee received financial advice from independent experts, and it conducted a thorough evaluation and negotiation of the proposed restructuring, including the proposed amendments.

        On August 18, 2004, the Special Committee, by unanimous vote, determined that the proposed restructuring, specifically including the proposed amendments, is fair to, and in the best interests of, all of its stockholders. The Special Committee recommended that our stockholders and our Board of Directors approve the proposed amendments to our certificate of incorporation and the related documents described in this consent solicitation statement. In reaching its determination, the Special Committee conferred with its legal advisors, Baird and Emory, consulted with our management, considered the short-term and long-term interests of Williams and its stockholders, as well as the fairness opinion presented to the Special Committee by Baird (see the section entitled "—Fairness Opinion of Baird") and the solvency opinion of Emory (see the section entitled "—Solvency Opinion of Emory").

        In reaching the foregoing decision, the Special Committee considered the following material factors in addition to other matters:

  •
  By redeeming a majority of the Series B Preferred and converting the balance into common stock, we would eliminate the continuing dilutive effect caused by the 15% cumulative (and compounding) dividends on the Series B Preferred, which were payable through conversion into shares of common stock;

  •
  The number of our issued and outstanding shares on a fully-diluted basis will be reduced by approximately one-third from 67,000,000 shares (assuming that the Series B Preferred had accrued dividends through July 1, 2005 and adding a 15% conversion premium) to 47,400,000 shares;

  •
  Our capital structure will be simplified, perhaps making Williams more attractive to potential buyers and possibly enhancing the liquidity and trading value of shares of our common stock;

  •
  AIP, as the holder of a majority of our outstanding shares of Series B Preferred, will no longer have the right to elect a majority of our Board of Directors;

  •
  The amendments to the existing management services agreement with AIP which will reduce the annual management fees payable to AIP Advisor in exchange for advisory services from $400,000 annually to $200,000 annually, the potential split of the annual management fees between AIP Advisor and an affiliate of Dolphin and the reduction in the payment period from five years to three years;

  •
  The proposed restructuring is expected to become accretive to earnings by replacing the Series B Preferred, which accumulates dividends at 15% per annum, with a more traditional lender (the expected new senior credit facility with Merrill Lynch) with an interest rate which is expected to be approximately 6% at current commercial lending rates;

  •
  Despite the option given AIP under the option agreement to require Williams to repurchase up to 7 million shares of our common stock held by AIP, our financial projections suggest that we should be able to repurchase those shares of common stock if the put is exercised after two years from the closing of the transaction;

  •
  The Special Committee's knowledge of Williams' business, its financial condition, its customer base, supplier relations, and the proposed financing arrangements caused it to conclude that the proposed transactions are superior to continuing with the uncertainties and expenses relating to the current capital structure;

  •
  The manner in which the negotiations were conducted and the numerous proposals, counter proposals, and deliberations by the Special Committee, which had exclusive authority for conducting all aspects of the process, created an arms-length negotiating process that was not controlled by AIP, Dolphin, or any other Series B Preferred stockholder. See "—Background of the Proposed Restructuring" for additional information about the negotiations and the role of the Special Committee;

  •
  The Special Committee had the ability at any stage in the process to continue with the negotiations or to terminate the negotiations and to allow Williams to retain its current capital structure;

  •
  The waiver of events of default that exist under our current registration rights agreements with our preferred stockholders will be waived, and Williams will have until June 30, 2005 in which to file appropriate registration statements;

  •
  The Special Committee also considered the likelihood that the transactions will in fact be completed based upon its extensive discussions and negotiations with the two principal Series B Preferred stockholders;

  •
  The presentations of the opinions of Baird and of Emory to the Special Committee at its meeting on August 18, 2004, eliminated two primary contingencies to the Special Committee's preliminary approval of the transaction. See "—Fairness Opinion of Baird" and "—Solvency Opinion of Emory" for a description of the opinions; and

  •
  The Special Committee also considered, and was fully aware of, the conflicts of interest in the proposed transactions with AIP and Dolphin as principal holders of shares of Series B Preferred shares, and AIP's conflict in view of its ability to elect a majority of our Board of Directors. The Company also considered conflicts of interest by certain senior officers of Williams who are also owners of the Series B Preferred.

        In addition to the foregoing factors, the Special Committee also considered disadvantages in arriving at its final decision to recommend the transaction to its stockholders, which include the following:

  •
  Under the proposed restructuring, we will potentially face a material redemption obligation after two years from the closing date, based upon the option granted to AIP to require Williams to repurchase up to 7 million shares of our common stock held by AIP. See "Other Elements of the Proposed Restructuring—Put/Call Option Agreement" for a description of the option agreement;

  •
  Our common stock has not enjoyed great liquidity in recent years, and there is no guarantee that a revised capital structure and the contemplated transactions will result in greater liquidity or a higher trading value for the shares of our common stock;

  •
  Even if the proposed restructuring is not approved by our stockholders or if other contingencies cannot be eliminated, Williams will still be required to pay additional legal, accounting, and investment banking fees which it estimates to range from approximately $650,000 to $750,000; and

  •
  If the proposed restructuring is approved, but if our financial forecasts are not realized, the put option and any defaults thereunder will give AIP the right to become preferred stockholders once again and they will have liquidation preferences and other rights superior to those of the other common stockholders. (The Company did not consider the liquidation value in determining the fairness of the proposed transactions, since it is expected that Williams will continue to operate its business as a going concern.)

        Williams will be highly leveraged from an economic standpoint. Nonetheless, the Special Committee believes that Williams will be in a position to carry out its future business strategies and to meet its cash obligations to its lenders, suppliers, employees, and to its stockholders if the transactions are approved.

Board of Directors

        Our Board of Directors consists of a majority of directors who are elected by the holders of the Series B Preferred, including three who are employed by or otherwise affiliated with AIP. On August 18, 2004, the Special Committee, by unanimous vote, determined to recommend that our Board of Directors adopt and approve the proposed restructuring, including the proposed amendments. At a meeting on August 25, 2004, our Board of Directors approved the proposed restructuring and the proposed amendments, determined to submit the proposed amendments to its stockholders for their consent and adoption and recommended that its stockholders consent to the proposed investments. See the section entitled "—Background of the Proposed Restructuring" for additional information on the Board of Director's recommendations.

        In particular, the Board of Directors passed resolutions:

  •
  authorizing, approving and adopting the proposed restructuring, including the proposed amendments;

  •
  determining that the terms of the proposed restructuring, including the proposed amendments, were fair to its stockholders; and

  •
  recommending that its stockholders approve and adopt the proposed amendments.

        Our Board of Directors believes the proposed restructuring and the proposed amendments are substantively and procedurally fair to our stockholders. In reaching these conclusions, the Board of Directors considered the unanimous recommendation and analysis of the Special Committee, as described above, and approved such recommendation and analysis in reaching the determination as to the fairness of the proposed restructuring.

        In light of the factors set forth above, and the fact that the use of a Special Committee of independent directors is a mechanism well recognized to ensure fairness in transactions of this type, our Board of Directors believes it was not necessary to retain any additional unaffiliated representative to act on behalf of our stockholders, other than the Special Committee, or to condition the approval of the proposed restructuring and the proposed amendments on the approval of at least a majority of the shares of our common stock owned by our disinterested stockholders.

        The foregoing discussion of the information and factors considered by the Special Committee and our Board of Directors is not intended to be exhaustive but, we believe, includes all material factors considered by the Special Committee and our Board of Directors. In view of the wide variety of factors considered in connection with their respective evaluations of the proposed restructuring and the complexity of these matters, the Special Committee and our Board of Directors found it impracticable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors each considered in reaching its determinations. Rather, the Special Committee and our Board of Directors each made its judgment based on the total mix of information available to it of the overall effect of the proposed restructuring on our stockholders, and the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors. The Special Committee and our Board of Directors did not attempt to distinguish between factors that support a determination that the proposed restructuring is "fair" and factors that support a determination that the proposed restructuring is in the "best interests" of our stockholders.

        Based on the factors outlined above and on the presentations of Baird and Emory to the Special Committee, the Special Committee and our Board of Directors relied on the opinion of Baird as to the fairness, from a financial point of view, of the consideration to be paid upon the redemption of the Series B Preferred and the opinion of Emory as to the solvency of Williams following the proposed restructuring, and determined that the terms of the proposed restructuring, including the proposed amendments, are fair to, and in the best interests of, Williams and our stockholders, including our common stockholders.

        Our Board of Directors believes that the proposed restructuring, including the proposed amendments, is advisable and is fair to, and in the best interests of, Williams and our stockholders. Our Board of Directors recommends that you provide your written consent to each of the proposed amendments.

Fairness opinion of Baird

        In connection with the Special Committee's consideration of the proposed restructuring, the Special Committee requested Baird's opinion as to the fairness, from a financial point of view, to Williams of the consideration payable (the "Consideration") in the redemption of the Series B Preferred (the "Redemption") based on the terms of the Redemption as set forth in this consent solicitation statement. Baird rendered no opinion with respect to any other components of the proposed restructuring or any other consideration payable in connection with any other components of the proposed restructuring.

        On August 18, 2004, Baird rendered its oral opinion (which was subsequently confirmed in writing) to the Special Committee to the effect that, subject to the contents of such opinion, including the various assumptions and limitations set forth therein, Baird was of the opinion that, as of such date, the Consideration payable by Williams in the Redemption was fair, from a financial point of view, to Williams.

        The full text of Baird's written opinion, dated August 18, 2004 which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of review undertaken by Baird in rendering its opinion, is attached as Appendix D to this consent solicitation statement and is incorporated herein by reference. Baird's opinion is directed only to the fairness, as of the date of the opinion and from a financial point of view, to Williams of the Consideration payable in the Redemption and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposals contained in this consent solicitation statement. The summary of Baird's opinion set forth below is qualified in its entirety by reference to the full text of such opinion. Williams stockholders are urged to read the opinion carefully in its entirety.

        In conducting Baird's investigation and analyses and in arriving at Baird's opinion, Baird reviewed such information and took into account such financial and economic factors as Baird deemed relevant under the circumstances. In that connection, Baird, among other things:

  •
  reviewed stand-alone and pro forma financial forecasts for the periods including 2004 through 2009 prepared by Williams (the "Forecasts");

  •
  reviewed certain publicly available information including, but not limited to, Williams' recent filings with the Securities and Exchange Commission;

  •
  reviewed the draft Williams, Inc. Terms for Redemption and Conversion of Preferred Stock, dated August 5, 2004, in the form presented to the Special Committee (the "Term Sheet"), and agreements referenced therein;

  •
  reviewed the draft consent solicitation statement dated August 16, 2004 in the form presented to the Special Committee and agreements referenced therein;

  •
  compared the financial position and operating results of Williams with those of other publicly traded companies Baird deemed relevant and considered the market trading multiples of such companies;

  •
  compared the historical market prices and trading activity of Williams' common stock with those of other publicly traded companies Baird deemed relevant;

  •
  considered the present values of Williams' stand-alone forecasted cash flows;

  •
  reviewed certain potential pro forma financial effects of the proposed transaction;

  •
  reviewed the stand-alone theoretical market value of the Series B Preferred; and

  •
  held discussions with members of Williams' senior management concerning Williams' historical and current financial condition and operating results, as well as its future stand-alone and pro forma prospects.

        Baird also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Baird deemed relevant for the preparation of this opinion. The Consideration paid in the Redemption was determined by the Special Committee.

        In arriving at its opinion, Baird assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to Baird by or on behalf of Williams. Baird was not engaged to independently verify any such information, and Baird assumes that Williams is not aware of any information prepared by it or its advisors that might be material to Baird's opinion that has not been provided to Baird. Baird assumed that:

  •
  all material assets and liabilities (contingent or otherwise, known or unknown) of Williams are as set forth its financial statements;

  •
  the financial statements provided to Baird present fairly the results of operations, cash flows and financial condition of Williams for the periods indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied;

  •
  the stand-alone and pro forma Forecasts were reasonably prepared on bases reflecting the best available estimates and good faith judgments of Williams' senior management as to Williams' future performance and Baird relied upon such Forecasts in the preparation of its opinion;

  •
  the Redemption and all other elements of the proposed restructuring as contained in the consent solicitation statement will be approved by Williams' stockholders and the proposed restructuring will be consummated in compliance with applicable law and in accordance with the terms of the consent solicitation statement without any material changes thereto; and

  •
  all material corporate, governmental, regulatory or other consents and approvals required to consummate the proposed restructuring, including without limitation all required approvals of stockholders, have been or will be obtained.

        Baird relied as to all legal matters regarding the proposed restructuring on the advice of Williams' counsel. In conducting Baird's review, Baird did not undertake, nor obtain, an independent evaluation or appraisal of any of Williams' assets or liabilities (contingent or otherwise). In each case, Baird made the assumptions above with Williams' consent.

        Baird's opinion necessarily is based upon economic, monetary and market conditions as they existed at the date of the opinion and can be evaluated on the date thereof, and Baird's opinion does not predict or take into account any changes which may occur, or information which may become available, after the date thereof. Furthermore, Baird expresses no opinion as to the price or trading range at which any of Williams' securities (including its common stock) will trade following the date of its opinion.

        Other than the fairness to Williams, from a financial point of view, of the Consideration to be paid in the Redemption, Baird expresses no opinion with respect to the Redemption, the proposed restructuring, the Term Sheet, consent solicitation statement or any other agreements or other matters provided for or contemplated by the Term Sheet or consent solicitation statement. Baird's opinion does not address the relative merits of any other transactions that may be or might have been available as an alternative to the proposed restructuring or the proposed restructuring compared to any other potential alternative transactions or business strategies considered by the Special Committee. Baird's opinion does not constitute a recommendation to any stockholder as to how any such stockholder should vote with respect to the proposals contained in this consent solicitation statement.

        The following is a summary of the material financial analyses performed by Baird in connection with rendering its opinion, which is qualified in its entirety by reference to the full text of such opinion attached as Exhibit D and to the other disclosures contained in this section. The following summary, however, does not purport to be a complete description of the financial analyses performed by Baird. The order of analyses described does not represent relative importance or weight given to the analyses performed by Baird. Some of the summaries of the financial analyses include information presented in a tabular format. These tables must be read together with the full text of each summary and alone are not a complete description of Baird's financial analyses. Except as otherwise noted, the following quantitative information is based on market and financial data as it existed on or before August 10, 2004 is not necessarily indicative of current market conditions.

        Implied Valuation and Transaction Multiples.    The price to be paid by Williams for repurchase of the Series B Preferred as set by the Special Committee is $1.249 per common equivalent share (the "per share equity purchase price"), which includes the assumption that each share of the Series B Preferred is converted into common stock according to its terms, and including three years of dividends and a 15% conversion premium. Baird calculated the implied "equity purchase price" (defined as the per share equity purchase price multiplied by the total number of diluted common shares outstanding including gross shares issuable upon the terms of the transaction and the exercise of stock options and warrants, less assumed option and warrant proceeds) to be $87.3 million. In addition, Baird calculated the implied "total purchase price" (defined as the equity purchase price plus the book value of Williams' total debt, underfunded pension liabilities and minority interests, less the present value of NOLs, cash, cash equivalents and marketable securities) to be $80.7 million.

        Baird then compared the total purchase price of $80.7 million to certain historical and projected operating results of Williams provided by Williams' senior management in order to determine the multiples implied by the total purchase price. Specifically, for Williams' latest twelve months ("LTM") ended June 30, 2004, its estimated calendar 2004 results and its projected calendar 2005 results, Baird compared the total purchase price to:

  •
  net sales;

  •
  earnings before interest, taxes, depreciation and amortization ("EBITDA"), as adjusted to exclude non-recurring charges; and

  •
  earnings before interest and taxes ("EBIT"), as adjusted to exclude non-recurring charges.

        Baird also calculated the multiples of the per share equity purchase price to (i) diluted earnings per share for LTM ended June 30, 2004, (ii) estimated calendar 2004 diluted earnings per share, and (iii) projected calendar 2005 diluted earnings per share, as provided by the senior management. Baird also calculated the multiples of the per share equity purchase price to the diluted earnings per share pro forma for the proposed restructuring for each respective period listed above. These transaction multiples on the Williams statistics as provided by Williams are summarized in the table below.

			Year Ended December 31,
	LTM 6/30/04		Estimated 2004		Projected 2005
	Implied Multiple		Implied Multiple		Implied Multiple
Net Sales	1.5	x	1.3	x	1.3	x
EBITDA	6.9		5.5		5.3
EBIT	7.6		6.1		5.9
EPS	11.6		10.8		10.0
Pro Forma EPS	N/A		9.5		8.1

        Williams Common Stock Historical Market Prices and Trading Activity.    Baird reviewed the historical price and trading activity of Williams' common stock and noted that the high, low and average closing prices for Williams' common stock were $0.95, $0.49 and $0.68, respectively, over the last twelve months and $1.01, $0.25 and $0.56, respectively, over the last three years. Baird also noted that Williams' common stock price rose 22.0% over the last twelve months and decreased 31.5% over the last three years, underperforming an index of selected companies (listed below) over the last twelve months and over the last three years. Baird noted that Williams' common stock price may be affected by a variety of factors, including the stock's limited float and trading activity, lack of control by common stockholders, complex capital structure, and the increasing ownership and dilutive effects of the Series B Preferred.

        Williams Selected Publicly Traded Company Analysis.    Baird reviewed certain publicly available financial information and stock market information for certain publicly traded companies that Baird deemed relevant. Baird selected two groups of relevant publicly traded companies, "Transportation Equipment Companies" and "Heavy-Truck Suppliers". Baird chose these companies based on a review of publicly traded companies that possessed general business, operating and financial characteristics representative of companies in the industry in which Williams operates. The Heavy Truck Supplier group includes companies that, similar to Williams, supply Heavy-Truck Original Equipment Manufacturers (OEMs) with equipment and components or companies that are suppliers of throttle control components. The Transportation Equipment group includes Heavy-Truck OEMs that were deemed relevant due to their exposure to the Heavy-Truck production cycle and lack of exposure to light vehicle production. The two groups of selected publicly traded companies reviewed are listed below.

Transportation Equipment Companies		Heavy-Truck Suppliers
•	Navistar International Corp.	•	ArvinMeritor Inc.
•	Oshkosh Truck Corp.	•	Cummins Inc.
•	Paccar Inc.	•	Dana Corp.
•	Volvo AB	•	Eaton Corp.
•	Wabash National Corp.	•	Modine Manufacturing Co.
		•	Stoneridge Inc.
		•	Teleflex Inc.

        Baird noted that none of the companies reviewed is identical to Williams and that, accordingly, the analysis of such companies necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each company and other factors that affect the public market values of such companies.

        For each company, Baird calculated the "equity market value" (defined as the market price per share of each company's common stock multiplied by the total number of diluted common shares outstanding of such company, including net shares issuable upon the exercise of stock options and warrants). In addition, Baird calculated the "total market value" (defined as the equity market value plus the book value of each company's total debt, preferred stock and minority interests, less cash, cash equivalents and marketable securities).

        Baird then compared the total market value of each company to certain historical and projected operating results of such company in order to determine the multiples implied by the total market value. Specifically, for each company's LTM period, its estimated calendar 2004 results and its projected calendar 2005 results, Baird compared the total market value to:

  •
  net sales;

  •
  EBITDA, as adjusted to exclude non-recurring charges; and

  •
  EBIT, as adjusted to exclude non-recurring charges.

        Baird also calculated the multiples of the each company's price per share to (i) diluted earnings per share for each company's LTM period, (ii) estimated calendar 2004 diluted earnings per share, and (iii) projected calendar 2005 diluted earnings per share. Stock market and historical financial information for the selected companies was based on publicly available information as of August 10, 2004, and projected financial information was based on publicly available research reports as of such date.

        Baird then compared the transaction multiples implied in the Redemption with the corresponding trading multiples for the selected companies. A summary of the implied multiples is provided in the table below, along with the implied Redemption multiples.

			Transportation Equipment Comparable Multiples								Heavy-Truck Supplier Comparable Multiples
	Implied Redemption Multiple
			Low		Average		Median		High		Low		Average		Median		High
Net Sales
2005P	1.3	x	0.7	x	0.9	x	0.8	x	1.1	x	0.3	x	0.7	x	0.6	x	1.1	x
2004E	1.3		0.5		0.9		0.8		1.3		0.3		0.7		0.7		1.2
LTM	1.5		0.5		0.9		0.9		1.3		0.3		0.8		0.8		1.3
EBITDA
2005P	5.3	x	5.8	x	6.2	x	6.0	x	6.7	x	5.1	x	6.1	x	5.7	x	7.7	x
2004E	5.5		6.9		8.3		8.2		10.2		5.3		6.8		6.4		8.9
LTM	6.9		7.0		10.4		9.7		16.2		5.2		7.1		7.2		10.0
EBIT
2005P	5.9	x	6.5	x	8.0	x	7.9	x	9.7	x	7.1	x	8.4	x	8.3	x	9.9	x
2004E	6.1		9.9		11.3		11.2		12.7		7.5		10.3		10.0		14.6
LTM	7.6		10.9		15.8		14.5		24.4		7.5		11.8		11.9		15.1
EPS
2005P	10.0	x	8.4	x	9.6	x	9.9	x	10.3	x	8.0	x	11.4	x	10.7	x	17.0	x
2004E	10.8		11.9		13.7		13.1		17.2		9.5		13.6		11.9		20.6
LTM	11.6		14.8		18.6		18.8		22.2		8.5		15.4		15.0		24.2

        In addition, Baird used the comparable company multiples for the two groups of relevant publicly traded companies above to calculate an implied total purchase price and an implied equity value per share for Williams, and compared such values to the total purchase price and per share equity purchase price implied in the Redemption.

	Implied Equity Value per Share
	Low	Average	Median	High
Net Sales
2005P	$0.33	$0.71	$0.72	$1.09
2004E	0.33	0.76	0.75	1.22
LTM	0.32	0.74	0.71	1.15
EBITDA
2005P	$1.19	$1.42	$1.40	$1.75
2004E	1.21	1.65	1.62	2.22
LTM	0.95	1.51	1.38	2.79
EBIT
2005P	$1.38	$1.73	$1.69	$2.05
2004E	1.51	2.11	2.10	2.85
LTM	1.24	2.15	2.04	3.81
EPS
2005P	$1.01	$1.35	$1.29	$2.14
2004E	1.10	1.58	1.49	2.39
LTM	0.91	1.78	1.73	2.59

        Baird compared the implied equity values per share in the table above with the per share equity purchase price implied by the Redemption in concluding that the Consideration paid in the Redemption was fair to Williams from a financial point of view.

        Williams Selected Acquisition Analysis.    Baird reviewed certain publicly available financial information concerning completed or pending acquisition transactions that Baird deemed relevant. The group of selected acquisition transactions is listed below.

Target		Acquiror
•	Stanadyne Automotive Corp.	•	Kohlberg & Co. LLC
•	Wittke Inc.	•	Federal Signal Corp.
•	Bostrom Plc	•	Heavy Duty Holdings
•	Detroit Diesel Corp.	•	Daimler Chrysler AG
•	Western Star Trucks Holdings	•	Freightliner LLC
•	Renault V.I./Mack	•	Volvo AB
•	Transportation Technologies Industries, Inc.	• •	Investor Group Henlys Group Plc
•	Blue Bird Corporation	•	Oshkosh Truck Corp.
•	McNeilus Cos.

        Baird chose these acquisition transactions based on a review of completed and pending acquisition transactions involving target companies that possessed general business, operating and financial characteristics representative of companies in the industry in which Williams operates. Baird noted that none of the acquisition transactions or subject target companies reviewed is identical to the Redemption or Williams, respectively, and that, accordingly, the analysis of such acquisition transactions necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each subject target company and each acquisition transaction and other factors that affect the values implied in such acquisition transactions.

        For each transaction, Baird calculated the implied "equity purchase price" (defined as the purchase price per share of each target company's common stock multiplied by the total number of diluted common shares outstanding of such company, including gross shares issuable upon the exercise of stock options and warrants, less assumed option and warrant proceeds, or alternatively defined as the value attributable to the equity of a target company). In addition, Baird calculated the implied "total purchase price" (defined as the equity purchase price plus the book value of each target company's total debt, preferred stock and minority interests, less cash, cash equivalents and marketable securities).

        Baird calculated the multiples of each target company's total purchase price to its LTM EBITDA and EBIT (as adjusted for non-recurring charges). Baird also calculated multiples of each target company's equity purchase price to its LTM net income (as adjusted for non-recurring charges). Stock market and historical financial information for the selected transaction was based on publicly available information as of the announcement and/or closing date of each respective transaction.

        Baird then compared the multiples implied in the Redemption with the corresponding acquisition transaction multiples for the selected acquisition transactions. A summary of the implied transaction multiples and the implied Redemption multiples is provided in the table below.

			Comparable Acquisition Multiples
	Implied Redemption Multiple
			Low		Average		Median		High
EBITDA (LTM)	6.9	x	3.5	x	6.3	x	6.3	x	9.1	x
EBIT (LTM)	7.6		4.8		8.8		8.3		12.7
Net Income (LTM)	14.4		6.6		14.1		13.1		22.3

        In addition, Baird used the comparable acquisition multiples for the relevant acquisitions above to calculate an implied total purchase price and implied equity value per share for Williams, and compared such values to the total purchase price and per share equity purchase price implied in the Redemption.

	Implied Equity Value/Share
	Low	Average	Median	High
LTM EBITDA	$0.66	$1.15	$1.15	$1.62
LTM EBIT	0.82	1.44	1.36	2.02
LTM Net Income	0.60	1.26	1.18	1.98

        Baird compared the implied equity values per share in the table above with the per share equity purchase price implied by the Redemption in concluding that the Consideration paid in the Redemption was fair to Williams from a financial point of view.

        Williams Discounted Cash Flow Analysis.    Baird performed a discounted cash flow analysis utilizing Williams' projected unlevered free cash flows (defined as net income excluding after-tax net interest and non-recurring expenses, plus depreciation and amortization, less capital expenditures and increases in net working capital, plus/minus changes in other operating and investing cash flows) from 2004 to 2009, as provided by Williams' senior management. In such analysis, Baird calculated the present values of the projected unlevered free cash flows from 2004 to 2009 by discounting such amounts at rates ranging from 12.5% to 14.5%. Baird calculated the present values of the projected unlevered free cash flows beyond 2009 by assuming terminal values ranging from 5.0x to 7.0x year projected 2009 EBITDA. The summation of the present values of the projected unlevered free cash flows and the present values of the terminal values produced equity values ranging from $1.07 per share to $1.38 per share. Baird compared these implied per share equity values with the per share equity purchase price implied in the Redemption in concluding that the Consideration paid in the Redemption was fair to Williams from a financial point of view.

        Series B Preferred Theoretical Valuation.    Baird performed a theoretical stand-alone valuation of the Series B Preferred. This included a valuation of the present value of future dividends associated with the 15% paid-in-kind dividends associated with the Series B Preferred through 2009, discounted at discount rates ranging from 8.0% to 13.0%. This valuation also incorporated a Black-Scholes option valuation of the warrants, including the dilution factor, attached to the Series B Preferred at a series of implied Williams common stock prices. The common stock equivalent value of the Series B Preferred implied by this valuation technique across a range of current common stock prices and discount rates ranged from $1.16 per share to $2.50 per share. Baird compared these implied per share equity values with the per share equity purchase price implied in the Redemption in concluding that the Consideration paid in the Redemption was fair to Williams from a financial point of view.

        Williams Pro Forma Redemption Analysis.    Baird prepared an analysis of the pro forma financial impact of the Redemption on Williams. In conducting its analysis, Baird relied upon several assumptions, including financial projections and the Forecasts for Williams (prepared by Williams' senior management), and that the proposed restructuring is consummated as described in this consent solicitation statement. Baird compared the diluted earnings per share of Williams, on a stand-alone basis, to the diluted earnings per share of Williams pro forma for the proposed transaction. This analysis indicated that the proposed repurchase would be accretive to Williams' diluted earnings per share in fiscal years 2004 and 2005, excluding any one-time costs. The results of this pro forma analysis are not necessarily indicative of future operating results or financial position.

        The foregoing summary does not purport to be a complete description of the analyses performed by Baird or its presentations to the Special Committee. The preparation of financial analyses and a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Baird believes that its analyses (and the summary set forth above) must be considered as a whole and that selecting portions of such analyses and factors considered by Baird, without considering all of such analyses and factors, could create an incomplete view of the processes and judgments underlying the analyses performed and conclusions reached by Baird and its opinion. Baird did not attempt to assign specific weights to particular analyses. Any estimates contained in Baird's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy.

        As part of its investment banking business, Baird is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Pursuant to an engagement letter, Williams agreed to pay Baird a fee of approximately $220,000 payable upon delivery of its opinion, regardless of the conclusions reached in such opinion. In addition, Williams agreed to indemnify Baird against certain liabilities that may arise out of its engagement, including liabilities under the federal securities laws. Baird is a full service securities firm. As such, in the ordinary course of its business, Baird may from time to time trade the securities of Williams for its own account or the accounts of its customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities.

Solvency opinion of Emory

        As of August 18, 2004, Emory rendered its oral and written solvency opinion to the Special Committee of our Board of Directors. Emory's solvency opinion is attached to this proxy statement as Appendix E and sets forth the assumptions made, matters considered and certain limitations on the scope of review undertaken by Emory. Our stockholders are urged to read such opinion in its entirety.

        Emory's solvency opinion stated that, assuming the consummation of the proposed restructuring as proposed and giving consideration to all the information disclosed to Emory, all predicated on the assumptions that Williams continues in its present business and our assets are used in a going concern:

  •
  The Fair Value of our assets exceeds its liabilities.

  •
  Williams will be able to pay its debts as they become due in the ordinary course of business.

  •
  Williams will not have unreasonably small capital for the business in which it is and will be engaged.

  •
  The Fair Value of our assets would exceed our total liabilities if Williams were to be dissolved immediately after the consummation of the Transaction.

  •
  The funds used by Williams in the proposed restructuring will not exceed the amount by which our Net Assets are greater than the par value of our issued stock.

        For purposes of Emory's opinion, Emory used the definition of "Fair Value" contained in Statements of Financial Accounting Standards 133, 141, 142 and 144; and Statement of Accounting Concepts No. 7:

    . .. . the amount at which an asset (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

        Emory's analysis takes into account all asset values (tangible and intangible) as well as all liabilities and thus provides a means of determining that the Fair Value of our assets exceeds its liabilities.

        For purposes of Emory's opinion, the term "Net Assets" means the amount by which the Fair Value of our assets exceeds our liabilities. The term "Unreasonably Small Capital" relates to the ability of Williams to continue as a going concern and not lack sufficient capital for anticipated needs, including payment of liabilities arising in the ordinary course of our business as they become absolute and matured.

        In connection with Emory's solvency opinion, Emory made such reviews, analyses, and inquiries as Emory deemed necessary and appropriate under the circumstances. Among other things, Emory:

  •
  reviewed this consent solicitation statement;

  •
  reviewed the term sheet for Redemption and Conversion of Preferred Stock by Williams, dated August 5, 2004;

  •
  reviewed the draft Put and Call Agreement between Williams and AIP, as distributed August 6, 2004;

  •
  reviewed the draft Waiver and Amendment among Williams and holders of our Series A-1 Preferred Stock, as distributed August 6, 2004;

  •
  reviewed the draft Waiver and Amendment among Williams and holders of our Series B Preferred Stock, as distributed August 6, 2004;

  •
  reviewed the draft Amended and Restated Management Services Agreement among Williams, American Industrial Partners and Dolphin, as distributed August 6, 2004;

  •
  reviewed the Certificates of Amendment to the Series A-1 Designation and Series B Designation;

  •
  reviewed the commitment letter and senior secured credit facilities summary of terms between Williams and Merrill Lynch Capital, dated June 3, 2004;

  •
  reviewed our five most recent Annual Reports on Form 10-K, including audited financial statements;

  •
  reviewed our Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, and December 31, 2003;

  •
  reviewed certain operating and financial information relating to our business and prospects, including pro forma financial data for Williams through September 30, 2009, done assuming the proposed restructuring had occurred;

  •
  reviewed financial analyses prepared by Company management and by Robert W. Baird & Co. Incorporated;

  •
  reviewed historical and current price and volume trading history of our common stock;

  •
  met with certain members of our senior management to discuss its operations, historical financial statements, and future prospects;

  •
  visited our headquarters in Portland, Oregon;

  •
  reviewed publicly available financial data and stock market performance data of publicly traded companies that we considered somewhat similar to Williams;

  •
  reviewed data regarding acquisitions of entire companies we considered somewhat similar to Williams; and

  •
  conducted such other studies, analyses, inquiries, and investigations, as Emory deemed appropriate for purposes of its solvency opinion.

        Emory is a merger and acquisition advisory and valuation firm that is continually engaged in the valuation of businesses and their securities for various purposes. Emory has not provided financial services to Williams or the Special Committee prior to this engagement. Emory does not beneficially own, nor has it ever beneficially owned, any interest in Williams.

        Pursuant to a letter agreement dated April 14, 2004, the Special Committee has agreed to pay Emory a fee of $45,000, plus out-of-pocket expenses incurred in connection with rendering its solvency opinion. The Special Committee has further agreed to indemnify Emory against certain liabilities and expenses in connection with the rendering of its services.

THE PROPOSED RESTRUCTURING

General

        You are being asked to approve, by written consent, the adoption of amendments to our certificate of incorporation, including the amendments to the Series B Preferred set forth in Proposal 1, the amendment to the Series A-1 Preferred set forth in Proposal 2, and the amendment to our certificate of incorporation to eliminate the "blank check" preferred set forth in Proposal 3.

Proposal 1: Amendments to the Series B Preferred

        The amendments to the Series B Preferred set forth in Proposal 1 amend and restate the Series B Designation in its entirety. If Proposal 1 is approved and the other conditions to Proposal 1 are satisfied or waived, we will file a Certificate of Amendment to the Series B Designation, which is attached to this consent solicitation statement as Appendix B and incorporated by reference herein, with the Delaware Secretary of State. The amendments to the Series B Designation will become effective upon the filing of the Certificate of Amendment.

        The following is a summary of the proposed amendments to the Series B Preferred. This is only a summary and is subject to the full text of the amendments set forth in the proposed Certificate of Amendment to the Series B Designation.

        Redemption of the Series B Preferred.    Under the current Series B Designation, we are required to redeem all of the Series B Preferred outstanding upon the first to occur of July 1, 2009 or a change of control, unless the holders of a majority of the Series B Preferred waive the redemption requirement. The price per share required to be paid upon the redemption of the Series B Preferred currently depends on the event that triggers the redemption of the Series B Preferred. In the event of a redemption on the seventh anniversary of the issuance of the Series B Preferred, the price per share is equal to $100 plus all accrued but unpaid dividends on the Series B Preferred. In the event of a redemption upon a change in control, the price per share is equal to 115%, assuming no increase in the dividend rate, of the sum of $100 plus all accrued but unpaid dividends on the Series B Preferred. If the dividend rate increases, so does the price for redeeming the Series B Preferred. In lieu of being paid cash, the holders of the Series B Preferred may elect to convert the amount they would have received upon redemption into shares of our common stock.

        Under the amendments to the Series B Preferred set forth in Proposal 1, the existing redemption rights are deleted in their entirety and replaced with a new redemption provision. This new redemption provision requires Williams to redeem up to 98,114 shares of Series B Preferred on the date which is three days after the date of filing of the amendments to the Series B Preferred at the option of the holders of the Series B Preferred. The redemption price for any shares redeemed by Williams under the new redemption provision will be $265 per share.

        The procedure for redeeming the Series B Preferred is specified in the new redemption provisions. On or before the date which is one day after the date of filing of the amendment to the Series B Preferred, we will be required to send a notice to each holder of Series B Preferred permitting the holder to elect to have any or all of the holder's shares redeemed. Each holder of Series B Preferred will be required to deliver a redemption request to Williams within two days after the date of filing of the amendment to the Series B Preferred. If we receive redemption requests in excess of the maximum number of shares redeemable, we will redeem a pro-rata number of shares from each holder of Series B Preferred based on the total number of shares of Series B Preferred held by the holder. Any failure by a holder of Series B Preferred to deliver a redemption request within the two-day period will result in the forfeiture of the holder's right to have shares redeemed by Williams.

        Conversion into common stock.    Under the current Series B Designation, each holder of Series B Preferred has the option at any time to convert any or all of his, her or its shares into shares of our common stock. In addition, the Series B Preferred is subject to being converted into common stock at our option once (i) the shares of common stock issuable upon conversion of the Series B Preferred have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the registration is then effective, (ii) the average weekly closing bid price of the common stock as listed on the over the counter bulletin board (the "OTC Bulletin Board") or wherever the common stock then trades for each of twenty-six consecutive weeks (the "Test Period") ending no more than ten days prior to the date we deliver notice of our election to force the conversion of the Series B Preferred (the "Forced Conversion Notice Date), is greater than or equal to 200% of the then effective conversion price; (iii) each of our audited EBITDA for the most recently-ended fiscal year end and our EBITDA for the twelve month period ending on the last date of the last month preceding the Forced Conversion Notice Date exceed $12,000,000; and (iv) the average weekly trading volume of the common stock for the Test Period exceeds 2% of the shares of common stock then outstanding.

        The number of shares of common stock currently issuable upon conversion equals the number of shares of Series B Preferred being converted multiplied by the sum of $100 plus accrued and unpaid dividends then divided by a conversion price of $0.85 per share. However, in the event of a change of control prior to July 1, 2005, the number of shares of common stock issuable upon conversion will equal the number of shares of Series B Preferred being converted multiplied by the sum of $100 plus any accrued but unpaid dividends plus an amount equal to the dividends which would have accrued through July 1, 2005 had the change of control not occurred, then divided by the conversion price of $0.85 per share. The conversion price of the Series B Preferred is currently subject to certain anti-dilution protections that would result in a downward adjustment of the conversion price upon any issuances of common stock, convertible securities, options or rights issued at prices below the conversion price previously in effect or upon any stock split or stock dividend or other adjustment to the outstanding common stock. The aggregate number of shares of common stock issuable upon conversion of the outstanding shares of Series B Preferred as of the August 25, 2004, assuming no adjustment of the conversion price and no change of control, is approximately 24,939,853. As dividends accrue on the Series B Preferred, this number will continue to increase.

        The amendments to the Series B Preferred delete each of the existing conversion provisions, including the anti-dilution protections, in their entirety and adopt a new conversion provision. Under the new conversion provision, all shares of Series B Preferred that remain outstanding following redemption of Series B Preferred on the Redemption Date will be automatically converted into shares of common stock on the day upon which fewer than 10,000 shares of Series A-1 Preferred remain outstanding (the "Series B Conversion Date"). Each share of Series B Preferred will be converted into 212.1635 shares of common stock. If the maximum number of shares of Series B Preferred are redeemed, a total of approximately 11,761,495 shares of common stock will be issued upon the conversion of the remaining Series B Preferred on the Series B Conversion Date. Any fractional shares resulting from the conversion will be paid in cash at $0.85 per common share.

        Elimination of Preferential Dividends.    In preference to the payment of any dividends on any other class of our capital stock, the holders of Series B Preferred currently accrue cumulative dividends on a daily basis at the rate of 15% per annum, payable quarterly in arrears when and as declared by our Board of Directors. In the event we default by failing to pay any amounts due AIP or any of its affiliates under the terms of any agreement with AIP or any of its affiliates, and the default is not cured within 30 days, then the dividend rate for all holders of Series B Preferred will increase by five percent for any quarter during which the default continues, and for the quarter commencing after the date on which the default is cured. The Series B Designation also sets forth certain other circumstances under which the dividend rate may be increased. The dividends may be paid by Williams only with the approval of the holders of the Series B Preferred. Upon the conversion of shares of the Series B Preferred into our common stock, any accrued but unpaid dividends are also convertible into shares of our common stock at $0.85.

        In addition to the preferential dividends, in the event that we declare or pay any dividends upon the common stock, the holders of the Series B Preferred are entitled to receive the dividends which would have been declared and paid with respect to the common stock issuable upon conversion of the Series B Preferred had all of the outstanding Series B Preferred then been converted into common stock.

        The amendments to the Series B Preferred will eliminate all preferential dividends described above. However, if any dividends are declared upon the common stock while any shares of Series B Preferred are outstanding, the holders of Series B Preferred will continue to be entitled to receive the dividends that would have been declared and paid with respect to the shares of common stock issuable upon conversion of their Series B Preferred.

        Liquidation Rights.    Under the current Series B Designation, in the event of any liquidation, dissolution or winding up of Williams, the holders of Series B Preferred are entitled to receive the greater of $100.00 per share, plus accrued but unpaid dividends, or the value of the common stock issuable upon conversion of the Series B Preferred had all of the outstanding Series B Preferred been converted immediately prior to the liquidation, dissolution or winding up out of the assets of Williams available for distribution to its stockholders. The Series B Preferred is senior to the Series A-1 Preferred and the common stock.

        The amendments to the Series B Preferred will eliminate the liquidation preference of the Series B Preferred. The shares of Series B Preferred will no longer be senior to the Series A-1 and the common stock in the distribution of assets upon the liquidation, dissolution or winding up of Williams, subject to the redemption provisions described above.

        Elimination of Class Voting Rights in Election of Directors.    Under the current Series B Designation, the holders of Series B Preferred, voting as a separate class, are entitled to elect a majority of the members of our Board of Directors, which is currently four of the seven members of our Board. The amendments to the Series B Preferred will eliminate this voting provision, and the holders of our Series B Preferred will no longer be entitled to elect a majority of the members of our Board.

        Conforming Changes.    Additional amendments have been made to the other provisions of the Series B Designation to conform to the above-described amendments.

Proposal 2: Amendment to the Series A-1 Preferred

        The amendment to the Series A-1 Preferred set forth in Proposal 2 amends the Series A-1 Designation by adding a new conversion provision. If Proposal 2 is approved and the other conditions to Proposal 2 are satisfied or waived, we will file a Certificate of Amendment to the Series A-1 Designation, which is attached to this consent solicitation statement as Appendix A and incorporated by reference herein, with the Delaware Secretary of State. The amendments to the Series A-1 Designation will become effective upon the filing of the Certificate of Amendment.

        The following is a summary of the proposed amendments to the Series A-1 Preferred. This is only a summary and is subject to the full text of the amendments set forth in the proposed Certificate of Amendment to the Series A-1 Designation.

        Current Conversion Features of Series A-1 Preferred.    Under the current Series A-1 Designation, each holder of Series A-1 Preferred has the option to convert any or all of his, her or its shares into shares of common stock at any time after the first to occur of July 1, 2005, or a change of control of Williams. A holder of Series A-1 may voluntarily convert his, her or its shares prior to such time only if the average of the closing bid price of the common stock as listed on the OTC Bulletin Board, or wherever the common stock then trades, for 12 of the 13 weeks preceding the date of voluntary conversion is greater than or equal to $1.00 per share.

        In addition, the Series A-1 Preferred is subject to being converted into common stock at our option upon the earlier of July 1, 2005 or a change of control if the shares of common stock to be issued upon conversion of the Series A-1 Preferred have been registered under the Securities Act and the registration is then effective and, for automatic conversion after July 1, 2005, the average weekly closing bid price of the common stock as listed on the OTC Bulletin Board or wherever the common stock then trades is greater than or equal to the conversion price for a period of 12 out of 13 consecutive weeks ending no more than ten days prior to the prior to the date that we notify the holders of Series A-1 Preferred of our intention to convert them.

        Each share of Series A-1 Preferred is currently convertible into common stock at $0.66 per share. The conversion price of the Series A-1 Preferred is currently subject to certain anti-dilution protections that would result in a downward adjustment of the conversion price upon any issuances of common stock, convertible securities, options or rights issued at prices below the conversion price previously in effect or upon any stock split or stock dividend or other adjustment to the outstanding common stock. The number of shares of common stock issuable upon conversion of each share of Series A-1

Preferred, assuming no adjustment of the conversion price, is approximately 151.5151. If the amendments to the Series B Preferred are approved, the conversion price of the Series A-1 Preferred will likely be subject to adjustment under these provisions. The aggregate number of shares of common stock issuable as of August 25, 2004, upon conversion of the outstanding shares of Series A-1 Preferred, assuming no adjustment of the conversion price and no change of control, is approximately 11,750,000, subject to adjustment for payment of any fractional shares.

        Addition of New Conversion Feature.    The amendment to the Series A-1 Preferred will provide for the automatic conversion of each outstanding share of Series A-1 Preferred into 152.7884 shares of common stock in the event that fewer than 100,000 shares of Series B Preferred remain outstanding, with any fractional shares paid in cash at $0.6545 per common share. This conversion ratio is not subject to any anti-dilution protections. If Proposal 2 is approved, the aggregate number of shares of common stock that would be issuable upon conversion of the outstanding shares of Series A-1 Preferred under the new conversion provision is approximately 11,848,740, subject to adjustment for payment of any fractional shares.

Proposal 3: Amendment to our certificate of incorporation to eliminate the "blank check" preferred

        The amendment to our certificate of incorporation set forth in Proposal 3 amends our certificate of incorporation to eliminate the ability of our Board of Directors to issue "blank check" preferred stock. If Proposal 3 is approved and the other conditions to Proposal 3 are satisfied or waived, we will file a Certificate of Amendment to the Certificate of Incorporation, which is attached to this consent solicitation statement as Appendix C and incorporated by reference herein, with the Delaware Secretary of State. The amendments to our certificate of incorporation will become effective upon the filing of the Certificate of Amendment.

        The following is a summary of the proposed amendment to our certificate of incorporation. This is only a summary and is subject to the full text of the amendments set forth in the proposed Certificate of Amendment to the Certificate of Incorporation.

        Authorized "Blank Check" Preferred Stock.    Our certificate of incorporation currently authorizes our Board of Directors to issue up to 50,000,000 shares of preferred stock. The shares of preferred stock may be issued in one or more classes or series. Our Board is authorized to designate, by resolution, the voting powers of stock of such class or series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of each class or series, including, among other things, the following:

  •
  The seniority of the preferred stock;

  •
  The rate and time at which, and the terms and conditions upon which, dividends, if any, on shares of preferred stock shall be paid, and whether such dividends shall be cumulative or non-cumulative;

  •
  The right, if any, of the holders of shares of preferred stock to convert the shares of preferred stock into, or exchange the shares for, shares of any other class or classes of stock and the terms and conditions of any conversion or exchange;

  •
  Whether or not shares of preferred stock will be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, shares of preferred stock of each class or series may be redeemed;

  •
  The rights, if any, of the holders of shares of preferred stock of such class or series upon the voluntary or involuntary liquidation of Williams;

  •
  The terms of the sinking fund or redemption or purchase account, if any, to be provided for the shares of preferred stock of such class or series; and

  •
  The voting powers, if any, of the holders of shares of such class or series of preferred stock.

        Elimination of the "Blank Check" Preferred Stock.    The elimination of the "blank check" preferred is a condition to the approval of the proposed restructuring by AIP and Dolphin. The proposed amendment to the certificate of incorporation will eliminate our Board of Directors' authority to issue "blank check" preferred stock. Our Board of Directors would remain authorized to issue shares of any series of preferred stock that exists at the effective time of the proposed amendments, including the Series C Preferred. However, prior to issuing any shares of any new series of preferred stock, we will be required to obtain stockholder approval. The Company anticipates that certificates eliminating its authority to issue additional shares of its Series A-1 Preferred and Series B Preferred will be filed upon the redemption and/or conversion of all outstanding shares of those series, as contemplated by Proposals 1 and 2.

Conditions to the proposed restructuring

        In addition to stockholder approval, each proposed amendment is being submitted to our stockholders subject to the following conditions:

  •
  We must reach agreement with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. ("Merrill Lynch"), on the terms of a new senior loan facility. The proceeds of the senior loan facility will be used to fund a portion of the redemption price for the Series B Preferred and to pay the costs incurred by Williams in connection with the proposed restructuring;

  •
  Proposals 1 and 2 are each conditioned upon the approval of Proposal 3 by our stockholders;

  •
  Proposals 2 and 3 are each conditioned upon the approval of Proposal 1 by our stockholders;

  •
  As a condition to the consent of AIP to each of the proposed amendments, we must enter into an option agreement with AIP. Under the option agreement, Williams will grant AIP an option to require Williams to repurchase up to 7 million shares of our common stock held by AIP, and AIP will grant Williams an option to elect to purchase shares of our common stock held by AIP. See "Other Elements of the Proposed Restructuring—Put/Call Option Agreement" for a description of the option agreement; and

  •
  As a condition to completion of the proposed restructuring, we must enter into amendments to an existing management services agreement with AIP and Dolphin. See "Other Elements of the Proposed Restructuring—Amendments to Management Services Agreement" for a description of the amendments.

        If any of the conditions to a proposed amendment is not satisfied or waived, the proposed amendment will not be filed by our Board of Directors with the Delaware Secretary of State and, thus, will not become effective. If either Proposal 1 or 3 do not become effective, then the proposed restructuring will not occur. Proposals 1 and 3 may become effective if Proposal 2 is not approved as long as the other conditions outlined above are satisfied.

        In addition, our Board of Directors has reserved the right to refrain from filing the proposed amendments notwithstanding the satisfaction or waivers of all of these conditions. If our Board of Directors refrains from filing any of the proposed amendments, the proposed restructuring will not occur.

Effect of the proposed restructuring

        Upon the passage of the proposed amendments and assuming the other conditions are satisfied, we will file the certificate of amendment for each proposed amendment with the Secretary of State of the State of Delaware. See "The Consent Solicitation—Conditions to the proposed restructuring" for a discussion of the conditions to each of the proposed amendments.

        If Proposals 1 and 3 are approved, we will offer to redeem up to 98,114 shares of the Series B Preferred for $265 per share. If the holders of the Series B Preferred elect to have their shares of Series B Preferred redeemed by Williams, we will redeem the shares on the Redemption Date. Under the voting agreement, AIP agreed to elect to have Williams redeem the maximum number of its shares of Series B Preferred that may be redeemed under the terms of the amendments to the Series B Preferred on the Redemption Date, and Dolphin and Messrs. Goodson, Bunday, Dunlap and Morris have indicated that they will not elect to have any of their shares of Series B Preferred redeemed by Williams. See the discussion of the agreement between AIP and Dolphin under "Other Elements of the Proposed Restructuring—Voting Agreement" below. Accordingly, we expect to redeem all of the shares that may be redeemed under the amendments to the Series B Preferred from AIP.

        Assuming the maximum number of shares of Series B Preferred are redeemed from AIP as expected, Williams will be required to pay AIP an aggregate of $26,000,210 in exchange for the redeemed shares. The source of the funds to be used for the redemption of the Series B Preferred is described under "Other Elements of the Proposed Restructuring—Sources and Uses of Funds" below.

        If Proposal 2 is also approved, the holders of Series A-1 Preferred will continue to hold their shares of Series A-1 Preferred until the Redemption Date. Upon the redemption of the Series B Preferred described above, all of the outstanding shares of Series A-1 Preferred will be automatically converted into 11,848,740 shares of common stock as fewer than 100,000 shares of Series B Preferred will remain outstanding. If fewer than 53,551 shares of Series B Preferred are redeemed, then the Series A-1 Preferred will remain outstanding until the condition for conversion is satisfied. The conversion of the shares of Series A-1 Preferred is more thoroughly described under "—Proposal 2: Amendment to terms of our Series A-1 Preferred" above.

        Following the conversion of the shares of Series A-1 Preferred into common stock described above, the remaining 55,436 shares of Series B Preferred will be converted into approximately 11,761,500 shares of common stock as fewer than 10,000 shares of Series A-1 Preferred will remain outstanding. The conversion of the remaining shares of Series B Preferred is more thoroughly described under "—Proposal 1: Amendment to terms of our Series B Preferred" above.

        If Proposal 2 is not approved, then the shares of Series B Preferred not redeemed on the Redemption Date will remain outstanding until such time as fewer than 10,000 shares of Series A-1 Preferred remain outstanding. The Series B Preferred will have the rights and preferences set forth in the Certificate of Amendment to the Series B Designation.

        To pay the redemption price for the Series B Preferred, we expect to use approximately $6.5 million of our current working capital and borrow approximately $21 million under a new senior loan facility we expect to receive from Merrill Lynch in connection with the proposed restructuring. See "Other Elements of the Proposed Restructuring—Sources and Uses of Funds."

Pro forma comparison of ownership of our common stock

        The following table sets forth a pro forma comparison of ownership of our common stock on a pre- and post-restructuring basis. The number of shares held by each class of our stockholders pre-restructuring is determined on an as-converted to common stock basis, and the percentage of total outstanding common stock is based upon the following:

  •
  23,019,176 shares of common stock outstanding as of September 1, 2004;

  •
  24,939,853 shares of common stock issuable upon conversion of the 153,550 shares of Series B Preferred outstanding as of September 1, 2004; and

  •
  11,750,000 shares of common stock issuable upon conversion of the 77,550 shares of Series A-1 Preferred outstanding as of September 1, 2004.

        The post-restructuring numbers assume each of the following:

  •
  Each of the proposed amendments is approved and the other conditions to the proposed restructuring are satisfied;

  •
  We redeem 98,114 shares of Series B Preferred from AIP; and

  •
  All of the remaining shares of Series B and Series A-1 Preferred are converted into common stock.

        This table does not take into account the effect of fractional shares issuable upon conversion of preferred stock. The table also does not give effect to the exercise of any options to purchase shares of our common stock outstanding as of September 1, 2004.

	Pre-restructuring		Post-restructuring
	Number of Shares	% of total outstanding	Number of shares	% of total outstanding
Common stockholders	23,019,176	38.55%	23,019,176	49.37%
Series A-1 stockholders	11,750,000	19.68%	11,848,740	25.41%
Series B stockholders	24,939,853	41.77%	11,761,500	25.22%

OTHER ELEMENTS OF THE PROPOSED RESTRUCTURING

Sources of funds for redemption of Series B Preferred and the proposed restructuring

        The funds used to complete the redemption of the Series B Preferred required under the amendments to the Series B Preferred and to cover the costs of the proposed restructuring, including this consent solicitation, will be obtained out of our working capital and the proceeds of a new senior loan facility we expect to receive from Merrill Lynch in connection with the proposed restructuring.

Working Capital of Williams

        Williams currently anticipates that approximately $6,500,000 of the funds necessary to redeem the Series B Preferred under the amendments to the Series B Preferred and to pay the costs of the proposed restructuring will be paid out of our working capital. We anticipate that, following completion of the proposed restructuring, we will have adequate working capital and capacity under a new revolving loan facility from Merrill Lynch to meet Williams' anticipated liquidity needs. See "—New Senior Loan Facility" below for a description of the new revolving loan facility from Merrill Lynch.

New Senior Loan Facility

        Merrill Lynch has committed to provide Williams with a $25,000,000 senior secured loan facility, consisting of a $8,000,000 revolving loan facility and a $17,000,000 term loan. The term of each of the loans will be five years. The loans from Merrill Lynch will replace our $12,200,000 five year secured term loan and revolving credit facility with our existing lender, Wells Fargo Business Credit, Inc. Several conditions must be satisfied before we receive the new senior loan facility from Merrill Lynch, including the agreement of Merrill Lynch and Williams on the form of the documents underlying the loans and the completion of a due diligence review of Williams by Merrill Lynch.

        Assuming completion of the recapitalization transaction on September 30, 2004, we anticipate that we will borrow the full amount of the $17,000,000 term loan at closing and $4,000,000 under the revolving loan.

        The availability of funds under the revolving loan facility will be limited to a percentage of our eligible accounts receivable and a percentage of our eligible inventory, which has not been determined.

Thus, the amount actually available to Williams under the revolving loan facility will be subject to change.

        For each amount borrowed, Williams will be entitled to elect to have the interest rate determined based on the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in U.S. dollars under the caption British Bankers Association LIBOR Rates ("LIBOR") or a rate equal to the greater of (i) the Federal Funds Rate plus one-half of one percent (0.50%) per annum and (ii) the rate from time to time published in the "Money Rates" section of The Wall Street Journal as being the "Prime Rate" (the "Prime Rate"). For any LIBOR loan, the revolving loan facility will bear interest at the rate of LIBOR plus 3.75% per annum for borrowings under the revolving credit facility and at the rate of LIBOR plus 4.25% for borrowings under the term loan facility, while for any Prime Rate loan, the revolving loan facility will bear interest at the Prime Rate plus 2.75% per annum and at the rate of LIBOR plus 3.25% for borrowings under the term loan facility. Upon any default by Williams under the senior loan facility each of the loans will bear interest at rates that are 2% per annum in excess of the rates otherwise payable. Interest will be payable monthly on all prime rate loans and interest on LIBOR loans must be payable on the last day of the interest period (unless such interest period is more than 3 months, in which case interest will be payable quarterly). In addition to the interest accruing on the loans outstanding, Williams will be required to pay a fee at a rate per annum equal to 0.50% of any unused portion of the revolving credit facility.

        Williams will be entitled to prepay the term loan, in whole or in part, in minimum amounts, without penalty. Mandatory prepayments of the loans under the facility will be required in amounts equal to 75% of our cash flow in excess of an amount based on a computation specified in the loan agreement for each fiscal year and 100% of (i) the insurance or condemnation proceeds received in connection with a casualty event, condemnation or other loss, (ii) the net proceeds from issuance of equity or debt securities and (iii) the net cash proceeds of asset sales or other dispositions (subject to customary exceptions, and, with respect to casualty events and asset sales and dispositions, customary reinvestment rights, to be agreed upon).

        The senior loan facility will be secured by a first priority perfected security interest in all existing and after-acquired assets (whether consisting of real property, personal property or otherwise) of Williams and each of its subsidiaries.

        The definitive documentation governing the new senior loan facility will contain customary financial and other covenants that will, among other things, limit our ability to draw down the full amount of the new revolving credit facility, engage in transactions with our affiliates, make acquisitions, participate in certain mergers, or make distributions or dividend cash payments to our stockholders. If AIP exercises its Put right (which commences on September 30, 2006, as described in "Put/Call Option Agreement"), we may not have adequate availability under our loan agreements, including the excess cash flow recapture provisions of the loan agreement, to fund the put obligation, and, as a result, we would have to amend our loan agreement with Merrill Lynch to permit such a use of funds.

        In connection with the senior loan facility, Williams is required to pay Merrill Lynch a commitment fee equal to 2.00% of the maximum loan commitment under the senior loan facility upon the funding of the initial loans under the senior loan facility, and to pay Merrill Lynch annual agency fees of $25,000. In addition, Williams is responsible for paying all costs and expenses of Merrill Lynch (including without limitation the fees, costs and expenses of counsel to, and independent appraisers, consultants and auditors retained by Merrill Lynch) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by or in connection with the senior loan facility and all costs and expenses in connection with the creation and perfection of the liens to be provided as security for the senior loan facility, including title investigations, lien searches and the like.

Amendments to Management Services Agreement

        As a condition of the Special Committee, our Board of Directors, AIP and Dolphin in approving the proposed restructuring, Williams and AIP Advisor, will amend the existing Management Services Agreement, dated July 1, 2002 ("Management Services Agreement"). The terms of the Management Services Agreement and the proposed amendments are summarized below.

Existing Management Services Agreement

        Under the terms of the Management Services Agreement, AIP Advisor agreed to provide advisory and management services to Williams and our subsidiaries as Williams may request and as AIP Advisor agrees to provide from time to time. AIP Advisor also has the right, but not the obligation, to elect to act as sole advisor to Williams and our subsidiaries with respect to significant business transactions. No fee is being paid to AIP Advisor with respect to the redemption of the Series B Preferred or the new senior loan facility from Merrill Lynch.

        In exchange for the advisory services, we must pay to Advisor an annual management fee equal to $400,000 plus 3% of any of our debt, including accrued interest thereon, owned or guaranteed by AIP Advisor or any of its affiliates as of the first day of the applicable quarterly payment period, and advisory and/or structuring fees in connection with significant business transactions of Williams (including, without limitation, acquisitions, investments and financings) in amounts comparable for similarly situated companies. Under the Management Services Agreement, the annual fee is reduced by 50% beginning the first day of any quarterly period following the conversion of all shares of the AIP's Series B Preferred into our common stock.

        The AIP Advisor may terminate the Management Services Agreement at any time by written notice to Williams. The agreement will terminate automatically as of the earlier of July 1, 2009 or the end of the first fiscal year in which AIP and its affiliates own, directly or indirectly, less than 5,000,000 shares of our common stock on a fully diluted basis.

Amendments to Management Services Agreement

        The nature of the amendments to the Management Services Agreement to be adopted by Williams and AIP Advisor will depend on the outcome of certain events the proposed restructuring. As proposed, there are three alternative sets of proposed amendments to the Management Services Agreement.

  First Alternative: Amendment and Restatement of Management Services Agreement

        Under the first alternative, if we redeem at least the lesser of 98,114 shares of Series B Preferred, or the number of shares of Series B Preferred requested by the holders of Series B Preferred to be redeemed, on or before December 31, 2004, and Dolphin does not elect to have any of its shares of our Series B Preferred redeemed, we will enter into the Amended and Restated Management Services Agreement, attached as Appendix H-1 to this consent solicitation statement, with AIP Advisor and Dolphin Advisors, LLC ("Dolphin Advisor"). Under the restated management services agreement, each of AIP Advisor and Dolphin Advisor will provide advisory and management services to Williams and our subsidiaries. The nature of the services to be performed by AIP Advisor and Dolphin Advisor will be determined by our Board of Directors, but is subject to the approval of the advisor being asked to perform the services.

        In consideration of the services to be provided by AIP Advisor and Dolphin Advisor, we will be required to pay each of AIP and Dolphin an annual management fee, payable in quarterly installments commencing January 1, 2005, equal to $80,000 payable to AIP Advisor and $120,000 payable to Dolphin Advisor. The amount of the annual fee payable to the AIP Advisor or Dolphin Advisor, as the case may be, will be reduced by 10% for each 10% reduction in the number of shares of our common stock received upon conversion of Series B Preferred (the "Conversion Shares") held by the AIP or Dolphin, as applicable, from the number of Conversion Shares held immediately following the date of conversion of the Series B Preferred. Our obligation to pay the annual fee to AIP Advisor or Dolphin Advisor will terminate on the first day of the first quarterly period following the date on which AIP or Dolphin, as applicable, no longer holds a beneficial interest in or voting control of at least 50% of the Conversion Shares it held at the end of the month in which the conversion of the Series B Preferred occurred. In addition, the restated management services agreement will terminate automatically as of August 1, 2007. If AIP has exercised the Put (see description of the put right under "—Put/Call Option Agreement" below), the restated management services agreement, including our obligation to pay the annual fee to AIP Advisor, will remain with respect to AIP Advisor until we have satisfied our obligations to AIP under the Put.

  Second Alternative: Amendment to Existing Management Services Agreement (Option 1)

        Under the second alternative, if we redeem at least the lesser of 98,114 shares of Series B Preferred, or the number of shares of Series B Preferred requested by the holders of Series B Preferred to be redeemed, on or before December 31, 2004, but Dolphin elects to have any of its shares of our Series B Preferred redeemed, we will enter into the First Amendment to the Management Services Agreement (Option 1), attached as Appendix H-2 to this consent solicitation statement, with AIP Advisor. Dolphin Advisor will not become a party to this amendment. Under this amendment, AIP Advisor will continue to provide the services under the Management Services Agreement described under "—Existing Management Services Agreement" above. However, the annual fee payable to AIP Advisor will be reduced to $200,000.

        The other provisions of the amended Management Services Agreement will be the same as under the restated management services agreement discussed above, except that Dolphin will not be a party to the amended management services agreement. Therefore, any reduction in the fees payable under, or the termination of, the amended Management Services Agreement will depend solely on AIP's continuing ownership of its Conversion Shares.

  Third Alternative: Amendment to Existing Management Services Agreement (Option 2)

        Under the third alternative, if we do not redeem at least the lesser of 98,114 shares of Series B Preferred, or the number of shares of Series B Preferred requested by the holders of Series B Preferred to be redeemed, on or before December 31, 2004, we will enter into the First Amendment to the Management Services Agreement (Option 2), attached as Appendix H-3 to this consent solicitation statement, with AIP Advisor. As with the second alternative, Dolphin Advisor will not become a party to this amendment. This amendment has the sole purpose of clarifying that the annual fee payable to AIP Advisor under the Management Services Agreement will not be reduced if we fail to complete the redemption or we redeem less than 98,114 shares of Series B Preferred despite requests of our holders of Series B Preferred to redeem at least 98,114 shares of Series B Preferred. The other terms of the Management Services Agreement will remain in effect and will not be amended.

Put/Call Option Agreement

        As a condition to AIP consenting to the proposed restructuring, including approving the proposed amendments, we have agreed to enter into an option agreement with AIP at the completion of the proposed restructuring. The form of the option agreement is attached as Appendix F.

        Under the option agreement, during the period commencing on September 30, 2006 and ending on September 30, 2007, AIP will have the right to require Williams to repurchase, in whole or in part, the shares of our common stock then held by AIP, up to a maximum of 7,000,000 shares (the "Put"). The price for any shares we are required to repurchase upon exercise of the Put by AIP (the "Put Price") will be the lesser of $1.00 per share or the average of the closing trading prices of our common stock on the stock exchange on which such stock is then listed or admitted to trading, or if our common stock is not listed or admitted to trading on any stock exchange, the average of the last bid and asked prices for our common stock in the OTC Bulletin Board, for the 30 trading days immediately preceding the third business day before the notice of exercise of the Put is delivered by AIP. The Put may only be exercised by AIP one time, so if AIP exercises the Put with respect to a number of shares that is less than the maximum number of shares subject to the Put, the Put will terminate with respect to any other shares held by AIP.

        If we fail, for whatever reason, to pay the Put Price for the shares required to be repurchased within 30 days after exercise of the Put by AIP, we are required to issue to AIP shares of a newly created series of preferred stock, designated as Series C Preferred Stock, 15% Redeemable Non-Convertible Series ("Series C Preferred"). The number of shares of Series C Preferred to be issued to AIP will be determined by dividing the aggregate Put Price for the shares of our common stock held by AIP that we were required to repurchase upon exercise of the Put, but failed to do so, by $100. The maximum number of shares of Series C Preferred we can be required to issue following exercise of the Put is 70,000. Prior to the filing of the amendment eliminating the "blank check" authority of our Board of Directors with the Delaware Secretary of Sate, we will file a Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series C Preferred, in the form attached as Appendix G, with the Delaware Secretary of State, and authorize the issuance of the Series C Preferred if required under the Put.

        The terms of the Series C Preferred, when issued, will be as follows:

  •
  Priority.  The Series C Preferred will be senior to our common stock and any other class or series of stock hereafter created by our Board of Directors, the terms of which do not expressly provide that it ranks senior to the Series C Preferred, as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of Williams.

  •
  Dividends.  In preference to the payment of any dividends on any other class of our company's capital stock, the Series C Preferred will accrue cumulative dividends on a daily basis at the rate of 15% per annum (the "Dividend Rate"), payable quarterly in arrears when and as declared by the Board. Each quarter the Dividend Rate will increase by 0.25% over the Dividend Rate in effect for the previous quarter, but in no event will the Dividend Rate exceed 20% per annum. Dividends may be paid in cash or, at our option, in additional shares of Series C Preferred, and if we elect to pay any portion of the dividends payable on the Series C Preferred in additional shares of Series C Preferred, one (1) share of Series C Preferred shall be issuable for each $100 of accrued but unpaid dividends.

  •
  Redemption Rights.  We may redeem, at our option, all or any portion of the Series C Preferred at any time or from time to time, in minimum increments of 500 shares, at a price per share equal to $100 plus all accrued but unpaid dividends thereon.

  •
  Voting Rights.  Unless a vote of the holders of Series C Preferred is required under Delaware law, the holders of the Series C Preferred will have no right to vote any of their shares of Series C Preferred.

  •
  Liquidation Preference.  Holders of Series C Preferred will have a liquidation preference equal to $100 per share, plus accrued but unpaid dividends, in any liquidation or winding up of Williams.

        In exchange for the Put, under the option agreement, AIP will grant Williams a right to elect to purchase from AIP (the "Call") on October 31, 2007 (the "Call Date") of all of the shares of our common stock then held by AIP, up to a maximum of 7,000,000 shares, at a price of $2.00 per share. In order to exercise the Call, we are required to deliver to the AIP not more than 30 nor fewer than ten days prior to the Call Date a written notice of our election to exercise the Call.

Voting Agreement

        AIP, Dolphin and Messrs. Goodson, Bunday, Dunlap and Morris have entered into a voting agreement that relates to the proposed restructuring. In the voting agreement, AIP, Dolphin and Messrs. Goodson, Bunday, Dunlap and Morris agreed to vote all of their shares of common stock, Series A-1 Preferred and Series B Preferred in favor of the proposed amendments. Combined, AIP, Dolphin and Messrs. Goodson, Bunday, Dunlap and Morris hold the following:

  •
  2,595,160 shares of our outstanding common stock, or approximately 11% of the outstanding common stock;

  •
  12,750 shares of our outstanding Series A-1 Preferred, or approximately 16% of the outstanding Series A-1 Preferred; and

  •
  153,550 shares of Series B Preferred, or approximately 100% of the outstanding Series B Preferred.

        The shares of common stock, Series A-1 Preferred and Series B Preferred held by AIP, Dolphin and Messrs. Goodson, Bunday, Dunlap and Morris on the record date represent approximately 49% of the total number of votes entitled to be cast by our stockholders on the proposed amendments.

        In addition to agreeing to vote in favor of the proposed amendments, Dolphin and Messrs. Goodson, Bunday, Dunlap and Morris agreed to elect to convert all of their shares of Series B Preferred into shares of our common stock if the Proposal 1 is approved. Dolphin further agreed to the conversion of its shares of Series A-1 Preferred into our common stock if Proposal 2 is approved.

        In consideration of the promises by Dolphin and Messrs. Goodson, Bunday, Dunlap and Morris, AIP agreed to elect to have Williams redeem the maximum number of AIP's Series B Preferred that may be redeemed by Williams under the Series B Designation, as amended by the amendments set forth in Proposal 1. AIP also agreed that it would enter into amendments to the Management Services Agreement. See "—Management Services Agreement" above.

        AIP, Dolphin and Messrs. Goodson, Bunday, Dunlap and Morris also each agreed to enter into the amendment to the Series B registration rights agreement and waiver to the Series A-1 Preferred registration rights agreement described in "—Registration Rights Agreements" below.

        The term of the voting agreement expires on December 31, 2004. If the proposed restructuring is not completed on or before the expiration of the voting agreement, the commitments of the parties described above will no longer be binding.

Reconstitution of our Board of Directors

        Following the completion of the restructuring, we expect the size of our Board of Directors to be increased from seven to eight directors. In addition, we expect W. Richard Bingham to resign from our Board. As a result, there will be two vacancies on our Board. We expect that the two vacancies will be filled by our Board with persons nominated by Dolphin. As of the date of this consent solicitation statement, Dolphin has yet to make these nominations. To our knowledge, the election of Dolphin's nominees to our Board of Directors is not subject to any voting agreement among any of our stockholders. In addition, any changes to the composition of our Board of Directors remains subject to the approval of our Board in accordance with our bylaws.

Registration Rights Agreements

Waiver of defaults under, and amendment of certain obligations, under the Series B Preferred Registration Rights Agreement

        Williams is currently a party to registration rights agreement with the holders of the Series B Preferred. Under the registration rights agreement, Williams was required to register the shares of common stock issuable upon conversion of the Series B Preferred under the Securities Act by no later than July 1, 2003. As of the date of this consent solicitation statement, Williams has not registered the shares as required under the agreement.

        In connection with the proposed restructuring, the holders of the Series B Preferred have agreed to enter into a waiver and amendment that will modify Williams' obligations under the registration rights agreement. Under the waiver and amendment, each holder of Series B Preferred will waive the existing failure by Williams to register the shares of common stock as required under the agreement, give Williams until June 30, 2005 to register the shares, and agree to vote all of the holder's shares of common stock to increase the number of shares of authorized common stock from 50,000,000 shares to 75,000,000 shares. The form of the proposed waiver and amendment to the Series B Preferred registration rights agreement is attached as Appendix I.

Waiver of defaults under the Series A-1 Preferred Registration Rights Agreement

        Williams is also currently a party to registration rights agreement with the holders of the Series A-1 Preferred. Under the registration rights agreement, Williams was required to register the shares of common stock issuable upon conversion of the Series A-1 Preferred under the Securities Act. As of the date of this consent solicitation statement, Williams has not registered the shares as required under the agreement.

        In connection with the proposed restructuring, the holders of the Series A-1 Preferred will be asked to execute a waiver of certain rights under the registration rights agreement. In the waiver, each holder of Series A-1 Preferred will waive the existing failure by Williams to register the shares of common stock as required under the agreement, give Williams until June 30, 2005 to register the shares, agree to vote all of the holder's shares of common stock to increase the number of shares of authorized common stock from 50,000,000 shares to 75,000,000 shares, and agree that the holder's registration rights will terminate if our legal counsel issues a written opinion that all of the holder's shares may be sold in a three-month period without registration pursuant to Rule 144 promulgated by the SEC under the Securities Act. The form of the proposed waiver is attached as Appendix J.

Tax Consequences of the Proposed Restructuring

        The following is a discussion of the material anticipated U.S. federal income tax consequences of the proposed restructuring to Williams and its stockholders. It should be noted that this discussion is based upon the federal income tax laws currently in effect, as currently interpreted. This discussion does not take into account possible changes in such laws or interpretations, including any amendments to applicable statutes, regulations and proposed regulations, or changes in judicial or administrative rulings, some of which may have retroactive effect. This discussion is provided for general information only, and does not purport to address all aspects of the range of possible federal income tax consequences of the proposed restructuring, and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this discussion does not account for or take into consideration (i) the federal income tax consequences to stockholders of Williams in light of their individual circumstances or to stockholders subject to special treatment under the federal income tax laws (e.g., life insurance companies, regulated investment companies, and foreign taxpayers) or (ii) any consequence of the proposed restructuring under any state, local or foreign tax laws.

        No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to Williams or its stockholders in connection with the proposed restructuring. Each stockholder is encouraged to consult his, her, or its own tax adviser regarding the specific tax consequences of the proposed restructuring to such stockholder, including the application and effect of federal, state, local, and foreign taxes and any other tax laws.

        The board of directors believes that the proposed restructuring will constitute a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the

"Code") and therefore a "reorganization" within the meaning of Section 368(a)(1) of the Code (commonly referred to as a "tax-free reorganization"). Accordingly, subject to the limitations and qualifications referred to in this discussion, the following federal income tax consequences will generally result:

  •
  No gain, loss, or deduction will be recognized by Williams as a result of the proposed restructuring;

  •
  Subject to the provisions of Section 302 of the Code, a holder of Series B Preferred whose shares are completely redeemed will be required to recognize capital gain or loss in an amount equal to the difference between (i) the stockholder's adjusted basis in the Series B Preferred and (ii) the cash proceeds received upon redemption of the Series B Preferred, and such gain or loss will constitute long-term capital gain or loss if the Series B Preferred was a capital asset in the hands of the stockholder and the stockholder held it for more than one year;

  •
  Subject to the provisions of Section 302 of the Code, a holder of Series B Preferred who elects to have some, but not all, of his, her or its shares redeemed may recognize ordinary dividend income in the amount of the cash proceeds received upon redemption of the redeemed shares;

  •
  A stockholder of Williams whose shares of Series A-1 Preferred or Series B Preferred are converted into common stock under the provisions of the proposed amendments will generally recognize no gain or loss upon the receipt of common stock in exchange for his, her or its preferred stock. However, if dividends are in arrears with respect to the stockholder's Series B Preferred and, pursuant to the exchange, the stockholder's proportionate interest in the assets or earnings and profits of Williams is increased, an amount equal to the lesser of (i) the amount by which the greater of the fair market value or liquidation preference of the common stock received in the exchange (determined immediately following the date of conversion) exceeds the issue price of the shares of Series B Preferred surrendered upon conversion or (ii) the amount of the dividends in arrears will be treated under Section 305(c) of the Code as a deemed distribution to which Sections 305(b)(4) and 301 of the Code will apply, in which case the stockholder may recognize (1) ordinary dividend income and/or (ii) long-term capital gain, if the Series B Preferred was a capital asset in the hands of the stockholder and the stockholder held it for more than one year;

  •
  Subject to the provisions of Section 302 of the Code, a stockholder who receives both common stock and cash proceeds for a fractional share of Series A-1 Preferred or Series B Preferred upon conversion of his, her or its shares will, subject to certain potential limitations that depend upon the stockholder's individual circumstances, recognize gain or loss in an amount equal to the difference between the cash proceeds received upon conversion of his, her or its shares and the stockholder's adjusted basis in the share of Series A-1 Preferred or Series B Preferred exchanged for the fractional share, and such gain or loss generally will constitute long-term capital gain or loss if the Series A-1 Preferred or Series B Preferred was a capital asset in the hands of the stockholder and the stockholder held it for more than one year;

  •
  A stockholder's aggregate adjusted basis in his, her or its shares of common stock will equal the stockholder's aggregate adjusted basis of his, her or its shares of preferred stock converted, reduced by the adjusted basis attributable to any fractional shares for which the stockholder receives cash; and

  •
  For purposes of determining whether gain or loss on a subsequent disposition of common stock is long-term or short-term, the holding period of the common stock will include the holding period of the preferred stock.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our Common Stock and each series of our Preferred Stock as of August 25, 2004, by (i) each shareholder who is known by the Company to own beneficially more than five percent of the outstanding shares of each class of our voting stock, (ii) each of our directors, (iii) our President and Chief Executive Officer and each of our other named executive officers, and (iv) all of our directors and executive officers as a group. The following table does not give effect to any of the proposed amendments.

	Common Stock			Preferred Stock
Name and Address of Beneficial Owner	Amount Beneficially Owned	Percentage of Class Owned*	Preferred Series	Amount Beneficially Owned	Percentage of Class Owned**	Percentage of Total Voting Stock***
R. Eugene Goodson(1) 14100 Southwest 72nd Ave. Portland, OR 97224	319,602	1.4	A-1 B	-0- 1,500	-0- ****	****
W. Richard Bingham(2) c/o American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111	24,868,228	51.9	A-1 B	-0- 153,550	-0- 100	41.0
Nathan L. Belden(3) c/o American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111	-0-	-0-	A-1 B	-0- -0-	-0- -0-	-0-
Kirk R. Ferguson(4) c/o American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111	-0-	-0-	A-1 B	-0- -0-	-0- -0-	-0-
H. Samuel Greenawalt(5) 14100 Southwest 72nd Ave. Portland, OR 97224	237,652	1.0	A-1 B	-0- -0-	-0- -0-	****
Douglas E. Hailey(6) 1171 Maggies Way Waterbury Center, VT 05677	260,474	1.1	A-1 B	250 -0-	**** -0-	****
Donn J. Viola(7) 14100 Southwest 72nd Ave. Portland, OR 97224	7,500	****	A-1 B	-0- -0-	-0- -0-	****
Dennis E. Bunday(8) 14100 Southwest 72nd Ave. Portland, OR 97224	1,108,296	4.8	A-1 B	-0- 300	-0- ****	1.8
Thomas F. Dunlap(9) 14100 Southwest 72nd Ave. Portland, OR 97224	1,329,478	5.7	A-1 B	-0- 1,500	-0- ****	2.2
Ronald J. Velat 14100 Southwest 72nd Ave. Portland, OR 97224	-0-	-0-	A-1 B	-0- -0-	-0- -0-	-0-

Eubel Brady & Suttman Asset Management Inc.(10) Ronald L. Eubel Mark E. Brady Robert J. Suttman, II William E. Hazel Bernard J. Holtgreive 7777 Washington Village Drive Suite 210 Dayton, OH 45459	569,432	2.5	A-1 B	14,000 -0-	18.1 -0-	4.4
American Industrial Partners Capital Fund III, L.P.(11) c/o American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111	24,868,228	51.9	A-1 B	-0- 153,550	-0- 100	41.0
Comerica Bank(12) 500 Woodward Avenue 33rd Floor, One Detroit Center Detroit, MI 48226	3,592,000	15.6	A-1 B	-0- -0-	-0- -0-	5.9
Thomas W. Itin(13) 7001 Orchard Lake Rd., Suite 424 West Bloomfield, MI 48322-3608	3,898,719	16.9	A-1 B	-0- -0-	-0- -0-	6.4
Dolphin Offshore Partners, L.P.(14) c/o Dolphin Management Inc. 129 East 17th Street New York, NY 10007	5,803,860	22.1	A-1 B	12,750 20,000	16.4 13.0	12.8
Hillson Partners Limited Partnership(15) 6900 Wisconsin Avenue Suite 501 Bethesda, MD 20815	1,302,302	5.7	A-1 B	1,000 -0-	1.3 -0-	2.4
E.H. Arnold c/o Taglich Brothers 1370 Avenue of the Americas, 31st Floor New York, NY 10019-4602	-0-	-0-	A-1 B	5,000 -0-	6.4 -0-	1.2
All executive officers and directors as a group (10 persons)	26,723,730	55.3	A-1 B	250 153,550	**** 100	44.1

*
The percentages of beneficial ownership of the common stock assumes the exercise or conversion of all shares of Series B Preferred beneficially owned by such person or entity and all options, convertible into common stock beneficially owned by such person or entity currently exercisable on or before October 24, 2004. These percentages do not include the shares issuable upon conversion of Series A-1 Preferred, as the shares of Series A-1 Preferred are not convertible into common stock on or before October 24, 2004.

**
The percentages of beneficial ownership of each class of preferred stock is based on 77,550 shares of Series A-1 Preferred and 153,550 shares of Series B Preferred outstanding as of August 25, 2004, respectively.

***
Subject to special voting rights in the election of directors, the holders of preferred stock are generally entitled to vote along with the holders of common stock in all matters in which holders of common stock are entitled to vote. In any such vote, the holders of preferred stock are entitled to a number of votes equal to the number of shares of common stock issuable upon conversion of their shares of preferred stock. Accordingly, the percentage of total voting stock beneficially owned is based upon: (i) 23,019,176 shares of common stock outstanding; (ii) 24,868,228 shares of common stock issuable upon conversion of the 153,550 shares of Series B Preferred outstanding; (iii) 11,750,000 shares of common stock issuable upon conversion of the 77,550 shares of Series A-1 Preferred outstanding; and (iv) 995,750 shares of common stock issuable upon exercise of outstanding stock options exercisable on or before October 24, 2004.

****
Less than one percent.

(1)
Information is based on the Form 4 filed with the Securities and Exchange Commission ("SEC") by Mr. Goodson on October 6, 2003. Includes (i) 15,000 shares of common stock; (ii) 204,602 shares issuable upon conversion of the Series B Preferred; and (iii) 100,000 shares issuable upon exercise of stock options exercisable on or before October 24, 2004.

(2)
Information is based on the Schedule 13D filed with the SEC by Mr. Bingham on July 5, 2002. Common stock includes 24,868,228 shares of common stock issuable upon conversion of the Series B Preferred. Series B Preferred includes: (i) 130,000 shares held by AIP over which Mr. Bingham has shared voting and dispositive power; (ii) 20,000 shares held by Dolphin over which Mr. Bingham has shared voting power; and (iii) 3,550 shares held by certain of the named executives and one employee of AIP over which Mr. Bingham has shared voting power. AIP LP is the general partner of AIP. AIP Corporation is the general partner of AIP LP, and Mr. Bingham is, or may be considered to be, a controlling stockholder of AIP Corporation. AIP holds the power to vote the shares held by Dolphin and the shares held by the named executives and one employee of AIP pursuant to shareholder agreements. Mr. Bingham disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(3)
Information is based on the Schedule 13D filed with the SEC by AIP on July 5, 2002.

(4)
Information is based on the Schedule 13D filed with the SEC by AIP on July 5, 2002.

(5)
Includes (i) 155,152 shares of common stock and (ii) 82,500 shares issuable upon exercise of stock options exercisable on or before October 24, 2004.

(6)
Information is partially based on the Form 4 filed with the SEC by Mr. Hailey on February 25, 2003. Common stock includes: (i) 237,974 shares of common stock; and (ii) 22,500 shares issuable upon exercise of stock options exercisable on or before October 24, 2004.

(7)
Includes 7,500 shares issuable upon exercise of stock options exercisable on or before October 24, 2004.

(8)
Information is partially based on the Form 4 filed with the SEC by Mr. Bunday on October 6, 2003. Includes (i) 10,000 shares of common stock; (ii) 40,920 shares issuable upon conversion of the Series B Preferred; (iii) 100,000 shares issuable upon exercise of stock options exercisable on or before October 24, 2004; and (iv) 957,376 shares owned by Williams Controls, Inc. employee benefit plans of which Mr. Bunday is a trustee and over which Mr. Bunday has shared voting and dispositive power. Mr. Bunday disclaims beneficial ownership of shares held in the Company's employee benefit plans, except to the extent of his individual pecuniary interest therein.

(9)
Information is partially based on the Form 4 filed with the SEC by Mr. Dunlap on October 6, 2003. Includes (i) 17,500 shares of common stock; (ii) 204,602 shares issuable upon conversion of the Series B Preferred; (iii) 150,000 shares issuable upon exercise of stock options exercisable on or before October 24, 2004; and (iv) 957,376 shares owned by Williams Controls, Inc. employee benefit plans of which Mr. Dunlap is a trustee and over which Mr. Dunlap has shared voting and dispositive power. Mr. Dunlap disclaims beneficial ownership of shares held in the Company's employee benefit plans, except to the extent of his individual pecuniary interest therein.

(10)
Information is based on Schedule 13G filed with the SEC by Eubel Brady & Suttman Asset Management Inc. ("Eubel Brady") and Messrs. Eubel, Brady, Suttman, Hazel and Holtgreive on February 17, 2004. Common stock includes 569,432 shares of common stock, of which 7,330 shares are beneficially owned by Mr. Suttman only. Series A-1 Preferred includes: (i) 11,000 shares beneficially owned by each; and (ii) 3,000 shares of Series A-1 Preferred beneficially owned by Messrs. Eubel, Brady, Suttman, Hazel and Holtgreive. According to the Schedule 13G, Eubel Brady is an investment manager and disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein. According to the Schedule 13G, Messrs. Eubel, Brady, Suttman, Hazel and Holtgreive are general partners or principals of Eubel Brady and disclaim beneficial ownership of these securities except to the extent of their individual pecuniary interest therein.

(11)
Common stock includes 24,868,228 shares of common stock issuable upon conversion of the Series B Preferred. Series B Preferred includes: (i) 130,000 shares held by AIP; (ii) 20,000 shares held by Dolphin; and (iii) 3,550 shares held by certain of the named executives and one employee of AIP. AIP holds the power to vote the shares held by Dolphin and the shares held by the named executives and one employee of AIP pursuant to a shareholders agreement. AIP disclaims beneficial ownership in the shares except to the extent of its pecuniary interest therein.

(12)
Information is based on the Schedule 13G filed with the SEC by Comerica Bank ("Comerica") and its parent, Comerica Incorporated, on August 12, 2002. According to information provided by the Company, Comerica has assigned the power to vote these shares to Thomas W. Itin, but Comerica retains sole dispositive power.

(13)
Information is based on the Schedule 13G/A filed with the SEC by Mr. Itin on December 31, 2003 and additional information provided by Mr. Itin to the Company. Includes: (i) 150,000 shares of common stock held by Acrodyne Corporation; (ii) 156,719 shares owned by Ajay Sports, Inc.; and (iii) 3,592,000 shares held by Comerica. According to information provided by the Company, Comerica has assigned the power to vote the shares held by Comerica to Mr. Itin, but Comerica retains sole dispositive power.

(14)
Information is based on the Schedule 13D/A filed with the SEC by Dolphin on March 4, 2004. Common stock ownership includes: (i) 2,552,660 shares of common stock; and (ii) 3,251,200 shares issuable upon conversion of the Series B Preferred. AIP holds the power to vote the shares of Series B Preferred held by Dolphin pursuant to a shareholders agreement.

(15)
Information is based on the Schedule 13D filed with the SEC by Hillson Partners Limited Partnership on March 11, 2004.

FUTURE STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in our consent solicitation statement and form of proxy for our 2005 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), is September 28, 2004.

        If a stockholder, rather than placing a proposal in our consent solicitation statement as discussed above, commences his, her or its own proxy solicitation for our 2005 annual meeting of stockholders or seeks to nominate a candidate for election or proposes business for consideration at such meeting, the stockholder must notify Williams at our principal office not later than December 12, 2004. Our proxy relating to the annual meeting of stockholders to be held in 2005 will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by us after this deadline.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information Williams files with them, which means that Williams can disclose important information to you by referring you to those documents. The following information filed by us with the SEC pursuant to the Exchange Act of 1934, as amended, is incorporated by reference in this consent solicitation statement:

  •
  our Annual Report on Form 10-K for the fiscal year ended September 30, 2003; and

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the SEC on August 16, 2004.

        Each stockholder of record as of September 1, 2004 is receiving with this consent solicitation statement a copy of the Annual Report and Quarterly Report.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE TO PROVIDE FOR THE DESIGNATION, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF THE SERIES A-1 PREFERRED STOCK, NON-REDEEMABLE CONVERTIBLE SERIES

OF

WILLIAMS CONTROLS, INC.

        Williams Controls, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        1.     The Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series A-1 Preferred Stock, Non-Redeemable Convertible Series of the Corporation, is hereby amended by adding a new Section 13 thereto, to read in its entirety as follows:

    SECTION 13.    AUTOMATIC CONVERSION.

          (a)    Conversion.    Each share of Series A-1 shall be automatically converted into 152.7884 fully paid, non-assessable shares of the Corporation's Common Stock on the date (the "Automatic Conversion Date") upon which there are fewer than 100,000 shares of the Corporation's Series B outstanding.

          (b)    Surrender of Certificates.    As soon as practicable following the automatic conversion of Series A-1, the Company shall give written notice thereof to all holders of Series A-1 shares, and each such holder shall surrender the certificate or certificates therefor, duly endorsed in blank at the principal office of the Corporation or its transfer agent, if any, or at such other office or offices, located in the United States as the Company shall designate in such notice. Shares of the Series A-1 shall be deemed to have been converted as of the Automatic Conversion Date, and the person or persons entitled to receive the Conversion Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Stock on such date.

          (c)    Fractional Shares.    No fractional shares of Common Stock are to be issued upon conversion pursuant to this Section 13. The Corporation shall pay a cash adjustment out of surplus in respect to any fraction of a share which would otherwise be issuable, in an amount equal to $0.6545 per share of Common Stock.

          (d)    Deliveries.    As soon as practicable after receipt of the certificate or certificates for the Series A-1 surrendered by each holder thereof, but in no event more than five (5) business days thereafter, the Corporation will deliver by Federal Express or other nationally recognized overnight delivery service to the address of each holder who surrendered a certificate or certificates representing the Series A-1: (i) a certificate or certificates for the number of full shares of Conversion Stock issuable upon such conversion in such name or names and such denomination or denominations as the converting holder has specified, and (ii) payment of the amount payable under Section 13(c) with respect to such conversion.

        2.     The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the holders of a majority of the outstanding shares of the Series A-1 Preferred Stock and a majority in voting power of the outstanding stock of the Corporation) of the General Corporation Law of the State of Delaware.

A-1

        IN WITNESS WHEREOF, Williams Controls, Inc. has caused this Certificate to be executed by Dennis E. Bunday, its Chief Financial Officer and Secretary on this            day of                        , 2004.

WILLIAMS CONTROLS, INC.
By:
Name: Dennis E. Bunday
Office: Chief Financial Officer & Secretary ?

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE TO PROVIDE FOR THE DESIGNATION, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF THE SERIES B PREFERRED STOCK, 15% REDEEMABLE CONVERTIBLE SERIES

OF

WILLIAMS CONTROLS, INC.

        Williams Controls, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        1.     The Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred Stock, 15% Redeemable Convertible Series of the Corporation, is hereby amended to read in its entirety as set forth on Exhibit A attached here.

        2.     The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the holders of a majority of the outstanding shares of the Series B Preferred Stock and a majority in voting power of the outstanding stock of the Corporation) of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Williams Controls, Inc. has caused this Certificate to be executed by Dennis E. Bunday, its Chief Financial Officer and Secretary on this            day of                        , 2004.

WILLIAMS CONTROLS, INC.
By:
Name: Dennis E. Bunday
Office: Chief Financial Officer & Secretary

EXHIBIT A

CERTIFICATE TO PROVIDE FOR THE DESIGNATION, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF THE SERIES B PREFERRED STOCK, 15% REDEEMABLE CONVERTIBLE SERIES

SECTION 1.    DESIGNATION, PAR VALUE AND NUMBER.    160,000 shares of authorized preferred stock of the Corporation are hereby constituted as a series of preferred stock, having a par value of $0.01 per share, designated as "Series B Preferred Stock, Redeemable Convertible Series" (hereinafter called "Series B"). In accordance with the terms hereof, each share of Series B shall have the same relative rights as and be identical in all respects with each other share of Series B.

SECTION 2.    DIVIDENDS.    In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), the Corporation shall also declare and pay to the holders of the Series B at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B had all of the outstanding Series B been converted pursuant to Section 3 immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. "Common Stock" means the Corporation's common stock, par value $.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

SECTION 3.    PRIORITY.    All shares of the Series B shall rank on a parity with each other and shall be senior to the Corporation's Series A-1 Preferred Stock, Non-Redeemable Convertible Series (the "Series A-1"), the Common Stock of the Corporation, and any other class or series of stock of the Corporation hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks on parity with or senior to the Series B, in all cases as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

SECTION 4.    REDEMPTION.

        (a)    Redemption.    Up to 98,114 shares of the outstanding Series B shall be subject to redemption on                         , 2004 [[three days after filing of the Certificate of Amendment]] (the "Redemption Date") at the option of the holders thereof, at a price per share equal to $265.00 (the "Redemption Price").

        (b)    Notice of Redemption.    The Corporation shall give written notice by certified mail, return receipt requested, postage prepaid (the "Redemption Notice") to each holder of the Series B, at each such holder's last address appearing on the books of the Corporation not later than                        , 2004 [[One day after filing of the Certificate of Amendment]]. Each Redemption Notice shall state (i) the Redemption Price, (ii) the place or places where certificates for such shares of the Series B to be redeemed are to be surrendered for conversion or for payment of the Redemption Price, and (iii) the address to which the holder's Notice of Acceptance should be sent.

        (c)    Notice of Acceptance.    Not later than                        , 2004 [[Two days after filing of the Certificate of Amendment]] , each holder of Series B that wishes to exercise his, her or its option to cause the redemption of his, her or its Series B shall give written notice (the "Acceptance Notice") to the Corporation. Each Acceptance Notice shall set forth the integral number of shares of Series B the holder wishes to have redeemed pursuant to this Section 4. If the Corporation receives Acceptance Notices requesting the redemption of 100,000 or fewer shares of Series B, the Corporation shall redeem all shares of Series B specified in the Acceptance Notices on the Redemption Date, and thereafter the right of redemption pursuant to this Section 4 shall expire with respect to any remaining shares of Series B. If the Corporation receives Acceptance Notices requesting the redemption of more than 100,000 shares of Series B, the Corporation shall redeem, on the Redemption Date, a ratable portion of the shares of Series B specified in the Acceptance Notices, rounded down to the nearest integral number of shares, based on the total number of shares of Series B held by each holder thereof who submits an Acceptance Notice. The right of redemption under this Section 4 shall expire as to all shares of Series B held by any holder thereof who fails to deliver an Acceptance Notice to the Corporation within two (2) days after his, her or its receipt of the Redemption Notice.

        (d)    Rights Following Redemption.    If Notice of Redemption shall have been duly given as provided in Section 4(b), and if, on the Redemption Date, funds necessary for such redemption have been deposited in trust with a bank or trust company, or have been set aside, in trust, by the Corporation, for the purpose of redeeming shares of the Series B, the shares of the Series B called for redemption shall, as of the close of business on the Redemption Date, no longer be transferable on the books of the Corporation and shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares so called for redemption shall terminate, except only the right of the holders thereof to receive, without interest thereon, upon surrender of the certificates for such shares (i) payment of the Redemption Price therefor, and (ii) a certificate representing any shares of Series B which were represented by the certificate or certificates delivered to the Corporation in connection with such redemption but which were not redeemed.

        (e)    Insufficient Funds.    Subject to the rights of series of preferred stock which may from time to time come into existence, if funds of the Corporation legally available for redemption of shares of Series B on the Redemption Date are insufficient to redeem the shares of Series B called for redemption, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares who have submitted Acceptance Notices. Subject to the rights of series of preferred stock which may from time to time come into existence, at any time thereafter when additional funds of the Corporation become legally available for the redemption of shares of Series B called for redemption, such funds will immediately be used to redeem the balance of the shares ratably among the holders of such shares who have submitted Acceptance Notices.

        (f)    Escheat.    In case any holder of shares of the Series B which shall have been redeemed shall not, within three years of the date of redemption thereof, claim the amount deposited in trust for the redemption of such shares, the bank or trust company with which such funds were deposited, upon request of the Corporation, shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof. The Corporation shall not be required to hold the amount so paid over to it, or any amount theretofore set aside by it, in trust after such three-year period, separate and apart from its other funds, and thereafter the holders of such shares of the Series B shall look only to the Corporation for payment of the Redemption Price thereof, without interest. All liability of the Corporation to any holder of shares of the Series B for payment of the Redemption Price for shares of the Series B called for redemption shall cease and terminate as of the close of business on the fourth anniversary of the redemption date for such shares.

        (g)    Cancellation of Shares.    Shares of the Series B redeemed pursuant to this Section 4 shall be canceled by the Corporation and thereafter shall be authorized and unissued shares of preferred stock, undesignated as to series, subject to reissuance by the Corporation as shares of any series of preferred stock other than the Series B.

SECTION 5.    AUTOMATIC CONVERSION

        (a)    Conversion.    Each outstanding share of Series B shall be automatically converted on such date as there are fewer than 10,000 shares of the Series A-1 outstanding (the "Automatic Conversion Date") into 212.1635 validly issued, fully paid and non-assessable shares of the Company's Common Stock.

        (b)    Surrender of Certificates.    Following the automatic conversion of Series B, the holder of each share of Series B shall surrender the certificate or certificates therefor, duly endorsed in blank at the principal office of the Corporation or its transfer agent, if any, or at such other office or offices, located in the United States as the Board of Directors shall designate by written notice to all holders of Series B shares. Shares of the Series B shall be deemed to have been converted as of the Automatic Conversion Date, and the person or persons entitled to receive the Conversion Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Stock on such date.

        (c)    Fractional Shares.    No fractional shares of Common Stock are to be issued upon conversion. The Corporation shall pay a cash adjustment out of surplus in respect to any fraction of a share which would otherwise be issuable, in an amount equal to $0.85 per share of Common Stock.

        (d)    Deliveries.    As soon as practicable after receipt of the certificate or certificates for the Series B surrendered by each holder thereof, but in no event more than five (5) business days thereafter, the Corporation will deliver by Federal Express or other nationally recognized overnight delivery service to the address of each holder who surrendered a certificate or certificates representing the Series B: (i) a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in such name or names and such denomination or denominations as the converting holder has specified, and (ii) payment of the amount payable under Section 5(c) with respect to such conversion.

SECTION 6.    VOTING

        (a)    Election of Directors.    Until there are no shares of Series B outstanding, in the election of directors of the Corporation, the holders of the Common Stock, the Series A-1 and the Series B shall be entitled to vote on the election of all of the directors as a single class with (i) each share of Common Stock entitled to one vote, (ii) each share of Series A-1 entitled to one vote for each share of Common Stock issuable upon conversion pursuant to Section 4 of that certain Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series A-1 Preferred Stock, Non-Redeemable Convertible Series (the "Series A-1 Designation"), and (iii) each share of Series B entitled to one vote for each share of Common Stock issuable upon conversion pursuant to Section 5 hereof. Upon such date as there are no shares of Series B outstanding, the holders of the Common Stock and the Series A-1 shall thereafter be entitled to vote on the election of all of the directors as a single class with each share of Common Stock entitled to one vote, and each share of Series A-1 entitled to one vote for each share of Common Stock issuable upon conversion pursuant to Section 4 of the Series A-1 Designation.

        (b)    Voting as a Separate Class.    The Corporation shall not, without the consent of the holders of at least a majority of the shares of the Series B then outstanding, voting as a separate class to the exclusion of all other classes:

  (i)
  create, authorize or issue any stock ranking equal to or senior to the Series B as to dividends or distributions, or any obligation or security convertible into shares of any such senior stock;

  (ii)
  amend, alter, change, or repeal any of the express terms of the Series B; or

  (iii)
  pay any dividends to any holder of any class of capital stock of the Corporation.

        (c)    Other Voting Rights.    The holders of the Series B shall be entitled to vote on all matters, other than those described above in clause (a) or (b) of this Section 6, in which holders of Common Stock and Series A-1 are entitled to vote, voting together with holders of the Common Stock and the Series A-1 as a single class with (i) each share of Common Stock entitled to one vote, (ii) each share of Series A-1 entitled to one vote for each share of Common Stock issuable upon conversion pursuant to Section 4 of the Series A-1 Designation, and (iii) each share of Series B entitled to one vote for each share of Common Stock issuable upon conversion pursuant to Section 5 hereof, in all cases as of the record date of such vote or, if no record date is specified, as of the date of such vote. The holders of the Series B shall be entitled to receive all communications sent by the Corporation to the holders of Common Stock.

        (d)    Except as provided in Section 6(b) or by Delaware law, holders of shares of the Series B shall not be entitled to vote as a separate class.

SECTION 7.    REPLACEMENT CERTIFICATES.

        (a)    Mutilated Certificate.    If any mutilated certificate of Series B is surrendered to the Corporation, the Corporation shall execute and deliver in exchange therefor a new certificate for Series B of like tenor and principal amount, bearing a number not contemporaneously outstanding.

        (b)    Destroyed, Lost or Stolen Certificate.    If there is delivered to the Corporation (i) evidence to its reasonable satisfaction of the destruction, loss or theft of any certificate of Series B and (ii) such reasonable security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Corporation that such certificate of Series B has been acquired by a bona fide purchaser, the Corporation shall execute and deliver in lieu of any such destroyed, lost or stolen certificate of Series B, a new certificate of Series B of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        (c)    Status of New Certificate.    Upon the issuance of any new certificate of Series B under this Section 7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every new certificate of Series B issued pursuant to this Section 7 in lieu of any destroyed, lost or stolen certificate of Series B, shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen certificate of Series B shall be at any time enforceable by anyone. Any new certificate for Series B delivered pursuant to this Section 7 shall be so dated that neither gain nor loss in interest shall result from such exchange. The provisions of this Section 7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen certificate of Series B.

SECTION 8.    AMENDMENT AND WAIVER.    No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 9 hereof without the prior written consent of the holders of a majority of the shares of Series B outstanding at the time such action is taken.

SECTION 9.    NOTICES.    Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

APPENDIX C

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
WILLIAMS CONTROLS, INC.

        Williams Controls, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        1.     Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to delete Paragraph B thereof (including all subparagraphs thereof) in its entirety.

        2.     The foregoing amendment was duly adopted by a majority in voting power of the outstanding stock of the Corporation in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Williams Controls, Inc. has caused this Certificate to be executed by Dennis E. Bunday, its Chief Financial Officer and Secretary on this                        day of                        , 2004.

WILLIAMS CONTROLS, INC.
By:
Name: Dennis E. Bunday
Office: Chief Financial Officer & Secretary

C-1

APPENDIX D

August 18, 2004 Special Committee to the Board of Directors
Williams Controls, Inc.
14100 SW 72nd Street
Portland, Oregon 97224

Members of the Special Committee to the Board of Directors:

        Williams Controls, Inc. (the "Company") proposes to undertake a series of transactions involving (i) the repurchase from American Industrial Partners (the "Seller") of up to 98,114 shares of the Company's Series B Preferred Stock, Redeemable Convertible Series (the "Repurchase"), at a per share price of $265.00 (or an aggregate price of approximately $26.0 million) (the "Consideration"); (ii) the subsequent conversion of the remainder of the outstanding Series B Preferred Stock, Redeemable Convertible Series into shares of the Company's common stock; and (iii) various other transactions and agreements in connection with the foregoing (together, the "Transaction.") The price to be paid by the Company for repurchase of the Series B Preferred was derived by the Special Committee by assuming each share of Series B Preferred was converted into common stock according to its terms, but including three years of dividends and a 15% conversion premium. This equates to conversion of each share of Series B Preferred into 212.1635 shares of common stock, which implies a price of $1.249 per common equivalent share.

        In connection with your consideration of the Transaction, you have requested our opinion as to the fairness, from a financial point of view, to the Company of the Consideration payable by the Company in the Repurchase based on the terms of the Repurchase as set forth in the Term Sheet and Consent Solicitation Statement (as such terms are defined below). We render no opinion with respect to any other components of the Transaction or any other consideration payable in connection with any other components of the Transaction.

        As part of our investment banking business, we are engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

        In conducting our investigation and analyses and in arriving at our opinion herein, we have reviewed such information and have taken into account such financial and economic factors as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed financial forecasts for the periods including 2004 through 2009 prepared by the Company (the "Forecasts"); (ii) reviewed certain publicly available information including, but not limited to, the Company's recent filings with the Securities and Exchange Commission; (iii) reviewed the draft Williams Controls, Inc. Terms for Redemption and Conversion of Preferred Stock, dated August 5, 2004, in the form presented to the Special Committee of the Company's Board of Directors (the "Term Sheet") and agreements referenced therein; (iv) reviewed the draft Consent Solicitation Statement dated August 16, 2004 in the form presented to the Company's Board of Directors and agreements referenced therein (the "Consent Solicitation Statement"); (v) compared the financial position and operating results of the Company with those of other publicly traded companies we deemed relevant and considered the market trading multiples of such companies; (vi) compared the historical market prices and trading activity of the Company's common stock with those of other publicly traded companies we deemed relevant; (vii) considered the present values of the Company's forecasted cash flows contained in the Forecasts; (viii) reviewed certain potential pro forma financial effects of the Transaction; and (ix) compared the stand-alone theoretical market value of the Series B Preferred Stock to the valuation implied by the Consideration in the Repurchase. We have held discussions with members of the Company's senior management concerning the Company's historical and current financial condition and operating results, as well as the future prospects of the Company. We have also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to us by or on behalf of the Company. We have not been engaged to independently verify any such information, and we have assumed that the Company is not aware of any information prepared by it or its advisors that might be material to our opinion that has not been provided to us. We have assumed that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the Company's financial statements; (ii) the financial statements of the Company provided to us present fairly the results of operations, cash flows and financial condition of the Company for the periods indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied; (iii) the stand-alone and pro forma Forecasts were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the Company's senior management as to the future performance of the Company, and we have relied upon such Forecasts in the preparation of this opinion; (iv) the proposals contained in the Consent Solicitation Statement will be approved by the Company's shareholders and the Transaction will be consummated in compliance with applicable law and in accordance with the terms of the Consent Solicitation Statement without any changes thereto; and (v) all material corporate, governmental, regulatory or other consents and approvals required to consummate the Transaction, including without limitation all required approvals of stockholders, have been or will be obtained. We have relied as to all legal matters regarding the Transaction on the advice of the Company's counsel. In conducting our review, we have not undertaken nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company. In each case, we have made the assumptions above with your consent.

        Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and our opinion does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. Furthermore, we express no opinion as to the price or trading range at which any of the Company's securities (including the Company's common stock) will trade following the date hereof.

        Our opinion has been prepared at the request and for the information of the Special Committee of the Board of Directors of the Company, and may not be relied upon, used for any other purpose or disclosed to any other party without our prior written consent; provided, however, that this letter may be reproduced in full in the Consent Solicitation Statement to be provided to the Company's shareholders in connection with the Transaction. Any reference to us or our opinion in the Consent Solicitation Statement (or any other publicly available document), however, shall be subject to our prior review and approval. Other than the fairness of the Consideration paid by the Company from a financial point of view, we express no opinion with respect to the Repurchase, the Transaction, the Term Sheet, Consent Solicitation Statement or any other agreements or other matters provided for or contemplated by the Term Sheet or Consent Solicitation Statement. This opinion does not address the relative merits of any other transactions that may be or might have been available as an alternative to the Transaction or the Transaction compared to any other potential alternative transactions or business strategies considered by the Special Committee of the Company's Board of Directors. This opinion does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the Transaction.

        We will also receive a fee for rendering this opinion. Our fee is not contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us against certain liabilities that may arise out of our engagement. We are a full service securities firm. As such, in the ordinary course of our business, we may from time to time trade the securities of the Company for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Consideration payable by the Company in the Repurchase is fair, from a financial point of view, to the Company.

Very truly yours,
ROBERT W. BAIRD & CO. INCORPORATED

APPENDIX E

August 18, 2004

CONFIDENTIAL

Special Committee of the Board of Directors
Williams Controls, Inc.
Attn: Douglas E. Hailey
14100 SW 72nd Avenue
Portland, OR 97224

Re:    Solvency Opinion

Dear Special Committee:

        The Special Committee (the "Committee") of the Board of Directors of Williams Controls, Inc. (the "Company") has asked Emory Business Advisors, LLC ("EBA") to provide its opinion (this "Opinion") as of the moment immediately following the assumed consummation of the proposed stock repurchase and recapitalization (collectively, the "Transaction") in order to assist the Committee in reaching certain conclusions concerning the effect of the Transaction, including whether immediately prior to and following the Transaction the capital of the Company would be impaired under Delaware law.

        In connection with this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed the Company's draft Proxy Statement, dated August 16, 2004;

  2.
  reviewed the term sheet for Redemption and Conversion of Preferred Stock by the Company, dated August 5, 2004;

  3.
  reviewed the draft Put and Call Agreement between the Company and American Industrial Partners Capital Fund III, L.P. ("AIP"), as distributed August 6, 2004;

  4.
  reviewed the draft Waiver and Amendment among the Company and holders of the Company's Series A-1 Preferred Stock, as distributed August 6, 2004;

  5.
  reviewed the draft Waiver and Amendment among the Company and holders of the Company's Series B Preferred Stock, as distributed August 6, 2004;

  6.
  reviewed the draft Amended and Restated Management Services Agreement among the Company, American Industrial Partners and Dolphin Offshore Partners, L.P., as distributed August 6, 2004;

  7.
  reviewed various of the Company's draft Certificates of Amendment as to the designation, preferences, rights, qualifications, limitations or restrictions of its Series A-1, Series B, and Series C Preferred Stock, as distributed August 6, 2004;

  8.
  reviewed the commitment letter and senior secured credit facilities summary of terms between the Company and Merrill Lynch Capital, dated June 3, 2004;

  9.
  reviewed the Company's most recent five years of Forms 10-K, including audited financial statements;

  10.
  reviewed the Company's Forms 10-Q for the periods ended March 31, 2004, and December 31, 2003;

  11.
  reviewed certain operating and financial information relating to the Company's business and prospects, including pro forma financial data for the Company through September 30, 2009, done assuming the Transaction had occurred;

  12.
  reviewed financial analyses prepared by Company management and Robert W. Baird & Co. Incorporated;

  13.
  reviewed historical and current price and volume trading history of the Company's common stock;

  14.
  visited the Company's headquarters in Portland, Oregon;

  15.
  met with certain members of the Company's senior management to discuss its operations, historical financial statements, and future prospects;

  16.
  reviewed publicly available financial data and stock market performance data of publicly traded companies we considered somewhat similar to the Company;

  17.
  reviewed data regarding acquisitions of entire companies we considered somewhat similar to the Company; and

  18.
  conducted such other studies, analyses, inquiries, and investigations, as we deemed appropriate for purposes of this Opinion.

        In providing this Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information that was available to us from public sources and all the financial and other information provided to us by the Company or its representatives. We have further relied upon the assurances of the Company's management that they are unaware of any facts that would make the information the Company or its representatives provided to us incomplete or misleading.

        With respect to the projected financial results, we have assumed they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the Company's management. We do not express an opinion or any other form of assurance as to the reasonableness of the underlying assumptions.

        We have not performed an independent appraisal of any of the Company's tangible assets.

        For purposes of this Opinion we have used the definition of "Fair Value" contained in Statements of Financial Accounting Standards 133, 141, 142 and 144; and Statement of Accounting Concepts No. 7:

    …the amount at which an asset (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

        For purposes of this Opinion, the term "Net Assets" means the amount by which the Fair Value of the Company's assets exceeds the Company's liabilities.

        For purposes of this Opinion, the term "Unreasonably Small Capital" relates to the ability of the Company to continue as a going concern and not lack sufficient capital for anticipated needs, including payment of liabilities arising in the ordinary course of the Company's business as they become absolute and matured. In financial accounting, information that significantly contradicts the going concern assumption relates to an entity's ability to continue to meet its obligations as they become due without substantial disposition of assets outside the ordinary course of business, restructuring of debt, externally forced revisions of its operations, or similar actions. Generally accepted auditing practices call for affirmative actions to test the going concern concept. These practices may identify certain information that contradicts the financial accounting going concern assumption, for example, recurring operating losses, defaults on loans, and adverse financial ratios. Our determination of adequate capital is made from an economic or cash flow perspective rather than a financial accounting perspective.

        Our analysis takes into account all asset values (tangible and intangible) as well as all liabilities and thus provides a means of determining that the Fair Value of the Company's assets exceeds its liabilities.

        This Opinion is with respect to the Company as a going concern, on a pro forma basis, giving effect to the Transaction. In the course of preparing this Opinion, nothing has come to our attention that causes us to believe that the Company, on a pro forma basis, and giving effect to the Transaction, is not and would not be a viable going concern. Based on the facts that have come to our attention during the course of this engagement, we believe it appropriate for us to value the Company as a going concern.

        In expressing its Opinion, EBA has relied on information and analyses furnished by and/or discussions held with the Company's management and their advisors, which information and analyses EBA has reviewed and which has been the subject of discussion and inquiry. EBA does not assume any responsibility for the sufficiency and accuracy of such information, but nothing has come to EBA's attention in the course of this engagement that would lead it to believe that any such information is insufficient or incorrect in any material respect or that it was unreasonable for EBA to utilize and rely upon such information. EBA believes that such information reasonably reflects the Transaction, the financial conditions and results, and future plans of operations of the Company. All items which have been subject to audit pursuant to generally accepted auditing standards and in conformity with generally accepted accounting principles have been relied upon without review, check, or verification, but nothing has come to our attention in the course of preparing this letter which would lead us to believe that any such information is incorrect in any material respect or that it was unreasonable for EBA to utilize and rely upon such information.

        For the purposes of this Opinion, EBA has assumed that there will be no material change in the information included in the documents in EBA's possession as of the date of this letter.

        We do not conduct or provide environmental liability assessments of any kind, so this Opinion takes into account no liabilities relating to environmental matters unless they have been reported to us by the Company. To the extent such information was reported to us, we have relied upon it without independent verification.

        This Opinion is necessarily based on economic, market, financial, and other conditions as they exist and can be evaluated by us as of the date of this Opinion. EBA has no responsibility to update the opinions stated herein for events and circumstances occurring after the date of this letter.

        The issuance of this Opinion by EBA does not represent an assurance, guarantee, or warranty that the Company will not default on any debt obligations, if any, associated with the values stated in the Opinion, nor does EBA make any assurance, guarantee, or warranty that the covenants for any financing will not be violated in the future.

        No representation is made as to the legal sufficiency for any purpose of the definitions contained in the body of the Opinion. Such definitions are used solely for setting forth the scope of this Opinion and EBA believes such definitions to be reasonable for the purposes of rendering this Opinion.

        This Opinion is valid only for the debt and equity structure of the Company immediately prior to and following the Transaction and is not valid for any subsequent debt refinancing or restructuring not referred to in this Opinion.

        Based on the projections provided, which were the subject of our investigation and analysis, EBA has assumed that the Company will make no acquisitions other than the stated capital expenditures during the projection period unless otherwise stated in this Opinion.

        Neither EBA nor the individuals involved with this Opinion have any present or contemplated future interest in the Company or any other interest that might tend to prevent making a fair and unbiased Opinion.

Opinion

        On the basis of our review, procedures, and analyses performed, we express the following Opinion as of August 18, 2004, assuming the consummation of the Transaction as proposed and giving consideration to all the information disclosed to EBA, all predicated on the assumptions that the Company continues in its present business and the Company's assets are used in a going concern:

  (i)
  The Fair Value of the Company's assets exceeds its liabilities.

  (ii)
  The Company will be able to pay its debts as they become due in the ordinary course of business.

  (iii)
  The Company will not have Unreasonably Small Capital for the business in which it is and will be engaged.

  (iv)
  The Fair Value of the Company's assets would exceed the Company's total liabilities if the Company were to be dissolved immediately after the consummation of the Transaction.

  (v)
  The funds used by the Company in the Transaction will not exceed the amount by which the Company's Net Assets are greater than the par value of the Company's issued stock.

        This Opinion is provided for the information and assistance of the Committee and the Company's Board of Directors in their consideration of the Transaction and may not be relied upon by another party or for any other purpose.

Very truly yours,

EMORY BUSINESS ADVISORS, LLC

APPENDIX F

FORM
OF
PUT AND CALL AGREEMENT

        This Put and Call Agreement (this "Agreement") is made and entered into as of                        , 2004 (the "Effective Date"), by and among Williams Controls, Inc., a Delaware corporation (the "Company") and American Industrial Partners Capital Fund III, L.P., a Delaware limited partnership ("AIP").

RECITALS

        WHEREAS, AIP is the holder of shares of the Company's Series B Preferred Stock, 15% Redeemable Convertible Series (the "Series B"); and

        WHEREAS, AIP has indicated that it intends to vote its shares of Series B in favor of an amendment in its entirety of the Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred Stock, 15% Redeemable Convertible Series (the "Series B Designation"), pursuant to which all of AIP's shares of Series B will either be redeemed or converted to shares of the Company's common stock, par value $0.01 (the "Common Stock"); and

        WHEREAS, the Company has agreed to grant to AIP certain put rights, and AIP has agreed to grant to the Company certain call rights, with respect to Common Stock of the Company owned by AIP, on the terms and subject to the conditions contained in this Agreement;

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants set forth herein, the parties hereby agree as follows:

AGREEMENT

        1.    Definitions.    In addition to the terms defined elsewhere in this Agreement, the following terms, when used herein, shall have the following meanings:

        "Business Day" means a day, other than Saturday or Sunday, on which banks in Portland, Oregon, and New York, New York are open to the public for the transaction of their normal banking business.

        "Call Price" means $2.00 per Call Share, subject to adjustment as provided in Section 3.2.

        "Call Shares" means all shares of the Company's Common Stock held of record by AIP on the day before the date of delivery of the Call Notice, up to a maximum of the Maximum Call Shares, but shall not include any shares of the Company's Common Stock as to which AIP has exercised the Put.

        "Expiration Date" means September 30, 2007.

        "Initial Exercise Date" means September 30, 2006.

        "Maximum Call Shares" means 7,000,000 shares of Common Stock, subject to adjustment as provided in Section 3.2.

        "Maximum Put Price" means $1.00 per share of Common Stock, subject to adjustment as provided in Section 2.4.

        "Maximum Put Shares" means 7,000,000 shares of Common Stock, subject to adjustment as provided in Section 2.4.

        "Organic Change" means a reorganization, consolidation, share exchange or merger of the Company, in each case which is effected in such a manner that the holders of the Company's Common

Stock are entitled to receive with respect to or in exchange for Common Stock, shares of the Company's stock or other securities (other than shares of Common Stock), stock or other securities of other Persons, cash or assets, or a sale of substantially all assets of the Company, but shall not include a Reclassification.

        "Put Price" means the lesser of (a) the Maximum Put Price, or (b) the average (rounded to the nearest 1/10,000) of the closing trading prices of the Company's Common Stock on the stock exchange on which such stock is then listed or admitted to trading, or if the Common Stock shall not at the time be listed or admitted to trading on any stock exchange, the average of the last bid and asked prices for the Common Stock in the OTC Bulletin Board, or, if the Common Stock is not then included in the OTC Bulletin Board, as furnished by the National Quotation Bureau, Inc. or if such firm is not at the time engaged in the business of reporting such prices, as furnished by any firm then engaged in such business or by any member of the National Association of Securities Dealers, Inc., selected by the Company, in each case for the thirty (30) trading days immediately preceding the third Business Day before the Put Notice is delivered.

        "Put Shares" means all shares of Common Stock held of record by AIP on the day before the date of delivery of the Put Notice, up to a maximum of the Maximum Put Shares.

        "Reclassification" means an amendment to the Certificate of Incorporation of the Company to change the classification of the Common Stock.

        2.    Put.

          2.1    Put Right.    Commencing on the Initial Exercise Date and ending on the Expiration Date, AIP shall have the right to require the Company to repurchase and redeem (the "Put") the Put Shares, in whole or in part, at the Put Price. In order to exercise the Put, AIP shall deliver to the Company not later than 5:00 p.m. Pacific time on the Expiration Date a written notice of AIP's election to exercise (the "Put Notice"), which notice shall specify the number of Put Shares (up to the Maximum Put Shares), and wire transfer instructions for the account to which the Put Price is to be paid, together with stock certificate(s) representing the Put Shares properly endorsed for transfer. The Put may be exercised only once. The Put Notice shall be irrevocable. If not exercised, the Put shall expire at 5:00 p.m. Pacific time on the Expiration Date. The Put shall terminate upon the occurrence of an Organic Change. Not later than thirty (30) days after timely delivery by AIP of the Put Notice and stock certificate(s) representing the Put Shares properly endorsed for transfer, the Company shall pay the Put Price to AIP by federal wire transfer of immediately available funds, and shall deliver to AIP a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Company in connection with the Put but which were not subject to the Put.

          2.2    Reissuance of Preferred Shares.    If the Company fails, for any reason other than AIP's failure to comply in all material respects with the provisions of this Agreement (including without limitation AIP's failure to timely exercise the Put), to pay the Put Price within thirty days after delivery by AIP of the Put Notice and stock certificate(s) properly endorsed for transfer, the Company shall promptly issue to AIP a number of shares of its Series C Preferred Stock, 15% Redeemable Non-Convertible Series (the "Series C Preferred") determined by dividing the aggregate Put Price for the Put Shares the Company was required but failed to purchase by $100. Upon issuance of Series C Preferred to AIP, (a) the Put shall terminate, (b) the certificate(s) representing shares of Common Stock as to which the Put was exercised shall be cancelled, and (c) the Company shall deliver to AIP a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Company in connection with the Put but which were not subject to the Put.

          2.3    Representations of the Company.    The Company represents and warrants to AIP that the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series C Preferred Stock (the "Series C Designation") has been duly authorized and approved by all necessary corporate action of the Company, and has been duly filed with the Delaware Secretary of State. The Company shall reserve and keep available out of its authorized but unissued shares of preferred stock, solely for the purposes of issuance of the Series C Preferred, 70,000 shares of Series C Preferred. All shares of Series C shall, when issued, be duly and validly issued, fully paid and nonassessable. Subject to Section 2.2, the Company shall take all such actions as may be necessary to assure that all shares of Series C may be so issued without violation of any applicable law or governmental regulation. The Company agrees that AIP shall have the right to specific enforcement of the Company's obligation to issue the Series C pursuant to Section 2.2 hereof, and the right of specific performance granted hereby shall not be deemed to foreclose or limit any other remedy or right of AIP under this Agreement, at law or in equity.

          2.4    Adjustments.

            (a)   If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Maximum Put Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced and the Maximum Put Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Maximum Put Price in effect immediately prior to such combination shall be proportionately increased and the Maximum Put Shares shall be proportionately reduced.

            (b)   In the case of any amendment to the Certificate of Incorporation to change the classification of the Common Stock, the Put shall continue to apply to the stock or securities into which the Common Stock has been reclassified. Without limiting the foregoing, if the change in classification of the Common Stock effects an increase or decrease in the number of shares into which the Common Stock has been reclassified, the provisions of Paragraph 2.4(a) shall apply in connection with any such reclassification. This Paragraph shall apply in the same manner to successive reclassifications.

        3.    Call.

          3.1    Call Rights.    The Company shall have the right to purchase and redeem (the "Call") the Call Shares on October 31, 2007 (the "Call Date"), at the Call Price. In order to exercise the Call, the Company shall deliver to the AIP not more than 30 nor fewer than ten days prior to the Call Date a written notice of the Company's election to exercise (the "Call Notice"). If the Company exercises the Call and delivers the Call Notice as required by this Section, AIP shall deliver stock certificate(s) representing the Call Shares properly endorsed for transfer within ten (10) days prior to the Call Date, and the Company shall, on the Call Date, (i) pay the Call Price to AIP by federal wire transfer of immediately available funds, and (ii) deliver to AIP a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Company in connection with the Call but which were not subject to the Call. The Call shall terminate upon the earlier of (a) exercise of the Put, and (b) the occurrence of an Organic Change.

          3.2    Adjustments.

            (a)   If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Call Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced and the Maximum Call Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Call Price in effect immediately prior to such combination shall be proportionately increased and the Maximum Call Shares shall be proportionately reduced.

            (b)   In the case of any amendment to the Certificate of Incorporation to change the classification of the Common Stock, the Call shall continue to apply to the stock or securities into which the Common Stock has been reclassified. Without limiting the foregoing, if the change in classification of the Common Stock effects an increase or decrease in the number of shares into which the Common Stock has been reclassified, the provisions of Paragraph 3.2(a) shall apply in connection with any such reclassification. This Paragraph shall apply in the same manner to successive reclassifications.

        4.    Miscellaneous Provisions.

          4.1    Notices.    Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given or delivered if personally delivered, deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, or deposited with Federal Express or other nationally recognized overnight delivery service, charges prepaid, as follows:

If to the Company:	Williams Controls, Inc. 14100 SW 72nd Portland, Oregon 97224 Attention: Chief Financial Officer
If to AIP:	c/o American Industrial Partners 551 Fifth Avenue, Suite 3800 New York, NY 10176 Telecopy: 212-986-5099 Telephone: 212-983-1399 Attention: Kirk Ferguson
with a copy to:	McGuireWoods LLP 1750 Tysons Boulevard; Suite 1800 McLean, VA 22102-4215 Telecopy: 703-712-5050 Telephone: 703-712-5061 Attention: Robert G. Marks

  Any party hereto may by notice so given change its address for future notices hereunder. Notice shall be deemed conclusively given (a) when personally delivered, (b) three (3) Business Days after deposit in the mail, or (c) one (1) Business Day after deposit with an overnight delivery service, in each case in the manner set forth above.

          4.2    Entire Agreement.    This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          4.3    Governing Law.    This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware.

          4.4    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          4.5    Third Parties.    Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          4.6    Successors and Assigns.    AIP may assign its rights and obligations under this Agreement to any Person that holds, immediately prior to such assignment, at least 6,000,000 shares of Common Stock of the Company; provided, however, that upon any such assignment, Section 2.2 and Section 2.3 hereof shall terminate, and further provided that AIP may not assign the Put separately from the Call. AIP may assign its rights and obligations under this Agreement to any Person that controls, is controlled by or is under common control with AIP; provided that AIP may not assign the Put separately from the Call. Except as set forth above, no party may assign this Agreement or its rights or obligations hereunder, voluntarily, involuntarily or by operation of law, without the prior written consent of the other party. Nothing herein shall be construed to require AIP's consent (except in its capacity as a holder of Common Stock) to an Organic Change by the Company. Subject to the foregoing, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto. This Agreement may not be amended except in a writing signed by the parties.

          4.7    Captions.    The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          4.8    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.9    Costs and Attorneys' Fees.    In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          4.10    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance of the other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WILLIAMS CONTROLS, INC.
By:

Dennis Bunday, Chief Financial Officer and Secretary
American Industrial Partners Capital Fund III, L. P.
By:

APPENDIX G

FORM
OF
DESIGNATION OF SERIES C PREFERRED

CERTIFICATE TO PROVIDE FOR THE DESIGNATION, PREFERENCES,
RIGHTS, QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS THEREOF, OF THE SERIES C PREFERRED STOCK, 15%
REDEEMABLE NON-CONVERTIBLE SERIES

        Williams Controls, Inc., a Delaware corporation (the "Corporation"), hereby certifies that pursuant to the authority vested in the Board of Directors of the Corporation by the provisions of its Certificate of Incorporation, and by the provisions of Section 151 of The General Corporation Law of the State of Delaware, the Board of Directors adopted the following resolution:

    RESOLVED, there is hereby created a series of preferred stock, $.01 par value, of the Corporation, consisting of 100,000 shares of the authorized, but unissued preferred stock and designated the "Series C Preferred Stock, 15% Redeemable Non-Convertible Series" (hereinafter referred to as the "Series C"); and that to the extent that the terms, relative rights, preferences, qualifications and limitations of the Series C are not fixed and determined by the Certificate of Incorporation of the Corporation, as amended, they hereby are fixed and determined as set forth in Attachment A attached hereto.

        I, being the duly authorized officer of the Corporation, do hereby certify under penalty of perjury that the foregoing resolution amending the Williams Controls, Inc. Certificate of Incorporation to provide for the designation, preferences, rights, qualifications, limitations or restrictions thereof, of the Series C Preferred Stock, 15% Redeemable Non-Convertible Series, is the act and deed of the Corporation and that the facts stated herein are true and, accordingly, have hereunto set my hand this            day of                                         , 2004.

WILLIAMS CONTROLS, INC.
By:

Name: Dennis E. Bunday
Office: Chief Financial Officer & Secretary

ATTACHMENT A

CERTIFICATE TO PROVIDE FOR THE DESIGNATION, PREFERENCES,
RIGHTS, QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,
OF THE SERIES C PREFERRED STOCK,
15% REDEEMABLE NON-CONVERTIBLE SERIES

SECTION 1.    DESIGNATION, PAR VALUE AND NUMBER.    100,000 shares of authorized preferred stock of the Corporation are hereby constituted as a series of preferred stock, having a par value of $0.01 per share, designated as "Series C Preferred Stock, 15% Redeemable Non-Convertible Series" (hereinafter called "Series C"). In accordance with the terms hereof, each share of Series C shall have the same relative rights as and be identical in all respects with each other share of Series C. The Series C may be issued solely to American Industrial Partners Capital Fund III, L.P. ("AIP") in connection with that certain Put and Call Agreement dated                                        , 2004, (the "Put and Call Agreement") between AIP and the Corporation, or to any affiliate of AIP to which AIP is permitted to assign and has assigned its rights under the Put and Call Agreement.

SECTION 2.    DIVIDENDS.

        (a)    Cumulative Dividends.    When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of State of Delaware, the Corporation shall pay preferential dividends in cash to the holders of shares of Series C as provided in this Section 2. Except as otherwise provided herein, cumulative preferential dividends on each share of Series C shall accrue on a daily basis at an initial rate (the "Dividend Rate") of 15% per annum on the sum of $100 plus accumulated and unpaid dividends thereon. On [[April 1, 2005]], and on the first day of each Dividend Period thereafter, the Dividend Rate will increase by 0.25% over the Dividend Rate in effect for the previous Dividend Period, but in no event shall the Dividend Rate exceed 20% per annum. Dividends may be paid in cash or, at the option of the Corporation, in additional shares of Series C, and if the Corporation elects to pay any portion of the dividends payable on the Series C in additional shares of Series C, one (1) share of Series C shall be issuable for each $100 of accrued but unpaid dividends. Dividends shall accrue commencing and including the date of issuance of such share to and including the first to occur of (i) the date on which the amount payable pursuant to Section 6 on such share is paid to the holder thereof in connection with the liquidation of the Corporation, (ii) the date on which such share is redeemed by the Corporation as provided herein or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

        (b)    Dividend Reference Dates.    To the extent not paid on January 2, April 1, July 1 and October 1 of each year, beginning [[April 1, 2005]] (the "Dividend Reference Dates"), all dividends which have accrued on each share of Series C outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date (each such period, a "Dividend Period") shall be accumulated and shall remain accumulated dividends with respect to such share until paid to the holder thereof.

        (c)    Distribution of Partial Dividend Payments.    Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares held by each such holder.

SECTION 3.    PRIORITY.

        All shares of the Series C shall rank on a parity with each other and shall be senior to the Corporation's Common Stock and any other class or series of stock of the Corporation hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks senior to the Series C, in all cases as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

SECTION 4.    OPTIONAL REDEMPTION.

        (a)    Redemption.    The Corporation may at its option redeem all or any portion of the Series C at any time or from time to time, in minimum increments of 500 shares, at a price per share equal to $100 plus all accrued but unpaid dividends thereon (each such price shall be referred to as the "Redemption Price"). If the Corporation elects to redeem fewer than all outstanding shares of Series C at any time, the Corporation shall redeem a ratable portion of the shares of Series C held by each holder thereof.

        (b)    Notice of Redemption.    The Corporation shall give written notice by certified mail, return receipt requested, postage prepaid to each holder of the Series C, at each such holder's last address appearing on the books of the Corporation (but no failure to receive such a notice by any holder, so long as mailed in accordance with the provisions herein, shall affect the validity of the redemption of any shares of Series C) at least ten (10) but not more than sixty (60) days prior to the date fixed for redemption.

        (c)    Rights Following Redemption.    If notice of redemption shall have been duly given as provided in Section 4(b), and if, on the redemption date, funds necessary for such redemption have been deposited in trust with a bank or trust company, or have been set aside, in trust, by the Corporation, for the purpose of redeeming shares of the Series C, the shares of the Series C called for redemption shall, as of the close of business on the redemption date, no longer be transferable on the books of the Corporation and shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares so called for redemption shall terminate, except only the right of the holders thereof to receive the Redemption Price, without interest thereon, upon surrender of the certificates for such shares.

        (d)    Escheat.    In case any holder of shares of the Series C which shall have been redeemed shall not, within three years of the date of redemption thereof, claim the amount deposited in trust for the redemption of such shares, the bank or trust company with which such funds were deposited, upon request of the Corporation, shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof. The Corporation shall not be required to hold the amount so paid over to it, or any amount theretofore set aside by it, in trust after such three-year period, separate and apart from its other funds, and thereafter the holders of such shares of the Series C shall look only to the Corporation for payment of the Redemption Price thereof, without interest. All liability of the Corporation to any holder of shares of the Series C for payment of the Redemption Price for shares of the Series C called for redemption shall cease and terminate as of the close of business on the fourth anniversary of the redemption date for such shares.

        (e)    Cancellation of Shares.    Shares of the Series C redeemed pursuant to this Section 4 shall be canceled by the Corporation and thereafter shall be authorized and unissued shares of preferred stock, undesignated as to series, subject to reissuance by the Corporation as shares of any series of preferred stock other than the Series C.

SECTION 5.    VOTING

        Except as and only to the extent expressly required by the Delaware General Corporation Law, the holders of the Series C shall not have any voting rights. Subject to the foregoing, with respect to any matter on which the holders of the Series C shall have voting rights, each share of Series C shall be entitled to one vote. Except as provided by Delaware law, holders of shares of the Series C shall not be entitled to vote as a separate class.

SECTION 6.    LIQUIDATION

        (a)    Liquidation Preference.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (hereinafter collectively called "liquidation"), before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of shares of Common Stock or of any other equity security of the Corporation subordinate to the Series C as provided in Section 3 hereof, each holder of a share of the Series C shall be entitled to receive out of the assets of the Corporation or the proceeds thereof, a preferential payment in an amount equal to the Redemption Price.

        (b)    Proportional Rights.    In the event the amount available for distribution as liquidation preference payments to holders of the Series C and any other stock ranking on a parity therewith is insufficient to pay the full amount of their respective preferences, such amount shall be divided among and paid to such holders ratably in proportion to the respective amounts which would be payable to such holders if their respective liquidation preferences were to be paid in full.

        (c)    Insufficient Funds.    In the event any liquidation preference payment to be made on the shares of the Series C shall amount in the aggregate to less than the Redemption Price, the Corporation in its discretion may require the surrender of certificates for shares of the Series C and issue a replacement certificate or certificates, or it may require the certificates evidencing the shares in respect of which such payments are to be made to be presented to the Corporation, or its agent, for notation thereon of the amounts of the liquidation preference payments made in respect of such shares. In the event a certificate for shares of the Series C on which payment of one or more partial liquidation preferences has been made is presented for exchange or transfer shall bear an appropriate notation as to the aggregate amount of liquidation preference payments theretofore made in respect thereof.

        (d)    Merger or Sale.    Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 6.

SECTION 7.    REPLACEMENT CERTIFICATES.

        (a)    Mutilated Certificate.    If any mutilated certificate of Series C is surrendered to the Corporation, the Corporation shall execute and deliver in exchange therefor a new certificate for Series C of like tenor and principal amount, bearing a number not contemporaneously outstanding.

        (b)    Destroyed, Lost or Stolen Certificate.    If there is delivered to the Corporation (i) evidence to its reasonable satisfaction of the destruction, loss or theft of any certificate of Series C and (ii) such reasonable security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Corporation that such certificate of Series C has been acquired by a bona fide purchaser, the Corporation shall execute and deliver in lieu of any such destroyed, lost or stolen certificate of Series C, a new certificate of Series C of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        (c)    Status of New Certificate.    Upon the issuance of any new certificate of Series C under this Section 7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every new certificate of Series C issued pursuant to this Section 10 in lieu of any destroyed, lost or stolen certificate of Series C, shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen certificate of Series C shall be at any time enforceable by anyone. Any new certificate for Series C delivered pursuant to this Section 7 shall be so dated that neither gain nor loss in interest shall result from such exchange. The provisions of this Section 7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen certificate of Series C.

SECTION 8.    AMENDMENT AND WAIVER.

        No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 9 hereof without the prior written consent of the holders of a majority of the shares of Series C outstanding at the time such action is taken.

SECTION 9.    NOTICES.

        Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

APPENDIX H-1

FORM
OF
AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

        This AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT ("Agreement"), dated as of                        , 2004, is among Williams Controls, Inc., a Delaware corporation (the "Company"), American Industrial Partners, a Delaware general partnership ("AIP") and Dolphin Advisors, LLC, a Delaware limited liability company ("Dolphin" and, so long as this Agreement becomes effective pursuant to Section 1, collectively with AIP and any of their respective designees, the "Advisors"). Capitalized terms used herein but not defined herein have the meanings assigned thereto in that certain Series B Preferred Stock Purchase Agreement, dated as of May 31, 2002, by and among the Company, American Industrial Partners Capital Fund III, L.P. ("AIP III") and the other purchasers named therein (the "Stock Purchase Agreement").

        The Company and AIP are parties to a Management Agreement dated as of July 1, 2002 (the "Original Agreement"), whereunder the Company and AIP agreed that AIP would provide certain ongoing management and advisory services to the Company and its subsidiaries. The parties no longer desire that AIP provide the full amount of such services. In addition, the Company desires for Dolphin to provide certain ongoing management and advisory services to the Company and its subsidiaries, and Dolphin is willing to provide such services subject to the terms and conditions contained herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, AIP and Dolphin hereby agree as follows:

        Section 1.    Effective Date.    Contemporaneously with the execution and delivery of this Agreement, AIP and the Company have executed and delivered a First Amendment to the Management Services Agreement (Option 1) (the "Option 1 Amendment") and a First Amendment to Management Services Agreement (Option 2) (the "Option 2 Amendment" and collectively with the Option 1 Amendment, the "Amendments"). This Agreement or the Amendments shall become effective as follows:

          (a)   If (i) the Company redeems at least the lesser of 98,114 shares of Preferred Stock or the number of shares of Preferred Stock set forth in all Acceptance Notices submitted to the Company by the holders of Preferred Stock pursuant to the amended Certificate of Designation for the Preferred Stock at a redemption price of at least $265.00 per share on or before December 31, 2004 (the "Redemption"), and (ii) Dolphin Offshore Partners, L. P. ("Offshore") does not submit an Acceptance Notice pursuant to the amended Certificate of Designation, this Agreement shall become effective on the effective date of the Redemption and shall amend and restate the Original Agreement in its entirety, and the Amendments shall be null and void.

          (b)   If (i) the Redemption occurs on or before December 31, 2004, and (ii) Offshore submits an Acceptance Notice pursuant to the amended Certificate of Designation, this Agreement and the Option 2 Amendment shall be null and void and the Option 1 Amendment shall become effective on the effective date of the Redemption.

          (c)   If the Redemption has not occurred by December 31, 2004, this Agreement and the Option 1 Amendment shall be null and void, and the Option 2 Amendment shall become effective on January 1, 2005.

        Section 2.    Services.    During the term of this Agreement, the Advisors shall provide such advisory and management services to the Company and its subsidiaries as the Board of Directors of the Company shall reasonably request and the Advisors shall agree to provide from time to time. The Company agrees that the Advisors shall have the right, but not the obligation, to act as the sole

H-1-1

advisors to the Company and its subsidiaries with respect to significant business transactions. Such services shall be performed at the Advisors' respective offices or at such other locations as the Advisors shall reasonably determine.

        Section 3.    Compensation.    In consideration of the services previously provided and to be provided in accordance with Section 2, the Company agrees to pay to each of AIP and Dolphin, subject to the conditions precedent to liability set forth in Section 4 below, an annual management fee ("Annual Fee"), payable in quarterly installments in advance on January 1, April 1, July 1 and October 1 (or the next succeeding business day, if such day is not a business day) of each year, commencing January 1, 2005 (each, a "Payment Date") equal to $80,000 payable to AIP and $120,000 payable to Dolphin. The Annual Fee shall be subject to reduction as set forth in Section 5 hereof.

        Section 4.    Billing as Condition Precedent to Liability; Forfeiture.    Notwithstanding anything in Section 3 to the contrary, the Company shall not owe the Annual Fee to AIP or Dolphin, and such amount shall not in any manner be payable, unless and until AIP or Dolphin, as the case may be, sends the Company a bill for the amount owed to such person. AIP or Dolphin, as the case may be, may send the Company multiple, partial bills for amounts owed as of the same Payment Date; provided, that for the avoidance of doubt the aggregate amount so billed shall not exceed the amount that would otherwise be due under Section 3. To the extent AIP or Dolphin does not bill the Company for an amount which but for this Section 4 would be owed as of a Payment Date within 24 months of such Payment Date, such amount shall be deemed irrevocably forfeited by AIP or Dolphin, as the case may be, and the Company shall have no further obligation whatsoever to pay such amount to such person. Forfeiture of one installment (or partial installment) of the Annual Fee shall not in any way affect any other installment (or partial installment) of the Annual Fee which is billed within 24 months of its applicable Payment Date. No default by AIP hereunder and no defense to the Company's obligation to pay AIP its portion of the Annual Fee hereunder shall affect the Company's obligation to pay Dolphin its portion of the Annual Fee hereunder. Likewise, no default by Dolphin hereunder and no defense to the Company's obligation to pay Dolphin its portion of the Annual Fee hereunder shall affect the Company's obligation to pay AIP its portion of the Annual Fee hereunder.

        Section 5.    Reduction of Annual Fee.    The Annual Fee shall be subject to reduction or termination as follows:

          (a)   Except as set forth in Section 5(d), the amount of the Annual Fee payable to the AIP or Dolphin, as the case may be, shall be reduced from time to time by 10 percent for each 10 percent reduction, in one or a series of related or unrelated transactions, in the number of Conversion Shares held by the AIP or Dolphin, as applicable, from the number of Conversion Shares held by such person immediately following the effective date of the conversion (the "Conversion Date"), such reduction in the amount of the Annual Fee to be effective on the first day of any quarterly period following the date any such reduction occurs.

          (b)   Except as set forth in Section 5(d), the Company's obligation to pay its portion of the Annual Fee to the AIP or Dolphin, as the case may be, shall terminate on the first day of the first quarterly period following the date on which AIP or Dolphin, as applicable, no longer holds a beneficial interest in or voting control of at least 50 percent of the Conversion Shares it held at the end of the month in which the Conversion Date occurred.

          (c)   Any reduction in or termination of the Annual Fee payable to AIP pursuant to this Section shall not affect the Company's obligation to pay the Annual Fee payable to Dolphin unless and until such Annual Fee is reduced or terminated with respect to Dolphin. Likewise, any reduction in or termination of the Annual Fee payable to Dolphin pursuant to this Section shall not affect the Company's obligation to pay the Annual Fee payable to AIP unless and until such Annual Fee is reduced or terminated with respect to AIP.

H-1-2

          (d)   Notwithstanding the foregoing, if AIP III exercises its right (the "Put") to require the Company to purchase and redeem its shares of Common Stock pursuant to the Put and Call Agreement between the Company and AIP III, dated                        , 2004, and the Company either fails to pay the "put price" or issues shares of Series C Preferred Stock thereunder, no reduction in or termination of the Annual Fee payable to AIP pursuant to this Section shall take effect until the Put Price has been paid or all shares of the Company's Series C Preferred Stock have been redeemed by the Company.

        Section 6.    Reimbursement.    The Advisors and their respective affiliates shall be entitled to reimbursement of all reasonable out-of-pocket expenses (including travel, consultant and legal expenses) incurred in connection with the performance of this Agreement (other than salary expenses and associated overhead charges). The Company agrees to pay such amounts promptly, in no event later than 30 days of request therefor.

        Section 7.    Indemnity; No Liability.    In consideration of the execution and delivery of this Agreement by the Advisors, the Company hereby agrees to indemnify, exonerate and hold each of the Advisors and their respective affiliates, and each of their respective partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby or thereby, and will reimburse each Indemnitee for all Indemnified Liabilities as they are incurred (and in no event later than 30 days after requested), except for any such Indemnified Liabilities arising solely on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of their affiliates for any act or omission suffered or taken by such Indemnitee that is not finally judicially determined to constitute gross negligence or willful misconduct. The Company shall not, without the prior written consent of the applicable Advisor, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnitee is a party thereto) unless such settlement, compromise, consent or termination includes a full, complete and unconditional release of each Indemnitee for any liabilities arising out of such action, claim, suit or proceeding.

        Section 8.    Independent Contractor; No Joint Venture.    The Advisors are performing services hereunder as independent contractors (and not as agents, representatives or employees of the Company), and the Advisors are not and shall not be deemed to be co-venturers with, or partners of, the Company or each other in any respect.

        Section 9.    Governing Law; Submission to Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.

        Section 10.    Termination.    This Agreement may be terminated with respect to AIP and the Company at any time by written notice from AIP to the Company, and this Agreement may be terminated with respect to Dolphin and the Company at any time by written notice from Dolphin to the Company. In addition, this Agreement will terminate automatically as of August 1, 2007; provided, however, if AIP III exercises the Put, this Agreement shall not terminate with respect to AIP until the put price has been paid or all shares of the Company's Series C Preferred Stock have been redeemed

H-1-3

by the Company. Notwithstanding the foregoing, this Agreement shall always remain in effect to the extent that any money is owed under Sections 3, 6, 7 or 11 hereof, and Sections 4, 7, 9 and 15 hereof shall survive the termination of this Agreement.

        Section 11.    Payment Default.    In the event that the Company is in payment de-fault with respect to any amounts due the Advisors under this Agreement (after expiration of a 7 day grace period from the date due), such amounts (a) shall accrue interest daily at a rate equal to 15% per annum, compounding quarterly, and (b) shall be paid in full prior to any payments being made to any class or series of preferred stock of the Company.

        Section 12.    Entire Agreement; Amendment.    This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in writing and, if it affects AIP, it is executed by AIP and the Company, and if it affects Dolphin, it is executed by Dolphin and the Company. No courses of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

        Section 13.    No Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto; provided that either Advisor may assign any or all of its rights and obligations hereunder to any affiliate without the consent of the other parties; and provided, further, that either Advisor may assign any or all of its rights hereunder, without the consent of the other parties (i) to any lender providing financing to it or its affiliates and (ii) in connection with any sale of all or substantially all of the assets, capital stock or business of it or the Company (whether effected by sale, exchange, merger, consolidation or other transaction).

        Section 14.    Effect.    In the event of assignment of this Agreement pursuant to Section 13 hereunder, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

        Section 15.    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by personal delivery, by reputable overnight courier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

          If to the Advisor:

      c/o American Industrial Partners
      551 Fifth Avenue, Suite 3800
      New York, NY 10176
      Telecopy:  212-986-5099
      Telephone:  212-983-1399
      Attention:  Kirk Ferguson

          with a copy to:

      McGuireWoods LLP
      1750 Tysons Boulevard; Suite 1800
      McLean, VA 22102-4215
      Telecopy:  703-712-5050
      Telephone:  703-712-5061
      Attention:  Robert G. Marks

H-1-4

          If to Dolphin:

      Telecopy:
      Telephone:
      Attention:

          with a copy to:

      Hughes, Hubbard & Reed LLP
      One Battery Park Plaza
      New York NY 10004-1482
      Telecopy:  212-422-4726
      Telephone:  212-837-6000
      Attention:  Gary Simon

          If to the Company:

      Williams Controls, Inc.
      14100 SW 72nd Avenue
      Portland, OR 97224
      Telecopy:  (503) 624-3812
      Telephone:  (503) 670-3307
      Attention:  Dennis E. Bunday

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner. Notices will be deemed to have been given hereunder when delivered personally, five days after deposit in the U.S. mail and one business day after deposit with a reputable overnight courier service.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

WILLIAMS CONTROLS, INC.
By:	Dennis Bunday Chief Financial Officer
AMERICAN INDUSTRIAL PARTNERS
By:	Name: Title:
DOLPHIN ADVISORS, LLC
By:	Name: Title:

H-1-5

APPENDIX H-2

FORM
OF
FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT (OPTION 1)

        This First Amendment to Management Services Agreement (Option 1) (this "Amendment") is entered into as of                        , 2004 by and between Williams Controls, Inc., a Delaware corporation (the "Company") and American Industrial Partners, a Delaware general partnership (collectively with any designee, the "Advisor").

        The Company and Advisor are parties to a Management Services Agreement dated as of July 1, 2002 (the "Agreement"), whereunder the Company and Advisor agreed that Advisor would provide certain ongoing management and advisory services to the Company and its subsidiaries. The Company and the Advisor have agreed to modify and amend certain provisions of the Agreement, as set forth herein. Unless otherwise provided herein, all capitalized terms that are defined in the Agreement and that are used without definition herein shall have the meanings given to them in the Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Advisor hereby agree as follows:

        1.    Effective Date.    Contemporaneously with the execution and delivery of this Amendment, Advisor, the Company and Dolphin Advisors, LLC ("Dolphin") have executed and delivered an Amended and Restated Management Services Agreement (the "Restated Agreement") and a First Amendment to Management Services Agreement (Option 2) (the "Option 2 Amendment"). The Restated Agreement, the Option 2 Amendment or this Amendment shall become effective as follows:

          (a)   If (i) the Company redeems at least the lesser of 98,114 shares of the Preferred Stock or the number of shares of Preferred Stock set forth in all Acceptance Notices submitted to the Company by the holders of Preferred Stock pursuant to the amended Certificate of Designation for the Preferred Stock, at a redemption price of at least $265.00 per share on or before December 31, 2004 (the "Redemption"), and (ii) Dolphin Offshore Partners, L.P. ("Offshore") does not submit an Acceptance Notice pursuant to the amended Certificate of Designation, the Restated Agreement shall become effective on the effective date of the Redemption and shall amend and restate the Agreement in its entirety, and this Amendment and the Option 2 Amendment shall be null and void.

          (b)   If (i) the Redemption occurs on or before December 31, 2004, and (ii) Offshore submits an Acceptance Notice pursuant to the amended Certificate of Designation, the Restated Agreement and the Option 2 Amendment shall be null and void and this Amendment shall become effective on the effective date of the Redemption.

          (c)   If the Redemption has not occurred by December 31, 2004, this Amendment and the Restated Agreement shall be null and void, and the Option 2 Amendment shall become effective on January 1, 2005.

        2.    Amendments to Agreement.

          (a)   Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          Section 2.    Compensation.    In consideration of the services previously provided and to be provided in accordance with Section 1, the Company agrees to pay to Advisor, subject to the conditions precedent to liability set forth in Section 3 below, an annual management fee ("Annual Fee"), payable in quarterly installments in advance on January 1, April 1, July 1 and October 1 (or

H-2-1

  the next succeeding business day, if such day is not a business day) of each year, commencing July 1, 2002 (each, a "Payment Date"), equal to $400,000. Effective as of January 1, 2005, the Annual Fee shall be reduced to $200,000. The Annual Fee shall be subject to further reduction as set forth in Section 14 hereof.

          (b)   Section 8 of the Agreement is hereby amended and restated in its entirety to read as follows:

          Section 8.    Termination.    This Agreement may be terminated by the Advisor at any time by written notice to the Company. In addition, this Agreement will terminate automatically as of August 1, 2007; provided, however, that if AIP III exercises its right (the "Put") to require the Company to purchase and redeem its shares of Common Stock pursuant to the Put and Call Agreement between the Company and AIP III, dated                        , 2004 (the "Put and Call Agreement"), and the Company either fails to pay the Put Price or issues shares of Series C Preferred Stock thereunder, this Agreement shall not terminate until the Put Price has been paid or all shares of the Company's Series C Preferred Stock have been redeemed by the Company. Notwithstanding the foregoing, this Agreement shall always remain in effect to the extent that any money is owed under Sections 2, 3 or 4 hereof, and Sections 4, 6 and 10 hereof shall survive the termination of this Agreement.

          (c)   A new Section 14 shall be added to the Agreement, to read in its entirety as follows:

          Section 14.    Reduction of Annual Fee.    Following the Redemption, the Annual Fee shall be subject to reduction or termination as follows:

              (i)  The amount of the Annual Fee payable to the Advisor shall be reduced from time to time by 10 percent for each 10 percent reduction in the number of Conversion Shares held by the Advisor from the number of Conversion Shares held by the Advisor immediately following the effective date of the conversion (the "Conversion Date"), such reduction in the amount of the Annual Fee to be effective on the first day of any quarterly period following the sale, assignment or transfer by the Advisor of at least 10 percent of the Conversion Shares.

             (ii)  The Company's obligation to pay the Annual Fee to the Advisor shall terminate on the first day of the first quarterly period following the date on which the Advisor no longer holds a beneficial interest in or voting control of at least 50 percent of the Conversion Shares it held at the end of the month in which the Conversion Date occurred.

            (iii)  Notwithstanding the foregoing, if AIP III exercises the Put and the Company either fails to pay the Put Price or issues shares of Series C Preferred Stock thereunder, no reduction in or termination of the Annual Fee pursuant to this Section 14 shall take effect until the Put Price has been paid or all shares of the Company's Series C Preferred Stock have been redeemed by the Company.

        3.    Incorporation into Agreement.    The terms and conditions of Section 2 above shall be incorporated by reference in the Agreement as though set forth in full therein. In the event of any conflict between the terms, conditions and provisions of Section 2 and those of the Agreement, the terms, conditions and provisions of Section 2 shall control. Except to the extent otherwise provided herein, all of the provisions of the Agreement shall remain in full force and effect.

        4.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment. This Amendment may be executed and delivered by facsimile signature.

        [Signature pages follow.]

H-2-2

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE COMPANY:	WILLIAMS CONTROLS, INC.
By
Dennis Bunday, Chief Financial Officer
THE ADVISOR:	AMERICAN INDUSTRIAL PARTNERS
By

Title

H-2-3

APPENDIX H-3

FORM
OF
FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT (OPTION 2)

        This First Amendment to Management Services Agreement (Option 2) (this "Amendment") is entered into as of                        , 2004 by and between Williams Controls, Inc., a Delaware corporation (the "Company") and American Industrial Partners, a Delaware general partnership (collectively with any designee, the "Advisor").

        The Company and Advisor are parties to a Management Services Agreement dated as of July 1, 2002 (the "Agreement"), whereunder the Company and Advisor agreed that Advisor would provide certain ongoing management and advisory services to the Company and its subsidiaries. The Company and the Advisor have agreed to modify and amend certain provisions of the Agreement, as set forth herein. Unless otherwise provided herein, all capitalized terms that are defined in the Agreement and that are used without definition herein shall have the meanings given to them in the Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Advisor hereby agree as follows:

        1.    Effective Date.    Contemporaneously with the execution and delivery of this Amendment, Advisor, the Company and Dolphin Advisors, LLC ("Dolphin") have executed and delivered an Amended and Restated Management Services Agreement (the "Restated Agreement") and a First Amendment to Management Services Agreement (Option 1) (the "Option 1 Amendment"). The Restated Agreement, the Option 1 Amendment or this Amendment shall become effective as follows:

          (a)   If (i) the Company redeems at least the lesser of 98,114 shares of the Preferred Stock or the number of shares of Preferred Stock set forth in all Acceptance Notices submitted to the Company by the holders of Preferred Stock pursuant to the amended Certificate of Designation for the Preferred Stock, at a redemption price of at least $265.00 per share on or before December 31, 2004 (the "Redemption"), and (ii) Dolphin Offshore Partners, L.P. ("Offshore") does not submit an Acceptance Notice pursuant to the amended Certificate of Designation, the Restated Agreement shall become effective on the effective date of the Redemption and shall amend and restate the Agreement in its entirety, and this Amendment and the Option 1 Amendment shall be null and void.

          (b)   If (i) the Redemption occurs on or before December 31, 2004, and (ii) Offshore submits an Acceptance Notice pursuant to the amended Certificate of Designation, the Restated Agreement and this Amendment shall be null and void and the Option 1 Amendment shall become effective on the effective date of the Redemption.

          (c)   If the Redemption has not occurred by December 31, 2004, the Option 1 Amendment and the Restated Agreement shall be null and void, and this Amendment shall become effective on January 1, 2005.

        2.    Amendments to Agreement.    Section 2(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

          (ii)   subject to the conditions precedent to liability set forth in Section 3 below, an annual management fee ("Annual Fee"), pay-able in quarterly installments in advance on January 1, April 1, July 1 and October 1 (or the next succeeding business day, if such day is not a business day) of each year, commencing July 1, 2002 (each, a "Payment Date"), equal to $400,000, plus 3% of any debt outstanding (including accrued interest thereon) of the Company or its subsidiaries as of the first day of the applicable quarterly payment period which is owned or guaranteed by

H-3-1

  AIP III or any of its affiliates; provided, that the Annual Fee shall be reduced by 50% beginning the first day of any quarterly period following the conversion of all shares of AIP III's Preferred Stock into the Company's Common Stock other than pursuant to Section 5 of Exhibit A to that certain Certificate of Amendment to Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions thereof, of the Series B Preferred Stock, 15% Redeemable Convertible Series, which was approved by the Board of Directors of the Company on August 25, 2004.

        3.    Incorporation into Agreement.    The terms and conditions of Section 2 above shall be incorporated by reference in the Agreement as though set forth in full therein. In the event of any conflict between the terms, conditions and provisions of Section 2 and those of the Agreement, the terms, conditions and provisions of Section 2 shall control. Except to the extent otherwise provided herein, all of the provisions of the Agreement shall remain in full force and effect.

        4.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment. This Amendment may be executed and delivered by facsimile signature.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE COMPANY:	WILLIAMS CONTROLS, INC.
By
Dennis Bunday, Chief Financial Officer
THE ADVISOR:	AMERICAN INDUSTRIAL PARTNERS
By

Title

H-3-2

APPENDIX I

FORM
OF
WAIVER AND AMENDMENT

        This Waiver and Amendment (this "Waiver and Amendment") is entered into as of              , 2004 by and between Williams Controls, Inc., a Delaware corporation (the "Company") and certain holders (the "Holders") of Series B Preferred Stock (the "Series B") of the Company in connection with a Registration Rights Agreement made as of July 1, 2002 (the "Agreement"), by the Company and the Holders. Unless otherwise provided herein, all capitalized terms that are defined in the Agreement and that are used without definition herein shall have the meanings given to them in the Agreement.

RECITALS:

        Under the Agreement, the Company was required to file with the SEC a registration statement on Form S-1 under the Securities Act for the Shelf Registration pursuant to which any or all of the Registrable Securities may be sold. The Company has not been able to obtain the shareholder vote required to increase the number of authorized shares Common Stock of the Company, and, as a result, has been unable to file a registration statement as required by the Agreement. The Company has requested that the Holders waive such default, and the Holders have agreed to waive such default, on the terms and subject to the conditions set forth herein.

AGREEMENT:

        NOW, THEREFORE, the parties hereto agree as follows:

        1.    Waiver.    The Holders hereby waive the Company's default under Section 2(a) of the Agreement, as described in the recitals hereto. Nothing in this Waiver and Amendment shall be construed to be a waiver of any other breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance hereafter occurring.

        2.    Amendment to Agreement.    Section 2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

          "(a)    Shelf Registration.    Not later than June 30, 2005, the Company shall file with the SEC a registration statement on the appropriate form under the Securities Act for the Shelf Registration pursuant to which any or all of the Registrable Securities may be sold. The Company will use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practical after filing (but in no event later than June 30, 2005) and, once effective, the Company shall cause such Shelf Registration to remain effective until the first to occur of (i) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration and (ii) the date as of which there are no longer any Registrable Securities in existence."

        3.    Voting Agreement.    Each Holder agrees to vote all of shares of Common Stock, whether now owned or hereafter acquired or which such Holder may be empowered to vote, by written consent or otherwise, to increase the number of shares of authorized Common Stock from 50,000,000 shares to 75,000,000 shares.

        4.    Incorporation into Agreement.    The terms and conditions of Section 2 above shall be incorporated by reference in the Agreement as though set forth in full therein. In the event of any conflict between the terms, conditions and provisions of Section 2 and those of the Agreement, the terms, conditions and provisions of Section 2 shall control. Except to the extent otherwise provided herein, all of the provisions of the Agreement shall remain in full force and effect.

I-1

        5.    Counterparts.    This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Waiver and Amendment. This Waiver and Amendment may be executed and delivered by facsimile signature.

        IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment as of the date first written above.

WILLIAMS CONTROLS, INC.
By:	Dennis Bunday Chief Financial Officer
AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND III, L.P.
By:	American Industrial Partners III, L.P.
Its:	General Partner
By:	American Industrial Partners III Corporation
Its:	General Partner
By:
Name:
Title:
DOLPHIN DIRECT EQUITY PARTNERS, L.P.
By:
Name:
Title:

I-2

APPENDIX J

FORM
OF
WAIVER

        This Waiver (this "Waiver") is entered into as of                        , 2004, by and between Williams Controls, Inc., a Delaware corporation (the "Company") and the undersigned holder (the "Holder") of Series A-1 Preferred Stock of the Company.

RECITALS:

        The Company, the Holder and certain other holders of Series A-1 Preferred Stock of the Company (the "Other Holders") are parties to a Registration Rights Agreement made as of July 15, 2002 (the "Agreement"). Under the Agreement, the Company was required to file with the SEC a registration statement under the Securities Act covering all shares of Common Stock issuable to the Holder and the Other Holders upon conversion of the Series A-1 Preferred Stock. The Company has not been able to obtain the shareholder vote required to increase the number of authorized shares Common Stock of the Company, and, as a result, has been unable to file a registration statement as required by the Agreement (the "Default"). The Company has requested that the Holder waive such default, and the Holder has agreed to waive such default, on the terms and subject to the conditions set forth herein. Unless otherwise provided herein, all capitalized terms that are defined in the Agreement and that are used without definition herein shall have the meanings given to them in the Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT:

        1.    Waiver.    The Holder agrees that until June 30, 2005, the Company shall not be required to comply with Section 1.1 of the Agreement with respect to Registrable Securities held by the Holder, and the Holder will not exercise any remedies available to him, her or it as a result of the Default. Nothing in this Waiver shall be construed to be a waiver of any other breach, default or noncompliance under the Agreement, or any acquiescence therein, or of any similar breach, default or noncompliance occurring or continuing after June 30, 2005.

        2.    No Registration Rights.    The Holder agrees that, notwithstanding the provisions of the Agreement, the Company shall have no obligations pursuant to Section 1 of the Agreement with respect to any Registrable Securities held by the Holder if counsel to the Company issues a written opinion addressed to the Holder and the Company's transfer agent to the effect that all such Registrable Securities may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

        3.    Voting Agreement.    The Holder agrees to vote all of shares of Common Stock, whether now owned or hereafter acquired or which such Holder may be empowered to vote, by written consent or otherwise, to increase the number of shares of authorized Common Stock from 50,000,000 shares to 75,000,000 shares.

        4.    Counterparts.    This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Waiver. This Waiver may be executed and delivered by facsimile signature.

J-1

        IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment as of the date first written above.

THE COMPANY:	WILLIAMS CONTROLS, INC.
By
Dennis Bunday, Chief Financial Officer
THE HOLDER:

J-2

WRITTEN CONSENT OF STOCKHOLDERS
OF
WILLIAMS CONTROLS, INC. (THE "COMPANY")

        The undersigned stockholder of the Company hereby takes the following actions with respect to the proposals described in the Consent Solicitation Statement, dated September 16, 2004, of the Company.

        Proposal 1:    To approve the amendment to the Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred Stock, 15% Redeemable Convertible Series, of the Company.

CONSENT ☐        DO NOT CONSENT ☐        ABSTAIN ☐

        Proposal 2:    To approve the amendment to the Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series A-1 Preferred Stock, Non-Redeemable Convertible Series, of the Company.

CONSENT ☐        DO NOT CONSENT ☐        ABSTAIN ☐

        Proposal 3:    To approve the amendment to the Certificate of Incorporation of the Company to eliminate the authority of the Company's board of directors to authorize the issuance of additional series of preferred stock.

CONSENT ☐        DO NOT CONSENT ☐        ABSTAIN ☐

        Please mark, complete, sign and date this consent and return in the enclosed envelope; or this consent may be faxed to Mr. Dennis Bunday, Chief Financial Officer of the Company, at 503-624-3812.

Name:
Number of Shares:
Common:
Series A-1 Preferred:
Series B Preferred:
Signed:
Dated:

QuickLinks

CONSENT SOLICITATION STATEMENT TABLE OF CONTENTS
SUMMARY
QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION
FORWARD LOOKING STATEMENTS
THE CONSENT SOLICITATION
SPECIAL FACTORS
THE PROPOSED RESTRUCTURING
OTHER ELEMENTS OF THE PROPOSED RESTRUCTURING
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
FUTURE STOCKHOLDER PROPOSALS
INCORPORATION BY REFERENCE
CERTIFICATE OF AMENDMENT OF CERTIFICATE TO PROVIDE FOR THE DESIGNATION, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF THE SERIES A-1 PREFERRED STOCK, NON-REDEEMABLE CONVERTIBLE SERIES OF WILLIAMS CONTROLS, INC.
CERTIFICATE OF AMENDMENT TO CERTIFICATE TO PROVIDE FOR THE DESIGNATION, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF THE SERIES B PREFERRED STOCK, 15% REDEEMABLE CONVERTIBLE SERIES OF WILLIAMS CONTROLS, INC.
EXHIBIT A
FORM OF PUT AND CALL AGREEMENT
FORM OF DESIGNATION OF SERIES C PREFERRED
CERTIFICATE TO PROVIDE FOR THE DESIGNATION, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF THE SERIES C PREFERRED STOCK, 15% REDEEMABLE NON-CONVERTIBLE SERIES
ATTACHMENT A
CERTIFICATE TO PROVIDE FOR THE DESIGNATION, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF THE SERIES C PREFERRED STOCK, 15% REDEEMABLE NON-CONVERTIBLE SERIES
FORM OF WAIVER AND AMENDMENT
WRITTEN CONSENT OF STOCKHOLDERS OF WILLIAMS CONTROLS, INC. (THE "COMPANY")